Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

by and among

POWER-ONE, INC.,

SILVER LAKE SUMERU FUND, L.P.,

and

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.

April 23, 2009

TABLE OF CONTENTS

1.	Definitions		2

2.	Purchase and Sale		11
	2.1	Purchase and Sale	11
	2.2	Purchase Price Allocation	12
	2.3	Closing	12

3.	Representations and Warranties of the Company		13
	3.1	Organization and Power	13
	3.2	Capitalization	13
	3.3	Authorization	15
	3.4	Valid Issuance	15
	3.5	No Conflict	15
	3.6	Consents	16
	3.7	Permits	16
	3.8	SEC Reports; Financial Statements	17
	3.9	Litigation	18
	3.10	Absence of Certain Changes	18
	3.11	Compliance with Law	19
	3.12	Intellectual Property	19
	3.13	Employee Benefits	20
	3.14	Labor Relations	22
	3.15	Taxes	22
	3.16	NASDAQ	23
	3.17	Investment Company Act	23
	3.18	Brokers	23
	3.19	Subsidiaries	23
	3.20	Environmental Matters	24
	3.21	Assets	25
	3.22	Insurance	25
	3.23	Material Contracts	25
	3.24	Rights Agreement	26
	3.25	Anti-Takeover Statutes	26

4.	Representations and Warranties of Each Purchaser		26
	4.1	Organization	26
	4.2	Authorization	26
	4.3	No Conflict	27
	4.4	Consents	27
	4.5	Purchasers’ Financing	28
	4.6	Brokers	28
	4.7	Purchase Entirely for Own Account	28
	4.8	Investor Status	28
	4.9	Securities Not Registered	28
	4.10	Litigation	28

	4.11	Investment Company Act	29

5.	Covenants		29
	5.1	Interim Conduct of the Business	29
	5.2	Antitrust Approval	30
	5.3	Shares Issuable Upon Conversion	30
	5.4	PORTAL and CUSIPs	31
	5.5	Commercially Reasonable Efforts; Further Assurances; Notification	31
	5.6	Standstill	32
	5.7	Preemptive Rights	34
	5.8	Indemnification; Freedom to Pursue Opportunity	36

6.	Conditions Precedent		36
	6.1	Conditions to Each Party’s Obligation to Consummate the Closing	36
	6.2	Conditions to the Obligation of the Purchasers to Consummate the Closing	36
	6.3	Conditions to the Obligation of the Company to Consummate the Closing	37

7.	Governance; Information Rights		38
	7.1	Board Representation	38
	7.2	Committees	41
	7.3	D&O Insurance; Indemnification Agreements	42
	7.4	Approval Rights	42
	7.5	Board Composition	43
	7.6	Rights Agreement; Charter Amendment	43
	7.7	Information Rights	44
	7.8	VCOC Rights	45
	7.9	Confidentiality	46

8.	Transfers; Redemption		47
	8.1	Transfer Restrictions	47
	8.2	Right to Sell to the Company	48
	8.3	Legends; Securities Act Compliance	49

9.	Termination		50
	9.1	Conditions of Termination	50
	9.2	Effect of Termination	50

10.	Miscellaneous Provisions		50
	10.1	Public Statements or Releases	50
	10.2	Interpretation	51
	10.3	Notices	51
	10.4	Severability	52
	10.5	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	52
	10.6	Specific Performance	53
	10.7	Waiver	53
	10.8	Fees; Expenses	53

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10.9	Assignment	54
10.10	Survival	54
10.11	No Third Party Beneficiaries	54
10.12	Counterparts	54
10.13	Entire Agreement; Amendments	54
10.14	SLS Rights	55
10.15	Discussion Regarding Securities	55
10.16	Time is of the Essence	55
10.17	Exchange Reformation Clause	55
10.18	Investor Securityholder Fundamental Change	56

Annexes

Annex A	Purchasers

Exhibits

Exhibit A	Form of Indenture (including Form of Notes)
Exhibit B	Form of Series A Certificate of Designation
Exhibit C	Form of Warrants
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Supplemental Indenture
Exhibit F	Form of Amended and Restated Rights Agreement
Exhibit G	Series B Junior Preferred Term Sheet
Exhibit H	Series C Junior Preferred Term Sheet
Exhibit I	Form of Pledge Agreement Amendment
Exhibit J	Form of Consent and Purchase Agreement
Exhibit K	Form of Transaction Fee Agreement
Exhibit L	Form of Legal Opinion
Exhibit M	Form of Indemnification Agreement

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INDEX OF DEFINED TERMS

8% Notes	1
Affiliate	2
Affiliate Transaction	42
Affiliated Entity	2
Agreement	1
Annual Report	13
Appointed Director	38
Appraisal Firm	12
Approved Stock Plan	2
Approved Transaction	2
Bankruptcy Event	3
Beneficial Ownership	3
Beneficially Own	3
Beneficially Owned	3
Benefit Plans	3
Board	3
Business Day	4
Capitalization Date	13
CEO	49
Certificate of Designation	1
Change	7
Closing	12
Closing Date	12
Code	4
Committee	41
Committee Qualification Requirements	4
Common Shares Outstanding	4
Common Stock	4
Company	1
Company Change in Control Event	33
Company Employees	4
Company Option	4
Company Securities	14
Company Stock Plans	5
Confidential Information	46
Consent	16
Contracts	26
control	5
controlled by	5
controlling	5
Conversion Shares	5
Convertible Preferred Stock	1
DGCL	5
Director	5
Disclosure Schedule	13
Environmental Law	5
ERISA	5
ERISA Affiliate	5, 21
Exchange	5
Exchange Act	5
Financial Statements	17
Foreign Benefit Plan	5
Fundamental Change	6
GAAP	17
Governmental Entity	6
Guarantee Obligation	6
Hazardous Substance	6
HSR Act	6
Incurrence	43
Indebtedness	7
Indenture	1
Independent Director	39
Information Rights Period	7
Intellectual Property	7
Investor Securityholders	7
Junior Certificates of Designation	7
Junior Preferred Stock	7
Knowledge	7
Law	16
Legal Proceeding	7
Liabilities	24
Lien	16
Material Adverse Effect	7
Material Contract	25
Nominated Director	39
Nomination Entitlement Period	38
Nomination Representation Entitlement	8
Notes	1
NYSE	23
Participation Amount	35
Participation Right	34
Participation Rights Notice	34
PB Warrant	8
Permitted Lien	8
Permitted Transferee	9
Person	9
Plan Asset Regulations	9
Pledge Agreement Amendment	37

Preferred Director	9
Preferred Entitlement Period	38
Preferred Representation Entitlement	9
Preferred Stock	13
primary obligor	6
Public Sale	9
Purchase Price	12
Purchased Warrants	1
Purchaser	1
Purchaser Adverse Effect	27
Purchasers	1
Put Closing Date	49
Put Exercise Notice	49
Put Right	49
Put Right Closing	49
Redeeming Sellers	48
Redemption Securities	49
Registered Intellectual Property	7
Registration Rights Agreement	1
Representatives	45
Restricted Period Termination Date	47
Restriction Termination Event	9
Rights	9
Rights Agreement	2
Rights Agreement Amendment	2
Rule 144	28
SEC	9
SEC Reports	17
Securities	12
Securities Act	9
Series B Certificate of Designation	9
Series B Junior Preferred Stock	9
Series B Junior Preferred Term Sheet	9
Series C Certificate of Designation	10
Series C Junior Preferred Stock	9
Series C Junior Preferred Term Sheet	10
Significant Subsidiary	10
SLS Beneficial Ownership Percentage	10
SLS Director Beneficial Ownership Percentage	10
Standstill Period	32
Subsequent Notice	35
Subsidiary	10
Subsidiary Securities	24
Supplemental Indenture	2
Survivor of a Fundamental Change	10
Tax Returns	11
Taxes	11
Third Party	33
Total Current Voting Power	11
Transaction Agreements	11
Transaction Expenses	53
Transaction Fee Agreement	37
Transfer	47
Transferee	11
Treasury Regulation	11
Triggering Event	49
Trustee	11
under common control with	5
VCOC Investor Securityholder	45
Voting Stock	11
Warrants	1

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SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 23, 2009, by and among Power-One, Inc., a Delaware corporation (the “Company”), Silver Lake Sumeru Fund, L.P. (together with its affiliated successors by merger, consolidation or transfer of all or substantially all assets, “SLS”) and Silver Lake Technology Investors Sumeru, L.P. (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has authorized the issuance of up to $36,375,000 aggregate principal amount of its Convertible Senior Unsecured Notes due 2019 (the “Notes”) to be issued in accordance with the terms and conditions of the Indenture for the Notes substantially in the form attached hereto as Exhibit A (the “Indenture”), which Notes shall be convertible into authorized but unissued shares of Common Stock (as defined below);

WHEREAS, the Company has authorized the issuance and sale of 23,625 shares of a new series of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the “Convertible Preferred Stock”), the rights, preferences and privileges of which are to be set forth in a Certificate of Designation substantially in the form attached hereto as Exhibit B (the “Certificate of Designation”), which shares of Convertible Preferred Stock shall be convertible into authorized but unissued shares of Common Stock;

WHEREAS, the Company has authorized the issuance of warrants to acquire 8,700,000 shares of Common Stock (all such warrants acquired by the Purchasers, the “Purchased Warrants”) in accordance with the terms and conditions substantially in the form attached hereto as Exhibit C (the “Warrants”);

WHEREAS, the Company desires to issue and sell to the Purchasers pursuant to this Agreement, and each Purchaser, severally, desires to purchase from the Company, the Securities (as defined below) in such amounts as is set forth opposite its name in Annex A attached hereto;

WHEREAS, the Board (as defined below) has approved the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the DGCL upon the terms and conditions contained herein and therein.

WHEREAS, the Purchasers have approved the execution, delivery and performance of this Agreement and the other Transaction Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby in accordance with applicable law upon the terms and conditions contained herein and therein;

WHEREAS, as a condition to the consummation of the transactions contemplated hereby, the Company and the Purchasers will enter into the Registration Rights Agreement substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) on the Closing Date;

WHEREAS, the Company agreed to purchase, and certain holders of the Company’s 8% Senior Secured Convertible Notes Due 2013 (the “8% Notes”) have agreed to sell, certain of the 8% Notes, which purchase and sale of the

8% Notes is a condition to the Purchasers’ willingness to enter into this Agreement and consummate the transactions contemplated hereby;

WHEREAS, the Company and the holders of at least a majority of the aggregate principal amount of the outstanding 8% Notes have agreed to enter into that certain Supplemental Indenture substantially in the form attached hereto as Exhibit E (the “Supplemental Indenture”), the effectiveness of which is a condition to the Purchasers’ willingness to enter into this Agreement and consummate the transactions contemplated hereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Purchasers to enter into this Agreement, the Company and American Stock Transfer & Trust Company are amending and restating that certain Rights Agreement, dated as of July 27, 2000, as amended and restated (the “Rights Agreement”), substantially in the form attached hereto as Exhibit F (the “Rights Agreement Amendment”), so as to, among other things, render the rights issued thereunder inapplicable to this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby;

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.                                       Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor Securityholders and (ii) none of the Investor Securityholders shall be considered Affiliates of any portfolio company in which the Investor Securityholders or any of their Affiliated Entities have made a debt or equity investment.

“Affiliated Entity” shall mean any investment fund or holding company formed for investment purposes that is primarily managed, advised or serviced by a Purchaser or by an Affiliate of a Purchaser; provided that no portfolio company of any Purchaser or any Affiliated Entity of any Purchaser shall be deemed an Affiliated Entity hereunder.

“Approved Stock Plan” means any stock option plan or other equity-based compensation plan of the Company that has been approved by the Board, which provides for the issuance of Company Securities to the directors, officers, employees, agents or consultants of the Company or its Subsidiaries.

“Approved Transaction” means any tender offer, exchange offer, merger, consolidation, sale of the Company, reclassification, reorganization, recapitalization or other transaction that either (x) has been approved or recommended by the Board or (y) has not been effectively precluded by operation of the Rights Agreement because either (1) the Board has taken action such that the acquiring person in such transaction would not be an “Acquiring Person” (as defined in the Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) or such that the “Distribution Date” (as defined in the Rights Agreement or its comparable term/provision under any successor or

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substitute shareholder rights plan) would not occur in connection with such transaction or the Rights will otherwise not effectively preclude such transaction or (2) an order, injunction or decree has been issued invalidating or enjoining operation of the Rights Agreement in respect of such transaction.

“Bankruptcy Event” shall mean with respect to any Person, (a) an event which causes (i) the inability of such Person generally to pay its debts as such debts become due or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (ii) the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, composition or relief from debt under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or (iii) corporate or other action taken by such Person to authorize any of the actions set forth above; or (b) without the consent or acquiescence of such Person, (i) an event which causes the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person, which petition shall not be dismissed within ninety (90) days; or (ii) the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, which order shall not be dismissed within sixty (60) days.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, that (i) a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise (without giving effect to any provision governing such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security) of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire such security and (ii) none of the Investor Securityholders shall be deemed to Beneficially Own any securities owned by their portfolio companies as long as the Investor Securityholders did not directly or indirectly encourage, assist or provide any information to such portfolio company in respect of the acquisition or voting of such securities.

“Benefit Plans” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and each stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other similar employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any Company Employee has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries for such Company Employee.

“Board” shall mean the Board of Directors of the Company.

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“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the States of California or New York are authorized or required by Law or other governmental action to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee Qualification Requirements” shall mean that the Appointed Director or Nominated Director (other than an Independent Director), as the case may be, shall, in the good faith judgment of the Board, meet at all times during such Director’s service on a particular committee of the Board: (i) all independence requirements applicable to companies listed on the primary Exchange on which the Common Stock is then listed for members of the particular committee, (ii) in the case of the Board of Director’s Compensation Committee, be a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Code), and (iii) in the case of the Board of Director’s Audit Committee, satisfy the requirements of NASDAQ Marketplace Rule 5605(c)(2)(A) (or any equivalent rule promulgated by any other primary Exchange on which the Common Stock is then listed) for serving on the Audit Committee.

“Common Shares Outstanding” shall mean, at any time, the sum of (i) the number of outstanding shares of Common Stock plus (ii) the number of shares of Common Stock issuable upon the conversion of outstanding shares of Convertible Preferred Stock and Junior Preferred Stock (in each case, without giving effect to any provision governing any such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security) plus (iii) the number of shares of Common Stock issuable upon the conversion of all outstanding Notes (without giving effect to any provision governing such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security) plus (iv) the number of shares of Common Stock issuable upon the exercise of the Warrants (without giving effect to any provision governing such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security).  For purposes of determining compliance with Section 5.6 in connection with any acquisition of Beneficial Ownership of shares of Common Stock, the Investor Securityholders and their Affiliates will be entitled to rely on (and the Common Shares Outstanding will be calculated by reference to) the information set forth in the most recent report on Form 10-Q or 10-K filed with the SEC unless the Company has provided SLS more recent information regarding the components of the Common Shares Outstanding.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company, together with the Rights appurtenant thereto issued under the Rights Agreement.

“Company Employees” shall mean each current or former employee, director or consultant of the Company or any of its Subsidiaries.

“Company Option” shall mean an option to acquire shares of Common Stock that was issued to a Company Employee under any Company Stock Plan or otherwise pursuant to a grant duly authorized by the Board.

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“Company Stock Plans” shall mean the Company’s Amended and Restated 1996 Stock Incentive Plan, the Company’s 2001 Stock Option Plan and the Company’s 2004 Stock Incentive Plan.

“control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” shall mean (i) the shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock as provided for in the Certificate of Designation; (ii) the shares of Common Stock issuable upon the conversion of the Notes as provided for in the Indenture; (iii) the shares of Common Stock issuable upon the exercise of the Warrants as provided for therein; (iv) the shares of Series B Preferred Stock issuable upon the conversion of the Convertible Preferred Stock as provided for in the Certificate of Designation; (v) the shares of Series C Preferred Stock issuable upon the conversion of the Notes as provided for in the Indenture; and (vi) the shares of Common Stock issuable upon the conversion of the Junior Preferred Stock as provided for in their respective Junior Certificates of Designation.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Director” means any member of the Board.

“Environmental Law” shall mean any and all Laws relating to the protection of human health or the environment (including ambient air, surface water, groundwater or land) or natural resources, including for the avoidance of doubt the European Union Restriction of Hazardous Substances and Waste Electrical and Electronic Equipment Directives, the State of California’s Proposition 65, and any other similar Laws concerning harmful or deleterious substances in products.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 3.13(c).

“Exchange” shall mean a United States national securities exchange, including NASDAQ and the New York Stock Exchange.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Foreign Benefit Plan” shall mean any Benefit Plan (other than a statutorily mandated plan) that is maintained outside the jurisdiction of the United States, or covers any Company Employee residing or working outside of the United States (other than employees based in the United States working outside the United States on temporary assignment).

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“Fundamental Change” has the meaning assigned to it in the Certificate of Designation, provided that for all purposes of this Agreement, clause (v) of such definition shall be disregarded (and shall not constitute a Fundamental Change for purposes of this Agreement).

“Governmental Entity” shall mean any United States, federal, state or local government, or any foreign government, or any agency, bureau, board, commission, court, department, tribunal or instrumentality thereof

“Guarantee Obligation” shall mean as to any Person, any obligation, contingent or otherwise of such Person guaranteeing any Indebtedness of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of the guaranteeing Person (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor so as to enable such primary obligor to pay such Indebtedness, (iii) to purchase property, securities or services for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (iv) otherwise to protect the owner of any such Indebtedness against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (x) any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (y) indemnification obligations of the Company or any of its Subsidiaries entered into in the ordinary course of business or (z) obligations of the Company or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Company or such Subsidiary sells goods or inventory to other Persons under agreements obligating the Company or such Subsidiary to repurchase such goods or inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events. The amount of any Guarantee Obligation of any guaranteeing Person at any time shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made at such time and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation at such time, unless such Indebtedness and such maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith at such time; provided, however, that for purposes of this definition the liability of the guaranteeing Person with respect to any obligation as to which a third Person or Persons are jointly or jointly and severally liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof shall be only as to its pro rata portion of such obligation.

“Hazardous Substance” shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “waste,” “contaminant,” “toxic” or words of similar meaning or effect,  and shall include petroleum and petroleum products, polychlorinated biphenyls and asbestos.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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“Indebtedness” shall mean of any Person at any date, without duplication, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof, but excluding, in any case, any undrawn letters of credits) or representing the balance deferred and unpaid part of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade liability, if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and all Guarantee Obligations of such Person; provided that solely with respect to Section 7.4(b) and 7.4(d), Indebtedness shall have the meaning ascribed thereto in the Indenture.

“Information Rights Period” shall mean the period beginning with the Closing Date and ending when the SLS Beneficial Ownership Percentage is less than 7.5%.

“Intellectual Property” shall mean all U.S. or foreign intellectual property, including (i) patents, inventions, trademarks, service marks, domain names, copyrights, works of authorship in any medium, and trade secrets and (ii) applications for and registrations of such patents, trademarks, service marks, domain names, and copyrights (“Registered Intellectual Property”).

“Investor Securityholders” shall mean each of the Purchasers and their respective Permitted Transferees.

“Junior Preferred Stock” shall mean the Series B Junior Preferred Stock and the Series C Junior Preferred Stock.

“Junior Certificates of Designation” shall mean the Series B Certificate of Designation and the Series C Certificate of Designation.

“Knowledge” shall mean, with respect to the Company, actual knowledge of a particular fact or matter by any of Richard Thompson, Neil Dial, Linda Heller, Alexander Levran, Tina McKnight, Richard Gerrity and Mark Hogan.

“Legal Proceeding” shall mean any action, suit, litigation, petition, claim, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, or investigation by or before, or otherwise involving, any court or other Governmental Entity or arbitral body.

“Material Adverse Effect” shall mean any fact, circumstance, event, change, effect, occurrence or development (each, a “Change”) that, individually or in the aggregate with all other Changes, (a) has or would be reasonably expected to have a material adverse effect on or with respect to the business, operations, assets (including intangible assets), results of operation or financial condition, in each case, of the Company and its Subsidiaries taken as a whole, or (b) prevents or materially delays or materially impairs the ability of the Company to consummate the transactions contemplated by the Transaction Agreements, provided, however, that a Material Adverse Effect shall not include any Change (by itself or when aggregated or taken together with any and all other Changes) (i) generally affecting economic conditions in the United States or other countries in which the Company or its Subsidiaries operate, including effects on such industry, economy or markets resulting from any regulatory and political conditions or

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developments in general, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; (ii) resulting from changes in Law or GAAP (or authoritative interpretations thereof); (iii) resulting from changes in the market price or trading volume of the Company’s securities or from the failure of the Company to meet public projections, forecasts or estimates, provided that the exceptions in this clause (iii) are strictly limited to any such change or failure in and of itself and shall not prevent or otherwise affect a determination that any Change underlying such change or such failure has resulted in, or contributed to, a Material Adverse Effect; (iv) resulting from any conditions arising out of acts of terrorism or war, weather conditions or earthquakes; (v) resulting from the announcement of this Agreement or the pendency of the transactions contemplated hereby; or (vi) the failure to take any action in the ordinary course of business prohibited by this Agreement; except to the extent that, with respect to clauses (i), (ii) and (iv), the impact of such Changes is materially disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to competitors of the Company and its Subsidiaries.

“Nomination Representation Entitlement” shall mean a number of Nominated Directors (rounded up to the nearest whole number) equal to (a) the sum of (i) the product of (x) the total number of members then comprising the full Board and (y) the lesser of SLS Director Beneficial Ownership Percentage and 20%, plus (ii) for as long as the product (rounded up to the nearest whole number) of the total number of members then comprising the full Board multiplied by the SLS Director Beneficial Ownership Percentage result in a larger number than that determined by clause (i), one (1), minus (b) the Preferred Representation Entitlement; provided, however, that, notwithstanding the foregoing, if at any time the SLS Director Beneficial Ownership Percentage is less than 7.5%, the Nomination Representation Entitlement shall be zero (0).

“PB Warrant” means the Warrant Agreement, dated as of March 6, 2008, granting to PWER Bridge, LLC, a Nevada limited liability company, warrants to purchase the Company’s Common Stock.

“Permitted Lien” shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings (and for which adequate retainage or other reserves are held); (iii) Liens imposed by applicable Law; (iv) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions on real property, each of which is of record, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use and operation of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Annual Report;

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(viii) statutory, common law or contractual liens of landlords and (ix) Liens arising under or out of the 8% Notes and the Indenture governing such 8% Notes, or permitted by such Indenture as in effect prior to the effectiveness of the Supplemental Indenture.

“Permitted Transferee” means any Affiliated Entity.  Each of the Purchasers is a “Permitted Transferee” of each other.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Plan Asset Regulations” shall mean the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Preferred Director” has the meaning assigned to it in the Certificate of Designation.

“Preferred Representation Entitlement” has the meaning assigned to the definition of “Board Representation Entitlement” (as defined in the Certificate of Designation).

“Public Sale” shall mean (i) an underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144).

“Restriction Termination Event” shall mean, following the Closing, the earlier to occur of (a) consummation of a Fundamental Change and (b) the Company failing to comply with any material covenant, agreement or obligation contained in any Transaction Agreement, and such failure continues for a period of at least fifteen (15) days after the Company receives written notice of such failure from SLS on behalf of the Investor Securityholders.

“Rights” shall have the meaning given thereto in the Rights Agreement (or the comparable right under any successor or substitute shareholder rights plan).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Series B Junior Preferred Stock” shall mean that new series of Series B Junior Participating Convertible Preferred Stock, par value $.001 per share, of the Company, the rights, preferences and privileges of which are to be set forth in a Certificate of Designation consistent with the terms set forth in the Term Sheet (the “Series B Junior Preferred Term Sheet”) attached hereto as Exhibit G (such Certificate of Designation, the “Series B Certificate of Designation”).

“Series C Junior Preferred Stock” shall mean that new series of Series C Junior Participating Convertible Preferred Stock, par value $.001 per share, of the Company, the rights,

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preferences and privileges of which are to be set forth in a Certificate of Designation consistent with the terms set forth in the Term Sheet (the “Series C Junior Preferred Term Sheet”) attached hereto as Exhibit H (the “Series C Certificate of Designation”).

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02(w) of Regulation S-X promulgated by the SEC (provided that for purposes of this definition, the references to “10%” in the definition of “significant subsidiary” in such Rule 1-02(w) shall be deemed to be references to “5%”).

“SLS Beneficial Ownership Percentage” shall mean, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned by the Investor Securityholders divided by (b) the number of Common Shares Outstanding.

“SLS Director Beneficial Ownership Percentage” shall mean, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned (excluding the number of shares of Common Stock issuable upon the exercise of the Warrants) by the Investor Securityholders divided by (b) the number of Common Shares Outstanding (calculated without giving effect to clause (iv) of “Common Shares Outstanding”).

“SLS Management” shall mean Silver Lake Management Company Sumeru, L.L.C. (or its successor by merger, consolidation or transfer of all or substantially all of its assets).

“SLS Ownership Limit” shall mean the SLS Beneficial Ownership Percentage at the close of business on the Closing Date, provided that if any Investor Securityholder effects a Transfer to any Person other than one or more Permitted Transferees, then on and after the first day after the end of the fiscal quarter of the Company in which such Transfer occurred (the “Transfer Quarter”) the SLS Ownership Limit will equal the SLS Beneficial Ownership Percentage at the close of business on the last day of such Transfer Quarter.

“Standstill Limit” shall mean, at any time, the greater of:

(i) the product of (x) 10% and (y) the number of Common Shares Outstanding; and

(ii) the product of (x) the SLS Ownership Limit, plus one percent (1%) and (y) the number of Common Shares Outstanding.

“Subsidiary” when used with respect to any party shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

“Survivor of a Fundamental Change” shall mean (a) the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their Common Stock in the transaction that resulted in

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such Fundamental Change or (b) the Company (or its successor) in all other circumstances of a Fundamental Change.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax, including any schedules or amendments thereto.

“Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Transaction Agreements” shall mean this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, the Transaction Fee Agreement, the Indemnification Agreements, the Junior Certificates of Designation, the Indenture and the Notes.

“Transferee” means any Person to whom any Investor Securityholder or any Permitted Transferee or any Transferee thereof Transfers Company Securities in accordance with the terms hereof.

“Treasury Regulation” shall mean the Treasury Regulations promulgated under the Code.

“Trustee” shall have the meaning ascribed to it in the Indenture.

“Voting Stock” shall mean securities of any class or kind ordinarily having the power to vote generally for the election of Directors of the Company or its successor (including the Common Stock and the Convertible Preferred Stock).

2.                                       Purchase and Sale.

2.1                                 Purchase and Sale.  Subject to and upon the terms and conditions of this Agreement, the Company will (i) issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing, Notes in the principal amount specified opposite such Purchaser’s name in Annex A, (ii) issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing, that number of shares of Convertible Preferred Stock set forth opposite such Purchaser’s name in Annex A, and (iii) issue to each Purchaser, and each Purchaser shall acquire from the Company, at the Closing, that number of Warrants set

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forth opposite such Purchaser’s name in Annex A (such Purchased Warrants, together with such purchased Notes and shares of Convertible Preferred Stock, the “Securities”).  The aggregate purchase price (the “Purchase Price”) for the Securities shall be $60,000,000, and shall be allocated among and paid by the Purchasers as set forth on Annex A.

2.2                                 Purchase Price Allocation.  As soon as practicable after the Closing, the Company shall deliver to the Purchasers a statement allocating the Purchase Price among the Securities for tax purposes.   If within ten (10) days after the delivery of such statement SLS, on behalf of the Purchasers, notifies the Company in writing that the Purchasers object to such allocation, the Company and SLS, on behalf of the Purchasers, shall use commercially reasonable efforts to resolve such dispute within twenty (20) days.  In the event that SLS, on behalf of the Purchasers, and the Company are unable to resolve such dispute within such time period, the Company and SLS, on behalf of the Purchasers, shall jointly retain a nationally recognized accounting firm (the “Appraisal Firm”) to resolve such dispute, whose determination shall be final and binding on the parties.  The costs, fees and expenses of the Appraisal Firm shall be borne equally by the Company, on the one hand, and the Purchasers, on the other hand.  The Company and the Purchasers agree to be bound for all tax purposes by the allocation, and shall not take any contrary tax position regarding such allocation, unless otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code) or a comparable concept under applicable Law or otherwise required pursuant to applicable Law.

2.3                                 Closing.

(a)          Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 2550 Hanover Street, Palo Alto, California, on the later of (i) the second Business Day after the satisfaction or waiver of the conditions set forth in Section 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) and (ii) May 8, 2009 (the “Closing Date”).

(b)         At the Closing:

(i)                                     (x) the aggregate principal amount of the Notes shall be reflected in one or more global notes representing the Notes and, if reasonably possible, held by The Depository Trust Company or its nominee (or a custodian on its behalf) or if such global notes are not available as of the Closing, the Company shall deliver to each Purchaser one or more Note(s) in the aggregate principal amount as set forth opposite such Purchaser’s name on Annex A, (y) the Company shall deliver to each Purchaser one or more certificates for such number of shares of Convertible Preferred Stock as set forth opposite such Purchaser’s name on Annex A and (z) the Company shall deliver to each Purchaser certificates representing the Warrants representing such number of Purchased Warrants; and

(ii)                                  the Purchasers shall deliver, or cause to be delivered, to the Company an amount equal to the Purchase Price by wire transfer of immediately available funds to an account that the Company shall designate at least one (1) Business Day prior to the Closing Date.

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3.                                       Representations and Warranties of the Company.  Except (i) as described in reasonable detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008 (the “Annual Report”) (other than disclosures in the “Risk Factors” section included therein and any other disclosures included therein that are predictive or forward-looking in nature) and (ii) as set forth in the disclosure schedule delivered by the Company to the Purchasers on the date hereof (the “Disclosure Schedule”), the Company hereby represents and warrants to each of the Purchasers as follows:

3.1                                 Organization and Power.

(a)          Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization.  Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)         Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation (or other legal entity) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any Significant Subsidiary is in violation of its organizational or governing documents.  The Company has delivered or made available to the Purchasers complete and correct copies of the certificates of incorporation and bylaws or other constituent documents, as amended to date and currently in full force and effect, of the Company and its Significant Subsidiaries.

3.2                                 Capitalization.

(a)          As of the date of this Agreement, the authorized shares of capital stock of the Company consist of 300,000,000 shares of Common Stock and 30,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which, 300,000 shares have been designated Junior Participating Preferred Stock.  As of the close of business on March 23, 2009 (the “Capitalization Date”), (i) 87,942,177 shares of Common Stock were issued and outstanding, (ii) 8,806,827 shares of Common Stock were reserved for issuance under the Company Stock Plans, (iii) no shares of Preferred Stock were issued and outstanding, and (iv) no shares of Common Stock or Preferred Stock were held by the Company as treasury shares.  All outstanding shares of Common Stock are validly issued, fully paid, nonassessable and free of any preemptive or similar rights.  Since the Capitalization Date, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of the Company’s capital stock (other than issuances pursuant to the exercise of any Company Option or vesting of any share unit award that had been granted under any Company Stock Plan, or repurchases, redemptions or other acquisitions pursuant to agreements contemplated by a Company Stock Plan).  No Subsidiary of the Company owns any Company Securities.

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(b)         As of the Capitalization Date, with respect to the Company Stock Plans, (i) there were 5,764,823 shares of Common Stock underlying outstanding Company Options to acquire shares of Common Stock, such outstanding Company Options having a weighted average exercise price per share as of the Capitalization Date of $8.07, (ii) there were 1,467,504 shares of Common Stock issuable upon the vesting of outstanding share award units, and (iii) 1,574,500 additional shares of Common Stock were reserved for issuance for future grants pursuant to the Company Stock Plans.  All outstanding shares of Common Stock and all shares of Common Stock reserved for issuance as noted in the foregoing sentence, when issued in accordance with the respective terms thereof, are or will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights.  Each Company Option was granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder) of the Common Stock underlying such Company Option on the grant date thereof and was otherwise issued in compliance with applicable Law.

(c)          Except for the 8% Notes, the PB Warrant or as set forth in this Section 3.2, as of the date of this Agreement, there are no (i) outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii)  outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv)  obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(d)         Except for the 8% Notes, the PB Warrant or as set forth in the Transaction Agreements, neither the Company nor any of its Subsidiaries is a party to any agreement relating to the voting of, requiring registration of, or granting any preemptive, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

(e)          (i) Upon the filing of the Certificate of Designation, the Series B Certificate of Designation and the Series C Certificate of Designation, the Convertible Preferred Stock, the Series B Junior Preferred Stock and the Series C Junior Preferred Stock, respectively, will be duly authorized and (ii) the Common Stock into which the Notes, the Convertible Preferred Stock, the Junior Preferred Stock or the Warrants may be convertible or exercisable have been duly authorized and validly reserved for issuance.  When the Convertible Preferred Stock, the Series B Junior Preferred Stock, the Series C Junior Preferred Stock or the Warrants are issued and paid for in accordance with the provisions of this Agreement, the Certificate of Designation and the Junior Certificates of Designation, all such Convertible Preferred Stock,

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Junior Preferred Stock or Warrants (A) will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights and (B) will be delivered to the Purchasers (or other assignee) free and clear of all Liens, excluding Liens imposed by the Transaction Agreements and/or applicable Law.  When the Notes are issued and paid for in accordance with the provisions of this Agreement and the Indenture, all such Notes (A) will be duly authorized, validly issued and free of preemptive or similar rights and (B) will be delivered to the Purchasers (or other assignee) free and clear of all Liens, excluding Liens imposed by the Transaction Agreements and/or applicable Law.  When the shares of Common Stock into which the Notes, the Convertible Preferred Stock, the Junior Preferred Stock or the Warrants may be convertible or exercisable are issued in accordance with the provisions of the Certificate of Designation, the Indenture, the Junior Certificates of Designation or such Warrants, all such shares (A) will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights and (B) will be delivered to the Purchasers (or its Permitted Transferees) free and clear of all Liens, excluding Liens imposed by the Transaction Agreements and/or applicable Law.

3.3                                 Authorization.  The Company has all requisite corporate power to enter into the Transaction Agreements and to consummate the transactions contemplated by the Transaction Agreements and to carry out and perform its obligations thereunder.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Notes, the Convertible Preferred Stock, the Warrants and the Conversion Shares, the authorization, execution, delivery and performance of the Transaction Agreements has been taken.  Upon their respective execution by the Company and the other parties thereto and assuming that they constitute legal and binding agreements of the Purchasers, each of the Transaction Agreements will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

3.4                                 Valid Issuance.  The Notes and the Warrants will, upon issuance pursuant to the terms hereof and upon payment therefor, be valid and legally binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture and the Warrant, respectively, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity Subject to the accuracy of the representations made by the Purchasers in Sections 4.7 and 4.8, the offer, sale and issuance of the Convertible Preferred Stock, the Junior Preferred Stock, the Notes and the Warrants and the conversion of the Convertible Preferred Stock, the Junior Preferred Stock and the Notes into, or exercise of the Warrants for, Common Stock will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Blue Sky laws.

3.5                                 No Conflict.  The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Common Stock upon conversion or exercise of the Notes, the Convertible Preferred Stock, the Series B Junior Preferred Stock, the Series C

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Junior Preferred Stock and the Warrants in accordance with the Indenture, the Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation and such Warrants, respectively, and the consummation of the other transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the restated certificate of incorporation, as amended, or amended and restated bylaws of the Company, (ii) assuming the execution and effectiveness of the Supplemental Indenture, result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any Indebtedness, guarantee of Indebtedness, mortgage, Contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties, assets or rights of the Company or any of its Subsidiaries that in the aggregate are material to the Company and its Subsidiaries, taken as a whole, or (iii) assuming compliance with the matters referred to in Section 3.6, conflict with or violate any applicable law, statute, code, ordinance, rule, regulation, judgment, order, injunction or decree (collectively, “Laws” and each, a “Law”), other than, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

3.6                                 Consents.  No consent, approval, order, or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity is required on the part of the Company under any Law in effect as of the date hereof in connection with (x) the execution, delivery or performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, (y) the issuance of the Common Stock upon conversion of the Notes, the Convertible Preferred Stock, the Series B Junior Preferred Stock and the Series C Junior Preferred Stock in accordance with the Indenture, the Certificate of Designation, the Series B Certificate of Designation and the Series C Certificate of Designation, respectively, and (z) the issuance of the Common Stock upon exercise of the Warrants in accordance with their terms, other than (i) the filing and recordation of the Certificate of Designation with the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) the expiration or termination of any applicable waiting periods under the HSR Act or any foreign antitrust requirements in connection with the issuance of Common Stock upon conversion of the Convertible Preferred Stock or the Notes or exercise of the Warrants, (iii) those to be obtained, in connection with the registration of the Securities under the Registration Rights Agreement, under the applicable requirements of the Securities Act and Exchange Act and any related filings and approvals under applicable state securities laws, (iv) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, and (v) such other Consents, the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

3.7                                 Permits.  The Company and each of its Subsidiaries possess all permits, licenses, authorizations, consents, approvals and franchises of Governmental Entities that are required to conduct their business as currently conducted, except for such permits or licenses the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on

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the ability of the Company and its Subsidiaries, taken as a whole, to conduct their businesses in the ordinary course of business consistent with past practices.

3.8                                 SEC Reports; Financial Statements.

(a)          The Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof, and the Company will file prior to the Closing all forms, reports and documents with the SEC that are required to be filed by it under applicable Laws prior to such time (all such forms, reports and documents, together with all exhibits and schedules thereto, the “SEC Reports”).  Each SEC Report complied as of its filing date, as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such SEC Report was filed.  True and correct copies of all SEC Reports filed prior to the date hereof have been furnished to the Purchasers or are publicly available in the Interactive Data Electronic Applications (IDEA) database of the SEC.  As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC.  Since January 1, 2008, neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(b)         The consolidated financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in the SEC Reports (collectively, the “Financial Statements”) complied with the published rules and regulations of the SEC in effect at the time of filing with respect thereto, fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of their operations and their cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods therein specified (except as otherwise noted therein, and in the case of quarterly financial statements except for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

(c)          Except (i) as reflected or reserved against in the Company’s consolidated balance sheet as of December 28, 2008 (or the notes thereto) included in the SEC Reports filed prior to the date hereof and (ii) for Liabilities pursuant to any Contract of a nature not required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or the notes thereto, neither the Company nor any Subsidiary of the Company has any Liabilities that would, individually or in the aggregate, have a Material Adverse Effect.

(d)         To the Knowledge of the Company, since January 1, 2008, the Company has (x) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, and has evaluated such system on a quarterly basis and concluded that it is effective and (y) disclosed to the Company’s auditors and the audit

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committee of the Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have been identified and which are reasonably likely to adversely affect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be included in the Company’s periodic reports under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and, to the Knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to such material information required to be included in the Company’s periodic reports required under the Exchange Act.  There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.  Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of its Subsidiaries has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

(e)          Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, (x) any off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate on the other hand), including any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC); (y) any hedging, derivatives or similar contract or arrangement, in each case in an amount material to the Company and its Subsidiaries, taken as a whole, or (z) any Contract pursuant to which the Company or any of its Subsidiaries is obligated to make any capital contribution or other investment in or loan to any Person (other than a Subsidiary of the Company).

3.9                                 Litigation.  Except as specifically set forth in the Annual Report, there are no (i) investigations or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their properties or assets, (ii) Legal Proceedings pending or, to the Knowledge of the Company, currently threatened against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, at Law or in equity, or (iii) material adverse orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries, except, in the case of clauses (i) and (ii), for such matters that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

3.10                           Absence of Certain Changes.  Since December 28, 2008, the business of the Company and its Significant Subsidiaries has been conducted in the ordinary course of business consistent with past practices and there has not been:

(a)          a Material Adverse Effect;

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(b)         any default in the payment of any Indebtedness by the Company or any of its Subsidiaries; or

(c)          any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries.

3.11                           Compliance with Law.

(a)          The Company and each of its Subsidiaries are in compliance with and are not in default under or in violation of, and have not received any notices of non-compliance, default or violation with respect to, any Laws, except for such violations or noncompliance that would not, individually or in the aggregate have a Material Adverse Effect.

(b)         To the Knowledge of the Company, neither the Company or any of its Subsidiaries nor any director, officer, employee, consultant or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any Contract or arrangement or taken any other action in violation of Section 1128B(b) of the U.S. Social Security Act, as amended, or (iv) made any other similar unlawful payment under any similar foreign Laws.

(c)          No representation or warranty is made in this Section 3.11 with respect to (i) compliance with the Exchange Act, which are covered in Section 3.8, (ii) applicable laws with respect to Taxes, which are covered in Section 3.15, (iii) ERISA and other employee-benefit related matters, which are covered in Section 3.13, or (iv) Environmental Laws, which are covered in Section 3.20.

3.12                           Intellectual Property.

(a)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (other than Permitted Liens or licenses granted by the Company or its Subsidiaries).

(b)         All Registered Intellectual Property which are owned by the Company or any of its Subsidiaries are subsisting and have not been cancelled or abandoned, except as would not, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property.

(c)          The execution and delivery of the Transaction Agreements by the Company and the consummation of the transactions contemplated hereby and thereby will not

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result in the breach of, or create on behalf of any third party the right to terminate or materially modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (the “Company Intellectual Property”), or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, excluding generally commercially available, off-the-shelf software programs having a replacement value of less than $50,000 (the “Third Party Intellectual Property”).

(d)         Except as would not, individually or in the aggregate, have a Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party.  Since January 1, 2007, neither the Company nor any of its Subsidiaries (i) has received any written claim or notice alleging any such infringement, violation or misappropriation, or (ii) has been or is subject to any settlement, order, decree, injunction, or stipulation imposed by any Governmental Entity that may affect the use, validity or enforceability of Company Intellectual Property.

(e)          No software included in the Company Intellectual Property that is distributed by the Company uses, incorporates or has embedded in it any source, object or other software code subject to an “open source,” “copyleft” or other similar types of license terms (including, without limitation, any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache or public domain licenses, and the like) that requires, or conditions the distribution of any such software on, (i) the disclosure of any source code included in the Company Intellectual Property or (ii) the unlimited distribution of any software included in the Company Intellectual Property without charge.

(f)            The Company and its Subsidiaries take reasonable actions to protect and preserve the confidentiality of their trade secrets, including implementing a policy requiring employees and contractors who are reasonably expected to receive access to trade secrets to sign nondisclosure agreements and all employees who develop material Intellectual Property for the Company to execute written agreements assigning all rights to such Intellectual Property to the Company or its Subsidiaries.

3.13                           Employee Benefits.

(a)          With respect to any Benefit Plan, no Legal Proceeding has been asserted, instituted, or, to the Knowledge of the Company, is threatened or anticipated (other than routine claims for benefits, and appeals of such claims) that would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such Legal Proceeding.

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(b)         Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations.

(c)          Neither the Company, any of its Subsidiaries, nor any other entity which, together with the Company or any of its Subsidiaries would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code (each such entity, an “ERISA Affiliate”) sponsors, maintains, contributes to, or has had an obligation at any time to sponsor, maintain or contribute to, or has had or has any liability in respect of any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (as defined in Section 4001(a)(15) of ERISA), or any other plan which is subject to Section 4063, 4064 or 4069 of ERISA.  Other than with respect to Foreign Benefit Plans, neither the Company nor any of its Subsidiaries has any material liability under any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code.  Except as required by Section 4980B of the Code or any similar state, local or non-US law, no Benefit Plan provides any retiree or post-employment medical, disability or life insurance benefits to any person.

(d)         Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to any Benefit Plan, (i) there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan that would reasonably be expected to subject the Company or any of its Subsidiaries to any tax or penalty imposed by Section 502 of ERISA, Section 4975 of the Code or otherwise, and (ii) no event has occurred and no condition exists that would reasonably be expected to subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any tax, fine, lien, penalty or liability imposed by or under any applicable laws, rules and regulations, including ERISA and the Code.

(e)          Neither the execution of the Transaction Agreements nor the consummation of the transactions contemplated hereby and thereby will (i) accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee, or (ii) give rise to any other liability or funding obligation under any Benefit Plan or otherwise, including liability for severance pay, unemployment compensation or termination pay.

(f)            All Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the financial statements of the Company or its applicable Subsidiary.

(g)         Except as would not, individually or in the aggregate have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any plan, contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by Law, to modify any Benefit Plan.

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3.14                           Labor Relations.

(a)          (i) No current Company Employee is represented by a union other than Company Employees employed by Power-One Italy S.p.A., and, to the Knowledge of the Company, no union organizing efforts have been conducted within the last three years or are now being conducted, (ii) neither the Company nor any of its Subsidiaries (other than Power-One Italy S.p.A.) is a party to any material collective bargaining agreement or other labor contract, and (iii) neither the Company nor any of its Subsidiaries currently has, or, to the Knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other material labor dispute.

(b)         Except as would not, individually or in the aggregate have a Material Adverse Effect, (i) each of the Company and its Subsidiaries is in compliance with all applicable laws relating to employment, including all applicable laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity and the collection and payment of withholding and/or social security taxes, and (ii) neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law within the last six months which remains unsatisfied.

3.15                           Taxes.

(a)          The Company and each of its Subsidiaries have filed all material Tax Returns required to have been filed as of the date hereof (or extensions have been duly obtained) and such Tax Returns are correct and complete in all material respects and have paid all material Taxes required to have been timely paid by it in full through the date hereof, except to the extent such Taxes are both (A) being challenged in good faith and (B) adequately provided for on the Financial Statements in accordance with GAAP.

(b)         Neither the Company nor any of its Subsidiaries has any material current liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law with respect to income taxes), as a transferee or successor or by contract.

(c)          All material tax assets of the Company and its Subsidiaries have been accounted for on the most recent Financial Statements in accordance with GAAP principles.

(d)         As of the date of the Financial Statements and, to the Knowledge of the Company, as of the date hereof, no deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to the Company or any of its Subsidiaries that have not been adequately provided for in such Financial Statements, and there is no outstanding material audit, assessment, dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries pending or raised by an authority in writing other than that provided for in the Financial Statements.

(e)                                    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) as of date of the Financial Statements.

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3.16                           NASDAQ.  Shares of the Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on The NASDAQ Global Market (“NASDAQ”), and the Company has no action pending to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from NASDAQ, nor has the Company received any written, or, to the Knowledge of the Company, oral notification since January 1, 2008 to the effect that the SEC or NASDAQ is currently contemplating terminating such registration or listing.  Notwithstanding the foregoing, each of the Purchasers acknowledges and understands that the Company has not been in compliance with the applicable Nasdaq Marketplace Rule requiring a minimum bid price of $1 per share.

3.17                           Investment Company Act.  The Company and its Subsidiaries are not, and, and immediately after receipt of payment for the Convertible Preferred Stock and the Notes will not be, an “investment company” within the meaning of, and required to be registered under, the Investment Company Act of 1940, as amended.

3.18                           Brokers.  Except in respect of the Company’s engagement of Piper Jaffray & Co., the Company has not retained, utilized or been represented by any broker or finder who is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.  The Company has delivered or made available to the Purchasers complete and correct copies of all engagement letters entered into in connection with the transactions contemplated by this Agreement by the Company with Piper Jaffray & Co. or any of its Affiliates.

3.19                           Subsidiaries.

(a)          As of the date hereof, the Company has no Subsidiaries other than as listed in the Annual Report.

(b)         All of the outstanding capital stock of, or other equity or voting interest in, each Significant Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens other than Permitted Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary’s business as presently conducted.  No Subsidiary of the Company owns any shares of Common Stock.

(c)          There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company

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(the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”), or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any shares of any Subsidiary of the Company.  There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

3.20                           Environmental Matters.

(a)  Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect:

(i)                                The Company and its Subsidiaries and their respective operations are in compliance with all, and have not violated any, applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries.

(ii)                             Neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws and in a manner that has not resulted in liability under any applicable Environmental Law.

(iii)                          Neither the Company nor any of its Subsidiaries has exposed any Company Employee or any third party to Hazardous Substances in violation of, or in a manner that has resulted in liability under, any applicable Environmental Law.

(iv)                         Neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending, or, to the Knowledge of the Company, threatened, Legal Proceeding alleging any liability, obligation or commitment (“Liabilities”) under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation under any Environmental Law.  Neither the Company nor any of its Subsidiaries is subject to any orders, judgments or decrees or agreement by or with any Governmental Entity or third party imposing any Liabilities with respect to any Environmental Laws or any Hazardous Substances.

(v)                            Neither the Company nor any of its Subsidiaries manufactures any products that do not satisfy all Environmental Laws applicable to such products to be imported, sold, or otherwise marketed in any jurisdiction in which such products are currently, or within the last complete fiscal year have been, imported, sold, or otherwise marketed.

(vi)                         To the Knowledge of the Company, none of the products currently or formerly manufactured, distributed, sold, leased, licensed, repaired or delivered by the Company or any of its Subsidiaries contains or has contained any Hazardous Substance that

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has resulted in or could reasonably expected to result in any liability to the Company and its Subsidiaries.

(b)  As of the date hereof, to the Knowledge of the Company, all reports of environmental site assessments, reviews, audits, or similar evaluations, and any material documents concerning material environmental matters, in each case, relating to the Company or any of its Subsidiaries, which reports or documents are in the possession or control of the Company or any of its Subsidiaries, have been made available to the Purchasers.

3.21                           Assets.  The Company or its Subsidiaries have good and marketable title to all of its or their real or personal properties (whether tangible or intangible), rights and assets, free and clear of all Liens in all material respects other than Permitted Liens.

3.22                           Insurance.  The Company and its Significant Subsidiaries have all material policies of insurance covering the Company, its Significant Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that, to the Knowledge of the Company, is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business.  All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.  To the Knowledge of the Company, there is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of any such policies.

3.23                           Material Contracts.

(a)                                  For all purposes of and under this Agreement, a “Material Contract” shall mean:

(i)                                (x) all contracts restricting the payment of dividends upon, or the redemption, conversion or exercise of, the Convertible Preferred Stock, the Warrants or the Common Stock issuable upon conversion or exercise thereof and (y) all contracts restricting the payment of interest upon, or the redemption or conversion of, the Notes or the Common Stock issuable upon conversion thereof; and

(ii)                             any written joint venture, partnership, limited liability or other similar Contract or arrangement relating to the formation, creation, operation, management or control of any Person that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii)                          any material Contract containing any covenant (x) limiting the right of the Company or any of its Subsidiaries to sell, distribute or manufacture any products or services or engage in any line of business or in any geographic area, to make use of any material Intellectual Property or to compete with any Person, or (y) prohibiting the Company or

25

any of its Subsidiaries from engaging in business with any Person or levying a fine, charge or other payment for doing so; and

(iv)                         any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries, taken as a whole (the Material Contracts together with any lease, binding commitment, option or other contract, agreement, instrument or obligation (whether written or oral) to which the Company or any of its Subsidiaries may be bound, the “Contracts”).

(b)  As of the date hereof, to the Knowledge of the Company, all Material Contracts have been furnished or made available to the Purchasers.

(c)  Each Material Contract and every other Contract of the Company or its Subsidiaries, the breach or termination of which, would have a Material Adverse Effect, is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not, individually or in the aggregate, have a Material Adverse Effect or will be waived or eliminated under the Supplemental Indenture.

3.24                           Rights Agreement.  The Company has amended the Rights Agreement in the form attached hereto as Exhibit F.

3.25                           Anti-Takeover Statutes.  The Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to the Transaction Agreements and the transactions contemplated hereby and thereby.  No other state takeover statute or similar regulation applies to or purports to apply to the Transaction Agreements and the transactions contemplated hereby and thereby.

4.                                       Representations and Warranties of Each Purchaser.  Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

4.1                                 Organization.  Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite partnership power and authority to carry on business as it is presently being conducted and to own, lease and operate its properties and assets and to carry on its business as presently conducted.

4.2                                 Authorization.  Such Purchaser has all requisite partnership power to enter into the Transaction Agreements and to consummate the transactions contemplated by the Transaction Agreements and to carry out and perform its obligations thereunder.  All partnership

26

action on the part of such Purchaser or its officers, stockholders, members or partners necessary for the authorization, execution, delivery and performance of the Transaction Agreements has been taken.  Upon their respective execution by such Purchaser and the other parties thereto and assuming that they constitute legal and binding agreements of the Company, each of the Transaction Agreements to which such Purchaser will be a party will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

4.3                                 No Conflict.  The execution, delivery and performance of the Transaction Agreements by such Purchaser, the issuance of the Common Stock upon conversion of the Notes, the Convertible Preferred Stock, the Series B Junior Preferred Stock, the Series C Junior Preferred Stock and the Warrants in accordance with the Indenture, the Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation and such Warrants, respectively, and the consummation of the other transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the certificate of incorporation, by-laws, limited liability company agreement, partnership agreement or other equivalent organizational document, in each case as amended, of such Purchaser, (ii) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to the loss of any benefit under any Indebtedness, guarantee of Indebtedness, mortgage, Contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon such Purchaser or result in the creation of any Liens upon any of the properties, assets or rights of such Purchaser, or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (a “Purchaser Adverse Effect”).

4.4                                 Consents.  No Consent of any Governmental Entity is required on the part of such Purchaser under any Law in effect as of the date hereof in connection with (x) the execution, delivery or performance of the Transaction Agreements to which such Purchaser will be a party and the consummation of the transactions contemplated hereby and thereby, (y) the issuance of the Common Stock upon conversion of the Notes, the Convertible Preferred Stock, the Series B Junior Preferred Stock and the Series C Junior Preferred Stock in accordance with the Indenture, Certificate of Designation, the Series B Certificate of Designation and the Series C Certificate of Designation, respectively, and (z) the issuance of the Common Stock upon exercise of the Warrants in accordance with their terms, other than (i) the expiration or termination of any applicable waiting periods under the HSR Act or any foreign antitrust requirements in connection with the issuance of Common Stock upon conversion of the Convertible Preferred Stock or the Notes or exercise of the Warrants, (ii) those to be obtained, in connection with the registration of Securities under the Registration Rights Agreement, under the applicable requirements of the Securities Act and Exchange Act and any related filings and approvals under applicable state securities laws, (iii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, and (iv) such other Consents the failure of which to make or obtain would not, individually or in the aggregate, have a Purchaser Adverse Effect.

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4.5                                 Purchasers’ Financing.  At the Closing, such Purchaser will have all funds necessary to pay to the Company the purchase price for the Securities being purchased by such Purchaser hereby in immediately available funds.

4.6                                 Brokers.  Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7                                 Purchase Entirely for Own Account.  Such Purchaser is acquiring the Securities for its own account and not with a view to, or for sale in connection with, any distribution or offering of the Securities in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Purchaser does not presently have any contract, agreement, undertaking, arrangement, obligation or commitment with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of  the Securities or the Common Stock into which any of the Securities are convertible or exercisable.

4.8                                 Investor Status.  Such Purchaser certifies and represents to the Company that such Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment.  Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.9                                 Securities Not Registered.

(a)  Such Purchaser understands that the Securities have not been registered under the Securities Act or any state Blue Sky laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state Blue Sky laws, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  Such Purchaser understands that the exemptions from registration afforded by Rule 144 promulgated under the Securities Act (“Rule 144”) (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(b)  Such Purchaser understands that the Securities shall be subject to the restrictions contained herein.

(c)  Such Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the legends set forth in Section 8.3(a).

4.10                           Litigation.  There is no Legal Proceeding pending or, to the knowledge of such Purchaser, threatened, against or affecting such Purchaser or any of its properties that would, individually or in the aggregate, have a Purchaser Adverse Effect.  Such Purchaser is not

28

subject to any outstanding order, injunction, decree or agency requirement that would, individually or in the aggregate, have a Purchaser Adverse Effect.

4.11                           Investment Company Act.  No Purchaser, nor any of its Subsidiaries, is, and immediately following the Closing will not be, an “investment company” within the meaning of, and required to be registered under, the Investment Company Act of 1940, as amended.

5.                                       Covenants.

5.1                                 Interim Conduct of the Business.  Except as (i) set forth in Section 5.1 of the Disclosure Schedule or (ii) otherwise contemplated by the terms of this Agreement, prior to the Closing, (x) the Company shall, and shall cause its Subsidiaries to, except as would not, individually or in the aggregate have a Material Adverse Effect, use commercially reasonable efforts to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable Laws and (y) each of the Company and its Subsidiaries shall not, without the prior consent of the Purchasers:

(a)  take any action that would require the consent of the Investor Securityholders pursuant to Section 7.4 if effected following the Closing;

(b)  take any action that would require the consent of the holders of the Convertible Preferred Stock if effected following the Closing (other than the filing of the Certificate of Designation with the Secretary of State of the State of Delaware at or prior to the Closing);

(c)  (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, or convertible into or exchangeable or exercisable for, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent); (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other Company Securities (other than repurchases of Common Stock pursuant to existing compensation, benefits, option, restricted share or employment agreement or plan existing on the date hereof); or (iv) take any action that would result in an adjustment of the conversion price under the Convertible Preferred Stock, the Notes or the Warrants had the Convertible Preferred Stock, the Notes or the Warrants, as the case may be, been outstanding at the time of such action;

(d)  increase the number of Directors from seven (7) members or change the current and anticipated future structure of the Board;

(e)  issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except for issuances of Company Securities which would not cause Section 5.7 to apply if effected following Closing;

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(f)  (i) file, or consent by answer or otherwise to the filing against the Company or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (ii) make an assignment for the benefit of the creditors of the Company or any of its Subsidiaries, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any of its Subsidiaries or with respect to any substantial part of its or their property, or (iv) take any corporate action for the purpose of any of the foregoing;

(g)  dissolve, liquidate or wind up the Company; or

(h)  authorize any of, or commit to agree to take, any of the foregoing actions.

5.2                                 Antitrust Approval.  The Company and the Purchasers acknowledge that one or more filings under the HSR Act or a foreign antitrust Law may be necessary in connection with the issuance of the Conversion Shares and/or the exercise of the rights pursuant to Section 5.7.  Promptly upon the request of the Investor Securityholders, to the extent a filing is required under the HSR Act or any foreign antitrust requirements in connection with any proposed conversion or exercise of the Securities, the Junior Preferred Stock and/or the exercise of the rights pursuant to Section 5.7 by such Investor Securityholder, the Company and the Investor Securityholders shall (a) file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act or such foreign antitrust requirement, and the regulations promulgated thereunder, in connection with the issuance of Conversion Shares and/or the exercise of the rights pursuant to Section 5.7 and (b) shall cooperate with each other in promptly producing such additional information as those authorities may reasonably require to comply with statutory requirements of the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity.  For the avoidance of doubt, the foregoing covenant shall apply to both the Company and the Investor Securityholders at any time after the Closing Date (notwithstanding that the Securities may not be convertible at such time and more than one such request may be made by the Investor Securityholders with respect to the Securities).  Any filing fees associated with any such filing shall be borne equally by the Company, on the one hand, and the Investor Securityholders, on the other hand.  For the avoidance of doubt, any delivery of Conversion Shares shall be subject to the terms and conditions of the Certificate of Designation, the Indenture, the Junior Certificates of Designation or the Warrants, as applicable, including any terms relating to compliance with the HSR Act or any foreign antitrust requirements.

5.3                                 Shares Issuable Upon Conversion.  The Company will at all times have and keep available for issuance such number of shares of Common Stock as shall be sufficient to permit the conversion or exercise of the Convertible Preferred Stock, the Notes, the Junior Preferred Stock and the Warrants into Common Stock in accordance with their terms and as provided for in Certificate of Designation, the Notes and Indenture, the Junior Certificates of Designation and such Warrants, respectively, including as may be adjusted for share splits, combinations or other similar transactions as of the date of determination.  The Company will at all times have and keep available for issuance such number of shares of Series B Junior Preferred Stock and Series C Junior Preferred Stock as shall be sufficient to permit the conversion of the

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Convertible Preferred and the Notes, respectively, into Junior Preferred Stock in accordance with their terms and as provided for in the Certificate of Designation, the Notes and Indenture, as applicable.  The Company will use reasonable best efforts to cause any Common Stock issued upon conversion or exercise of the Convertible Preferred Stock, the Notes and the Warrants to be listed with NASDAQ or such other Exchange on which the Common Stock may then be listed.

5.4                                 PORTAL and CUSIPs.  The Company will use its reasonable best efforts to (a) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to the PORTAL Market as of the Closing or as promptly as practicable thereafter and (b) obtain all necessary Committee on Uniform Securities Identification Procedures numbers (CUSIP numbers) for the Notes required for creating a market in Notes traded pursuant to Rule 144A under the Securities Act or which are not “restricted securities” for purposes of Rule 144.  Each Purchaser will provide all reasonable assistance and cooperation as may be requested by the Company to effectuate the intent and purposes of this Section 5.4.  The Company will use its reasonable best efforts to cause all Notes Beneficially Owned by the Purchasers to be issued (at the Closing and, failing that, as promptly as practicable thereafter) as an interest in the IAI Global Note (as defined in the Indenture); provided, however, that to the extent permitted by the Depository Trust Company and the registrar for the Notes, such ownership interest may be transferred into the Restricted Global Note (as defined in the Indenture).

5.5                                 Commercially Reasonable Efforts; Further Assurances; Notification.

(a)  Upon the terms and subject to the conditions set forth in this Agreement, each of the Purchasers and the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Agreements, including using commercially reasonable efforts to: (i) cause the conditions to the Closing set forth in Section 6 to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Agreements.

(b)  Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement and the other Transaction Agreements, subject to the terms and conditions hereof and thereof and compliance with applicable Law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof and thereof.

(c)  Prior to the Closing, the Company shall give prompt written notice to the Purchasers of the occurrence or non-occurrence of any event known to the Company the

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occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Section 3 to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement.  Prior to the Closing, the Purchasers shall give prompt written notice to the Company of the occurrence or non-occurrence of any event known to the Purchasers the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Section 4 to be untrue, or the failure of the Purchasers to comply with or satisfy any covenant or agreement under this Agreement.

5.6                                 Standstill.

(a)  The Investor Securityholders parties hereto agree that, from Closing until the earlier of (x) such time that the SLS Beneficial Ownership Percentage is less than 10% and (y) the consummation of a Fundamental Change (the “Standstill Period”), except as required in connection with the execution, delivery or performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, without the prior consent of the Company (evidenced by action of the Board), the Investor Securityholders shall not and the Investor Securityholders shall cause each of their Affiliates not to, directly or indirectly:

(i)                                except (x) as a result of the Beneficial Ownership of or exercise of any Rights, (y) for the receipt of any Company Securities or other rights or securities from the Company pursuant to the terms of the Conversion Shares or the Securities (or the exercise or conversion of any such Company Securities or other rights or securities), including any increase in the number of shares of Common Stock issuable upon conversion or exercise of the Convertible Preferred Stock, the Junior Preferred Stock, the Notes or the Warrants as a result of any anti-dilution or other terms thereof or the exercise of rights pursuant to Section 5.7 hereof and (z) Company Securities issued to the Appointed Directors or Nominated Directors in their capacities as such, if any, (A) acquire any  Beneficial Ownership (or economic right tantamount thereto) of Company Securities or (B) authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire Company Securities, in each case, if the effect of such acquisition would be that the Common Stock Beneficially Owned in the aggregate by the Investor Securityholders and their Affiliates would exceed the Standstill Limit, provided that for purposes of calculating the number of shares of Common Stock Beneficially Owned by the Investor Securityholders and their Affiliates, there shall be excluded from such calculation shares of Common Stock Beneficially Owned by Affiliates of the Investor Securityholders that are not also Beneficially Owned by the Investor Securityholders, up to a maximum number of shares of Common Stock that will be excluded pursuant to this clause equal to one percent (1%) of the Common Shares Outstanding;

(ii)                             make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person (other than (x) the Investor Securityholders or their Affiliates or (y) other than in accordance with and consistent with the recommendation of the Board) with respect to the voting of any Voting Stock;

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(iii)        authorize, commence, encourage, support or endorse any tender offer or exchange offer for shares of Voting Stock (for the avoidance of doubt, subject to compliance with Section 8.1, tendering into any such offer will not violate this Section 5.6(a));

(iv)       form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act (other than a group comprised solely of the Investor Securityholders and their Permitted Transferees), for the purpose of voting, acquiring, holding, or disposing of any Voting Stock;

(v)        publicly announce, propose or submit to the Company a proposal or offer to effect any of the following (each, a “Company Change in Control Event”):  (1) a merger, consolidation or other business combination or transaction to which the Company is a party if the Voting Stock immediately prior to the effective date of such merger, consolidation or other business combination or transaction (or the securities such Voting Stock is converted or exchanged into), represents less than 50% of the Total Current Voting Power of the surviving entity (or its parent) following such merger, consolidation or other business combination or transaction; (2) an acquisition by any Person, entity or “group” (as defined in Section 13(d)(3) of the Exchange Act) of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 50% or more of the Total Current Voting Power of the Company; (3) a sale of all or substantially all of the assets of the Company to any Person or Persons; or (4) a liquidation or dissolution of the Company;

(vi)       take any action that results in the Investor Securityholders having to file or amend a statement on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act indicating an intention, plan or proposal with respect to any of the events described in clauses (i) through (v) above or with respect to any recapitalization or restructuring of the Company;

(vii)      otherwise act in concert with others (other than with other Investor Securityholders and their Affiliates) to publicly effect or seek, offer or propose to effect, control of the Company in such a manner that would result in the Investor Securityholders having to file or amend a statement on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act; or

(viii)     enter into any arrangements with any third party concerning any of the foregoing.

(b)  If, at any time prior to the termination of the Standstill Period, (i) the Company has entered into a definitive agreement, the consummation of which would result in a Company Change in Control Event, (ii) a third party who is not an Affiliate of the Investor Securityholders or an Affiliated Entity (a “Third Party”) acquires Beneficial Ownership of 20% or more of the outstanding Voting Stock; or (iii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Company Change in Control Event and the Board has not recommended that the stockholders of the Company reject such offer within the time period contemplated by Rule 14d-9 under the Exchange Act, in each case, then for so long as such condition continues to apply, the limitation on the actions described in clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) of Section 5.6(a) (and

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any related acquisition of Beneficial Ownership by the Investor Securityholders and/or their Affiliates) shall not be applicable to the Investor Securityholders.

(c)  Anything in this Section 5.6 to the contrary notwithstanding, this Section 5.6 shall not be construed to prohibit or restrict any actions taken by the any designee, nominee or appointee (including the Appointed Directors and the Nominated Directors) on the Board, in their capacities as a member of the Board and in compliance with and subject to his or her fiduciary duties as a member of the Board or the exercise of the Investor Securityholders’ rights pursuant to Section 7.4 and 8.2 (and any related disclosure on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act).

5.7           Preemptive Rights.

(a)  From Closing until such time that the SLS Beneficial Ownership Percentage is less than 10%, the Company shall not issue any Company Securities to any Person, unless the Company offers the right (the “Participation Right”) to each Investor Securityholder to purchase its pro rata portion (as specified below) of such Company Securities at the same price per security (payable in cash) and otherwise upon the same terms and conditions as those offered to such Person in accordance with the procedures set forth in this Section 5.7; provided that Participation Rights shall not be applicable to the issuance of Company Securities:  (i) issued as consideration pursuant to an acquisition of the stock, assets or business of another Person by the Company or any of its Subsidiaries, (ii) issued to directors, officers, employees or individuals who are consultants pursuant to any Approved Stock Plan, (iii) pursuant to a stock split, stock dividend or similar transaction in which all holders of Common Stock are treated equally on a pro rata basis, (iv) pursuant to the payment of paid-in-kind interest on indebtedness for borrowed money incurred by the Company or any of its Subsidiaries, (v) pursuant to the conversion, exchange or exercise of a Company Security that is either (A) outstanding on the Closing Date substantially in accordance with the terms in effect on the Closing Date or (B) outstanding after the Closing Date as long as, in the case of clause (B), the Investor Securityholders have had an opportunity to exercise their Participation Rights with respect to the underlying Company Security or such Company Security was issued pursuant to clause (i), (ii) or (iv) of this sentence, and (vi) pursuant to an offering of the type described to in clause (i) of the definition of “Public Sale” of Company Securities.  For purposes of clarity, the parties agree that the issuance of Conversion Shares upon conversion or exercise of the Securities or the 8% Notes shall not be subject to the Participation Rights.

(b)  The Company shall send a written notice (the “Participation Rights Notice”) to the Investor Securityholders stating the number of Company Securities to be offered, a description of the terms of such Company Securities if not Common Stock, the price and terms on which it proposes to offer such Company Securities (including a description of any non-cash consideration and the Company’s valuation thereof determined in good faith by the Board), and a reference to the Investor Securityholders’ Participation Rights hereunder.

(c)  Within ten (10) Business Days after the delivery of the Participation Rights Notice, each Investor Securityholder may elect by written notice to the Company, to purchase such Company Securities, at the price and on the terms specified in the Participation Rights Notice (or, if such price includes non-cash consideration, an amount of cash equal to the

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fair market value of such non-cash consideration as determined in good faith by the Board), up to an amount (such amount, the “Participation Amount”) equal to the product of (i) the number of Company Securities of each class offered for sale by the Company multiplied by (ii) the quotient obtained by dividing (x) the number of shares of Common Stock Beneficially Owned by such Investor Securityholder, by (y) the number of Common Shares Outstanding.  Such exercise notice will set forth the number of Company Securities of each class being purchased by each Investor Securityholder; provided, however, that the Investor Securityholder shall not be permitted to purchase any Company Securities pursuant to this Section 5.7 if, and to the extent that, such acquisition by such Investor Securityholder would require the consent of the Company’s stockholders pursuant to the applicable rules of the primary Exchange and the Company is not otherwise seeking the consent of its stockholders in connection with the issuance of such Company Securities.

(d)  Subject to the last sentence of this Section 5.7(d), the Company may offer the Company Securities specified in the Participation Rights Notice in excess of the Participation Amount, if any, to any Person or Persons at a price not less than, and on terms no more favorable to such offerees than, those set forth in such Participation Rights Notice, at any time after the Participation Rights Notice is sent but on or before the 90th day after the Participation Rights Notice was sent.  In addition, during the period beginning ten (10) Business Days after the Participation Rights Notice was sent and ending on the 90th day after the Participation Rights Notice was sent, the Company may offer any Company Securities of the Participation Amount that are not elected to be purchased by the Investor Securityholders to any Person or Persons, provided that if such Company Securities are to be offered at a price less than, or on terms materially more favorable to such offerees than, those specified in the Participation Rights Notice, the Company shall promptly notify the Investor Securityholders in writing of such modified terms (a “Subsequent Notice”) and the Investor Securityholders shall have five (5) Business Days after the receipt of such notice in which to elect to purchase the Participation Amount of such Company Securities at the price and on the terms specified in such Subsequent Notice.

(e)  The closing of the purchase of Company Securities by the Investor Securityholders pursuant to this Section 5.7 shall occur as promptly as practicable following the notice to the Company by the Investor Securityholders to exercise their Participation Rights; provided that such closing shall be subject to and shall occur not earlier than the later of (x) concurrently with the closing of the purchase of Company Securities by such offeree and (y) 15 Business Days after delivery of written notice by the Investor Securityholders of their election to purchase such Company Securities (unless the delay with respect to the purchase by the Investor Securityholders results from the requirement to obtain regulatory approval for the purchase by an Investor Securityholders that is not required for purchasers which are not Investor Securityholders, in which case the closing of the purchase by such Investor Securityholders shall occur promptly after receipt of such regulatory approval).  The closing of the purchase of Company Securities by the Investor Securityholders pursuant to this Section 5.7 shall also be subject to the receipt of any necessary regulatory approvals, the expiration of any required waiting periods and applicable Law.  Unless otherwise set forth in writing by the Company, the Company shall have no obligation to consummate the issuance to such third-party offerees giving rise to the Participation Rights and the Company shall have no obligation to negotiate the price or other terms of the offering of Company Securities with any Investor Securityholders.

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5.8           Indemnification; Freedom to Pursue Opportunity.  Sections 3 and 5 of the Transaction Fee Agreement is incorporated herein, mutatis mutandis, in the same manner as if the Investor Securityholders and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing were an “Indemnified Party” thereunder.

6.             Conditions Precedent.

6.1           Conditions to Each Party’s Obligation to Consummate the Closing.  The respective obligations of each Purchaser and the Company to consummate the Closing are subject to the satisfaction or waiver of the following conditions

(a)  No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Closing illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Closing in any jurisdiction in which the Company has material business or operations, or (ii) issued or granted any order, decree or injunction that is in effect and has the effect of making the Closing illegal.

(b)  The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware.

(c)  The parties shall have worked in good faith to prepare and shall have finalized the Series B Certificate of Designation and the Series C Certificate of Designation in forms consistent with the terms of the Series B Junior Preferred Term Sheet and the Series C Junior Preferred Term Sheet, respectively.

6.2           Conditions to the Obligation of the Purchasers to Consummate the Closing.  The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver of the following conditions precedent:

(a)  The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except (i) for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a Material Adverse Effect (other than the representations and warranties of the Company set forth in Sections 3.2, 3.3, 3.4 and 3.25, each of which shall be true and correct in all material respects and subject to (ii) below), and (ii) for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date which has not had and would not, individually or in the aggregate, have a Material Adverse Effect (or, the case of Section 3.2, which shall be true and correct in all material respects); provided, however, that, for purposes of determining the accuracy of the representations and warranties of the Company set

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forth herein for purposes of this Section 6.2(a), all “Material Adverse Effect” and “material” qualifications set forth in such representations and warranties shall be disregarded.

(b)  The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)  Each Purchaser shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(d) have been fulfilled.

(d)  Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

(e)  The Company shall have executed and delivered the Registration Rights Agreement.

(f)  The Company and the Trustee shall have executed and delivered the Indenture.

(g)  The Company and The Bank of New York Mellon Trust Company, N.A., as trustee, shall have executed and delivered the Supplemental Indenture.

(h)  The Pledgors (as defined in the Pledge Agreement) and the Collateral Agent (as defined in the Pledge Agreement) shall have executed and delivered the Amendment to the Pledge and Security Agreement substantially in the form attached hereto as Exhibit I (the “Pledge Agreement Amendment”).

(i)  The Company shall have purchased no less than $20 million in aggregate principal amount of the 8% Notes pursuant to Consent and Purchase Agreements substantially in the form attached hereto as Exhibit J, which agreements shall not have been amended, modified, supplemented or waived in any material respect following execution and delivery thereof.

(j)  The Company shall have executed and delivered the Transaction Fee Agreement in the form attached hereto as Exhibit K (the “Transaction Fee Agreement”).

(k)  Each Purchaser shall have received from counsel to the Company, an opinion substantially in the form attached hereto as Exhibit L.

6.3           Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver of the following conditions precedent:

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(a)  The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except (i) for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a Purchaser Adverse Effect (other than the representations and warranties of such Purchaser set forth in Section 4.2, which shall be true and correct in all material respects), and (ii) for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date which has not had and would not, individually or in the aggregate, have a Purchaser Adverse Effect.

(b)  Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c)  The Company shall have received a certificate, dated the Closing Date, on behalf of each Purchaser, signed by a senior executive officer thereof, certifying on behalf of each Purchaser that the conditions specified in the foregoing Sections 6.3(a) and 6.3(b) have been fulfilled.

(d)  The Trustee shall have executed and delivered the Indenture.

(e)  The Bank of New York Mellon Trust Company, N.A., as trustee, shall have executed and delivered the Supplemental Indenture.

(f)  Each Purchaser shall have executed and delivered the Registration Rights Agreement.

(g)  Each Purchaser shall have delivered to the Company a properly executed withholding certificate.

7.             Governance; Information Rights.

7.1           Board Representation.

(a)  Immediately Following Closing.  Subject to the limitations set forth in this Section 7.1, effective immediately following the Closing:

(i)    for so long as the Preferred Representation Entitlement is greater than zero (0) (the “Preferred Entitlement Period”), the Investor Securityholders shall have the right to designate, nominate or appoint that number of Directors, and the Company shall nominate and recommend for election at each annual or special meeting of the holders of Convertible Preferred Stock at which Preferred Directors are to be elected such Directors (each, an “Appointed Director”) equal to the Preferred Representation Entitlement; and

(ii)   without limiting, and in addition to, the rights set forth in clause (i) above, for so long as the Nomination Representation Entitlement is greater than zero (0) (the “Nomination Entitlement Period”), the Investor Securityholders shall have the right to

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designate, nominate or appoint that number of Directors, and the Company shall nominate and recommend such Directors for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors by the holders of Common Stock, and shall provide the highest level of support for the election of such Directors (each, a “Nominated Director”) as the Company provides to any other individual standing for election as a Director as part of the Company’s slate of Directors, equal to the Nomination Representation Entitlement; provided that notwithstanding the Nomination Representation Entitlement being greater than zero (0), the Investor Securityholders shall not have the right to designate, nominate or appoint any Nominated Director resulting from the application of clause (a)(ii) of the definition of “Nomination Representation Entitlement” until the earlier of (x) a vacancy created with respect to a Board seat that was not held by an Appointed Director or a Nominated Director and (y) the Company’s 2010 annual meeting of the stockholders; provided, further that any nominee resulting from the application of clause (a)(ii) of the definition of “Nomination Representation Entitlement” shall be a director  satisfying the criteria set forth in Section 7.1(c)(ii) hereof (an “Independent Director”).

(b)  During the Entitlement Period.

(i)    Nominated Directors.  Upon the occurrence of an increase in the authorized number of Directors then constituting the Board that results in an increase in the Nomination Representation Entitlement to a number greater than the number of Nominated Directors then serving on the Board, the Investor Securityholders shall have the right to designate, nominate or appoint that number of additional Nominated Directors such that the total number of Nominated Directors (after giving effect to such designation, nomination or appointment) shall be equal to the Nomination Representation Entitlement at such time.

(ii)   Vacancy. In the event that a vacancy is created at any time with respect to a Board seat held by an Appointed Director or a Nominated Director by reason of the death, disability, retirement, resignation or removal (with or without cause) of such Director, the Investor Securityholders may designate, nominate or appoint another individual to be elected to fill the vacancy created thereby, and the Company shall use its reasonable best efforts to take at any time and from time to time, all actions necessary to accomplish the same, but in any case, only to the extent required to maintain the then applicable Preferred Representation Entitlement and/or Nomination Representation Entitlement, as applicable, provided that for the avoidance of doubt, this sentence shall not be deemed to require the Company to amend or seek to amend its restated certificate of incorporation.  For the avoidance of doubt, this Section 7.1(b)(ii) does not apply to any vacancy arising as a result of failure of an Appointed Director or a Nominated Director, as the case may be, who has been nominated and recommended by the Company in accordance with Section 7.1(a) to be elected, but any such failure to be elected shall in no way affect the right of the Investor Securityholders to designate, nominate or appoint another individual in replacement thereof as a nominee for Appointed Director or Nominated Director, as the case may be, with respect to the next election.  In addition, upon the occurrence of an increase in the authorized number of Directors then constituting the Board that results in an increase in the Preferred Representation Entitlement and/or the Nomination Representation Entitlement, as applicable, to a number greater than the number of Appointed Directors or Nominated Directors, as applicable, then serving on the Board, the Investor Securityholders shall

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have the right to designate, nominate or appoint, and subject to this Section 7.1(b), the Board shall appoint, that number of additional individuals to serve as Appointed Directors or Nominated Directors, as applicable, such that the total number of Appointed Directors or Nominated Directors, as applicable, (after giving effect to such designation, nomination or appointment) shall be equal to the Preferred Representation Entitlement and/or Nomination Representation Entitlement, as applicable, at such time.

(iii)        Certain Limitations.  Notwithstanding the foregoing, if after the Closing there is a change in the applicable rules of the primary Exchange on which the Common Stock is listed at the time such change becomes effective or in the interpretation thereof that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this Section 7.1(b), the voting rights of the holders of the Convertible Preferred Stock set forth in this Section 7.1(b) shall thereafter be limited to the extent required by such changed rules for the Common Stock to continue to be listed on such Exchange.

(c)  Limitations on Appointed and Nominated Directors.

(i)          Except as provided in Section 7.1(c)(ii), unless otherwise agreed to by the Company, each Appointed Director and Nominated Director (other than the Independent Director) shall, at all times during which such Person serves as a Director, (A) (x) be a present full-time managing director of SLS Management (a “SLS Person”) or (y) otherwise be reasonably acceptable (in terms of suitability) to the Company’s Nominating and Governance Committee as determined in good faith in the discharge of its fiduciary duties, and (B) not be (or be a representative of or otherwise affiliated with) a direct competitor of the Company as determined in good faith by the Board.  The Investor Securityholders shall not nominate or appoint any such Appointed Director or Nominated Director who does not meet the specifications set forth in this Section 7.1(c)(i) and shall cause any Appointed Director or Nominated Director to immediately resign if such director fails to meet either of the requirements set forth in clauses (i)(A) or (i)(B) above.

(ii)         Each Independent Director shall, at all times during which such Person serves as a Director, (A) not be (or be a representative of or otherwise affiliated with) a direct competitor of the Company as determined in good faith by the Board, (B) not be an employee, officer or director of SLS Management or any of its Affiliates (disregarding for this purpose clause (ii) of the definition thereof), and (C) otherwise be reasonably acceptable (in terms of suitability and independence) to the Company’s Nominating and Governance Committee as determined in good faith in the discharge of its fiduciary duties.  The Investor Securityholders shall not nominate or appoint any such Independent Director who does not meet the specifications set forth in this Section 7.1(c)(ii) and shall cause any Independent Director to immediately resign if such director fails to meet either the requirements set forth in clauses (ii)(A) or (ii)(B) above.

(d)  Notification Regarding Directors.  The Investor Securityholders shall notify the Company in writing of each proposed Nominated Director a reasonable time in advance of any action taken for the purpose of electing or appointing such Nominated Director, to fill a vacancy and of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named

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(which in the event of any proxy statement relating to an annual meeting of stockholders of the Company shall be no later than 30 days prior to the first anniversary of the mailing of the proxy statement related to the previous year’s annual meeting of stockholders), together with all information concerning such nominee reasonably requested by the Company, so that the Company may determine whether such nominee complies with the above qualifications and so that the Company can comply with applicable disclosure rules; provided that in the absence of such notice, the Investor Securityholders shall be deemed to have designated, nominated or appointed the same Directors as set forth in the most recent notice delivered to the Company pursuant to this Section 7.1(d).

(e)  Fundamental Change.  The rights granted to the Investor Securityholders under this Section 7.1 shall survive a Fundamental Change to the extent that the Investor Securityholders continue to Beneficially Own in the aggregate no less than 7.5% of the Total Current Voting Power of the Survivor of a Fundamental Change, provided that for all purposes of this Section 7.1, the board of directors of the Survivor of a Fundamental Change shall be substituted for the Board.  The Investor Securityholders shall cause all Appointed Directors and/or Nominated Directors to resign from the Board effective upon the occurrence of a Fundamental Change to the extent that either (i) the Investor Securityholders are no longer entitled to designate or nominate such directors as a result of this Section 7.1(e) or (ii) the Company is not the Survivor of a Fundamental Change (subject to the appointment of such persons to the board of directors of the Survivor of the Fundamental Change, if required pursuant to the first sentence of this Section 7.1(e)).

(f)  Exercise of Rights; Resignation Letters. Unless otherwise agreed in writing by the Investor Securityholders (which agreement shall be delivered to the Company as a condition to its effectiveness and which agreement will name another Investor Securityholder who will exercise the rights pursuant to this Section 7.1), the Board designation, nomination and appointment rights pursuant to this Section 7.1 shall be exercised by SLS.  In addition, each Appointed Director will execute and deliver to the Company a signed, undated letter of resignation which will be held by the Company and used exclusively in the event that the provisions of Section 4(d) of the Certificate of Designation are not implemented in accordance with the terms thereof insofar as they require a Preferred Director to cease to serve as a Preferred Director.

7.2           Committees.  Subject to the requirements of applicable Law, the primary Exchange on which the Company’s securities are then traded and Committee Qualification Requirements, for as long as there is an Appointed Director or Nominated Director or the Preferred Representation Entitlement or the Nomination Representation Entitlement are not zero (0), the Investor Securityholders shall be entitled to designate at least one (1) Appointed Director or Nominated Director and the Board shall appoint such Director, to serve on each standing committee of the Board (each, a “Committee”), except that where the requirements of applicable Law, the rules of the primary Exchange on which the Company’s securities are then traded or Committee Qualification Requirements prescribe certain qualifications for such service on a standing committee of a board of directors and such Appointed Director or Nominated Director does not meet such qualifications (excluding, for this purpose, the “exceptional and limited circumstances” exception under the Marketplace Rules of NASDAQ), the Investor Securityholders shall be entitled to have at least one (1) Appointed Director or Nominated

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Director be an observer to such Committee who will not be a member, voting or otherwise, of such Committee.  Notwithstanding any such observer status, any Committee may hold executive sessions at which such observer is not permitted to be present and may withhold information from such observer in order to avoid any conflict of interest or in light of corporate governance concerns, or to comply with applicable Laws, and rules of the primary Exchange on which the Company’s securities are then traded, in each case as reasonably determined in good faith by such Committee.

7.3           D&O Insurance; Indemnification Agreements.

(a)  During the period that an Appointed Director and/or a Nominated Director is a director of the Board, such Director shall be entitled to benefits under any director and officer insurance policy maintained by the Company to the same extent as any similarly situated director of the Board.

(b)  The Company agrees that in respect of each Appointed Director and Nominated Director that is a SLS Person or an employee, officer or director of SLS Management or its Affiliates, the Company shall duly authorize and enter into an indemnification agreement substantially in the form attached hereto as Exhibit M (an “Indemnification Agreement”) with such Person or such other form of indemnification agreement as shall be reasonably acceptable to the Company and SLS and each of the Company, and SLS agrees to negotiate in good faith to seek to agree to and implement such alternative form by July 31, 2009.

7.4           Approval Rights.  So long as the SLS Beneficial Ownership Percentage exceeds 15%, the Company shall not and shall cause its Subsidiaries to not, without the prior written consent of the Investor Securityholders:

(a)  enter into or amend any Contract with any Affiliate (an “Affiliate Transaction”), or any series of related Affiliate Transactions, unless (i) the terms of such Affiliate Transactions are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm’s length transaction with a non-Affiliate, which shall be deemed conclusively determined if the Company shall have received a fairness opinion to such effect from a nationally-recognized investment bank, (ii) such Contract is exclusively between or among the Company and one or more of its Subsidiaries, or (iii) in respect of director, trustee, officer or employee compensation (including bonuses) or other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) or indemnification arrangements, in each case, as determined in good faith by the Board or the Company’s senior management;

(b)  in any single transaction or series of related transactions, purchase or acquire any business, division, product line or capital stock, indebtedness or other securities of any Person for aggregate consideration (which will include the purchase price, plus the aggregate of any Indebtedness assumed) in excess of the greater of (x) $25,000,000 and (y) 5% of the annual consolidated net sales, determined in accordance with GAAP, of the Company and its Subsidiaries during the prior four fiscal quarters;

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(c)  sell, transfer or otherwise dispose of, in any single transaction or series of related transactions, (i) any Subsidiary of the Company, business, capital stock, indebtedness or other securities of any or division of the Company or its Subsidiaries, or (ii) other than in the ordinary course of the conduct of business of the Company and its Subsidiaries, any assets, which assets (x) are not obsolete, (y) are utilized in a material manner in the business of the Company and its Subsidiaries at the time of such sale, and (z) are not being replaced with assets of comparable utility or value, in each case having a value in excess of the greater of (x) $25,000,000 and (y) 5% of the annual consolidated net sales, determined in accordance with GAAP, of the Company and its Subsidiaries during the prior four fiscal quarters; or

(d)  incur, create, assume, guarantee or otherwise become liable for any Indebtedness (an “Incurrence”) unless after giving effect to such Incurrence the outstanding consolidated Indebtedness of the Company and its Subsidiaries does not exceed the Permitted Indebtedness Amount (as defined in the Indenture).

7.5           Board Composition.  For so long as the Preferred Representation Entitlement is equal to or greater than two (2), the Company shall not, without the prior written consent of the Investor Securityholders, take any action that would cause the Board to consist of fewer than nine (9) Directors.

7.6           Rights Agreement; Charter Amendment.  During the period commencing on the date hereof and ending at such time as the SLS Beneficial Ownership Percentage is less than 15%:

(a)  The Company agrees that it shall not take any action to amend, modify or supplement the Rights Agreement (as amended and restated by the Rights Agreement Amendment), or adopt, propose or implement any other shareholder rights plan, in each case that is adverse to the Investor Securityholders and their Affiliates relative to the terms of the Rights Agreement in effect on the date hereof as amended and restated by the Right Agreement Amendment;

(b)  The Company agrees that, if any Person becomes an “Acquiring Person” (or any similarly defined term) under the Rights Agreement or any other shareholder rights plan of the Company, then to the extent the Company causes or permits the Rights Agreement or such other shareholder rights plan to dilute such Acquiring Person (or similarly defined term) as contemplated by such Rights Agreement or other shareholder rights plan in a manner other than through an exchange of shareholder rights for shares of Common Stock pursuant to the terms of Section 23 of the Rights Agreement (or the equivalent section of such other shareholder rights plan), the Company shall obtain the prior written consent of the Investor Securityholders to such manner of dilution.  The Company further agrees that, to the extent it does effect such an exchange under Section 23 of the Rights Agreement (or the equivalent section of such other shareholder rights plan), the Company shall not effect such exchange with any securities, cash or other assets of the Company other than Common Stock, in each case, unless the Company has obtained the prior written consent of the Investor Securityholders to such securities, cash or other assets.  In each of the foregoing cases in this Section 7.6(b) where consent of the Investor Securityholders is required, such consent shall not be unreasonably withheld or delayed; and

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(c)  The Company agrees that it will not directly or indirectly (including through any merger or consolidation) amend its restated certificate of incorporation in a manner that would directly or indirectly adversely affect the ability of the Investor Securityholders to Transfer the Securities and Conversion Shares to any Person (taking into account the terms of the Rights Agreement and of the relevant Securities and this Agreement) or to convert and exercise Securities or Junior Preferred Stock.

7.7           Information Rights.

(a)   Subject to Sections 7.7(b) and Section 7.9, during the Information Rights Period, the Company will deliver to the Investor Securityholders the following information:

(i)    on an annual basis and promptly after it has been made available to the Board, (A) an annual budget of the Company, (B) a business plan of the Company, and (C) financial forecasts for the next fiscal year of the Company, in each case, to the extent and in such manner and form prepared by or for the Board;

(ii)   on an annual basis and promptly after it has been made available to the Board, annual unaudited financial and operating reports of the Company, to the extent and in such manner and form prepared by or for the Board;

(iii)  on a quarterly basis and promptly after it has been made available to the Board, unaudited quarterly financial and operating reports of the Company, to the extent and in such manner and form prepared by or for the Board;

(iv)  promptly following any distribution of reports, documents or other materials to members of the Board in their capacity as a director, copies of all such reports, documents and other materials distributed, provided or otherwise made available to the Board; and

(v)   such other financial, management and operating reports reasonably requested by the Investor Securityholders.

(b)   If during the Information Rights Period the Company is no longer obligated to file an annual report on Form 10-K or quarterly report on Form 10-Q with the SEC, the Company shall deliver the following to the Investor Securityholders or an Appointed Director or Nominated Director (other than an Independent Director) in such manner and form as customarily provided to the Board:

(i)    as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter (to the extent practicable), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent it shall be available) with the opinion of the independent registered public

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accounting firm selected by the Company’s Audit Committee with respect to such financial statements; and

(ii)   in lieu of providing the information required under Section 7.7(a)(iii), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter (to the extent practicable), an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, except that such financial statements need not contain the notes required by GAAP.

(c)           During the Information Rights Period, the Company shall (and shall cause its Subsidiaries to) (i) afford to the Investor Securityholders and, if reasonably requested, the accountants, counsel and other representatives and agents of the Investor Securityholders (collectively, the “Representatives”) reasonable access to its properties, records, books and Contracts during normal business hours upon reasonable notice as such Persons may reasonably request and (ii) make available to the Investor Securityholders and their Representatives the appropriate individuals for discussions of its business, properties and personnel upon reasonable notice as the Investor Securityholders or the Representatives may reasonably request.

7.8           VCOC Rights.

(a)  With respect to each Investor Securityholder and each Affiliated Entity or a controlled Affiliate of an Investor Securityholder (for so long as they are controlled Affiliates thereof), in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations, that holds Securities or Conversion Shares (each, a “VCOC Investor Securityholder”), at the written request of such VCOC Investor Securityholder, the Company shall, with respect to each such VCOC Investor Securityholder:

(i)    provide such VCOC Investor Securityholder or its designated representative with the following: (1) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Investor Securityholder shall reasonably request; (2) copies of the information set forth in Section 7.7(a) and 7.7(b); and (3) from and after the time, if any, that no Appointed Director is serving on the Board pursuant to the rights afforded hereunder and under the Certificate of Designation, copies of all materials provided to the Board at the same time provided to the members of the Board; and

(ii)   make appropriate officers of the Company and members of the Board available periodically and at such times as reasonably requested by such VCOC Investor Securityholder for consultation with such VCOC Investor Securityholder or its designated representative with respect to matters (subject to the confidentiality provisions and procedures described in Section 7.7(c)) relating to the business and affairs of the Company and its Subsidiaries.

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The Company reserves the right to withhold any information and restrict access pursuant to this Section 7.8(a) to the extent such information or access could adversely affect the attorney-client privilege between the Company and its counsel.  Notwithstanding anything herein to the contrary, in no event will the Company have any obligation to disclose any information to any Person pursuant to the terms of this Agreement if such Person is not subject to the confidentiality obligations of Section 7.9.

(b)   The Company agrees to consider, in good faith, the recommendations of each VCOC Investor Securityholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

7.9           Confidentiality.  (a) The Investor Securityholders agree to and shall cause each of their Affiliates and Representatives to (i) keep confidential all proprietary and non-public information regarding the Company and its Subsidiaries received pursuant to Sections 7.7, 7.8 or otherwise hereunder, whether through an Appointed Director, a Nominated Director or otherwise (the “Confidential Information”), not disclose or reveal any such information to any Person without the prior written consent of the Company other than those of its Representatives who need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Investor Securityholders in the Securities or Conversion Shares and to cause those Permitted Representatives to observe the terms of this Section 7.9 and agree for the benefit of the Company to do so and (ii) not to use such proprietary and non-public information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by the Investor Securityholders in the Securities or Conversion Shares (it being acknowledged by the Investor Securityholders that they have the obligation to comply with any applicable Laws with respect to insider trading); provided that nothing herein shall prevent the Investor Securityholders or any of their Affiliates from disclosing any such information that (1) is or becomes generally available to the public in accordance with Law other than as a result of a disclosure by an Investor Securityholder, any Affiliate, Permitted Representatives, or Subsidiaries of an Investor Securityholder or in violation of this Section 7.9 or any other confidentiality agreement between the Company and such Person or any other legal duty, fiduciary duty, or other duty of trust and confidence, of such Person, (2) was within the Investor Securityholders’ or any of its Affiliates’ possession or developed by it prior to being furnished with such information (provided that the source of such information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company or a Subsidiary of it with respect to such information), (3) becomes available to the Investor Securityholders or any of its Affiliates on a non-confidential basis from a source other than the Company or a Subsidiary (provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company or a Subsidiary of it with respect to such information), or (4) is required to be disclosed by Law (provided that prior to such disclosure, the Investor Securityholder or such Affiliate shall, unless prohibited by Law, promptly notify the Company of any such disclosure, use reasonable efforts to limit the disclosure requirements of such Law, and maintain the confidentiality of such information to the maximum extent permitted by Law).  The Investor Securityholders shall be responsible for any breach of this Section 7.9 by any their respective Affiliates or Representatives.

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8.             Transfers; Redemption.

8.1           Transfer Restrictions.

(a)           Subject to Section 8.1(c), from the Closing and ending on the earlier of (x) twelve (12) months following the Closing Date and (y) the occurrence of a Restriction Termination Event (the earlier of (x) and (y), the “Restricted Period Termination Date”), no Investor Securityholder shall, directly or indirectly, transfer, sell, offer, assign, exchange, distribute, mortgage, pledge or otherwise dispose of (each, a “Transfer”) any Securities or Conversion Shares, other than as expressly permitted by, and in compliance with, the following provisions of this Section 8.1(a):

(i)       An Investor Securityholder may Transfer any or all of its Securities or Conversion Shares to any Permitted Transferee of such Investor Securityholder; provided that such Permitted Transferee (A) agrees to be bound hereunder as an Investor Securityholder, (B) agrees that the representations, covenants and other agreements made by the assignor herein are accurate in respect of, and shall be deemed to have been made by and bind such Transferee, and (C) shall execute a counterpart to this Agreement, the execution of which shall constitute such Transferee’s agreement to the terms of this Section 8.1(a)(i).  Upon such a Transfer, the Permitted Transferee shall be deemed an Investor Securityholder hereunder and shall be entitled to the rights, and subject to the obligations and restrictions, contained herein.

(ii)      An Investor Securityholder may Transfer any or all of its Securities or Conversion Shares upon written consent by the Company permitting such Transfer.

(iii)     An Investor Securityholder may Transfer any or all of its Securities or Conversion Shares (A) to the Company or any of its Subsidiaries or (B) pursuant to any tender offer, exchange offer, merger, consolidation, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of the Company’s capital stock, provided that such transaction is an Approved Transaction.

(iv)     An Investor Securityholder may Transfer any or all of its Securities or Conversion Shares upon the occurrence of a Bankruptcy Event with respect to the Company or any of its Significant Subsidiaries.

(b)   Subject to Section 8.1(c), 8.1(d), 8.1(e) and 8.1(f), after the Restricted Period Termination Date, the Investor Securityholders shall have the right to Transfer Securities or Conversion Shares without restriction hereunder; provided that in the case of any Transfer to a Permitted Transferee, such Permitted Transferee (i) agrees to be bound hereunder as an Investor Securityholder, (ii) agrees that the representations, covenants and other agreements made by the assignor herein shall be deemed to have been made by such Transferee, and (iii) shall execute a counterpart to this Agreement, the execution of which shall constitute such Transferee’s agreement to the terms of this Section 8.1(b).  Upon such a Transfer, the Permitted Transferee shall be deemed an Investor Securityholder hereunder and shall be entitled to the rights, and subject to the obligations and restrictions, contained herein.

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(c)   No Investor Securityholder may, together with its Affiliates, in any single transaction or series of related transactions, whether on, before or after the Restricted Period Termination Date, Transfer to any Person or group of related Persons (other than Permitted Transferees) Securities or Conversion Shares to the extent such Person or group of related Persons would, to the knowledge of such Investor Securityholder after due inquiry (it being understood that due inquiry shall not be required in circumstances where the purchaser in a sale transaction is not reasonably identifiable, such as in a “brokers’ transaction” (as defined in Rule 144) or in an underwritten public offering), upon completion of the Transfer of such Securities or Conversion Shares Beneficially Own more than 7.5% of the Common Shares Outstanding, unless such Transfer (i) has been approved by, or is in connection with a transaction approved or recommended by, the Board or (ii) is made pursuant to a tender offer, exchange offer, merger, consolidation or similar transaction that is an Approved Transaction.  To the extent that any tender offer is not an Approved Transaction, the Company will take such actions under its control as are reasonably requested on a non-public basis and in compliance with Section 5.6 by the Investor Securityholders so as to enable the Investor Securityholders to timely tender into such offer prior to expiration thereof (including any extensions thereto), Securities and/or Conversion Shares, in the event the tender offer becomes an Approved Transaction, without requiring conversion of the Securities or Junior Preferred Stock until after such time as such tender offer is an Approved Transaction.

(d)   Any Transfer not made in accordance with Section 8.1 shall be null and void and of no force or effect regardless of whether the proposed Transferee had actual or constructive knowledge of the Transfer restrictions set forth herein, and no such proposed Transfer will be recorded in the books of the Company.

(e)   (i) Subject to applicable Law, the Investor Securityholders (other than the Appointed Directors and the Nominated Directors with respect to any Company Securities held directly by such Persons, or indirectly by such Persons through family trusts, or similar arrangements or held directly by family members sharing the same household as such Directors) will not be subject to the Company’s trading policies requiring pre-clearance or limiting trading to specified dates (it being understood that this is not intended to modify the rights or obligations set forth in the Registration Rights Agreement), and (ii) the Investor Securityholders acknowledge their obligation hereunder not to Transfer Securities or Conversion Shares in contravention of applicable Law, including each of Section 10(b) and Rule 10b-5 of the Exchange Act.

(f)    The Investor Securityholders shall not be subject to any restrictions on Transfer other than as set forth in this Agreement, applicable Law and to the extent applicable, the Registration Rights Agreement.

8.2           Right to Sell to the Company.

(a)  Upon the occurrence of a Triggering Event and for a period thereafter ending twenty (20) Business Days after public announcement of the termination or appointment, as applicable, of the CEO relating to any Triggering Event, the Investor Securityholders that Beneficially Own any Notes and/or shares of Convertible Preferred Stock (collectively, the “Redeeming Sellers”) shall have the right (but not the obligation) to sell to the Company (the

48

“Put Right”), and if the Put Right is exercised, the Company shall purchase, all (but not less than all) such Notes and shares of Convertible Preferred Stock held by the Redeeming Sellers (the “Redemption Securities”) at a price in cash equal to (x) with respect to any Notes that constitute Redemption Securities, the Redemption Price (as defined in the Indenture), plus accrued but unpaid interest thereon, as of the Put Closing Date and (y) with respect to any shares of Convertible Preferred Stock that constitute Redemption Securities, the Redemption Price (as defined in the Certificate of Designation) as of the Put Closing Date.

(b)  SLS, on behalf of the Redeeming Sellers, shall exercise or waive the Put Right by delivery to the Company of a written notice (the “Put Exercise Notice”) stating that SLS is exercising the Put Right on behalf of the Redeeming Sellers.

(c)  The closing of the exercise of the Put Right (the “Put Right Closing”) by the Redeeming Sellers pursuant to this Section 8.2 shall take place no later than ninety (90) days following delivery of the Put Exercise Notice and shall occur at the time and place as mutually agreed upon by the Company and SLS, on behalf of the Redeeming Sellers (such date, the “Put Closing Date”).

(d)  At the Put Right Closing, (i) SLS, on behalf of the Redeeming Sellers, shall deliver to the Company all the Redemption Securities free and clear of all Liens; and (ii) the Company shall pay the Repurchase Price for the securities being repurchased by wire transfer in immediately available funds to the account(s) specified by SLS.

(e)  For purposes hereof, a “Triggering Event” shall mean the occurrence of any of the following:  (i) the removal or termination by the Company (with or without cause) of the Company’s Chief Executive Officer (“CEO”) that is then currently in office without the prior written consent of SLS, on behalf of the Investor Securityholders, or (ii) following the departure of the CEO for any reason (including with the consent of the Investor Securityholders), either (x) the appointment of a successor CEO (or “acting” CEO) who is not acceptable to SLS,  or (y) the failure of the Company to appoint a successor CEO (who may be an “acting” CEO, provided that a permanent CEO acceptable to SLS is appointed within 270 days after such departure) within ninety (90) days after such departure.

8.3           Legends; Securities Act Compliance.

(a)  Each certificate representing the Securities and each certificate representing Conversion Shares will bear a legend conspicuously thereon to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

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(b)  The requirement imposed by Section 8.3(a) shall cease and terminate as to any particular Security or Conversion Share (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Securities or Conversion Shares have been effectively registered under the Securities Act or Transferred in compliance with Rule 144.  Wherever such requirement shall cease and terminate as to any Securities or Conversion Shares the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.3(a).

(c)  In the event that any Notes, shares of Convertible Preferred Stock, Conversion Shares or Warrants are Transferred in compliance with Section 8.1(a)(iii), the Company shall promptly, upon request, but in any event not later than is necessary in order to consummate such Transfer, remove the second sentence of the legend set forth above in connection with such Transfer.

9.             Termination.

9.1           Conditions of Termination.  Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of the Company and the Purchasers, (b) by either the Company, on the one hand, or the Purchasers, on the other hand, if the Closing shall not have occurred on or prior to 5:00 p.m., New York time, on June 1, 2009 and the failure to close by such date shall not be the result of the breach of this Agreement by the party or parties seeking to terminate this Agreement pursuant to this Section 9.1(b) or by any of their Affiliates, or (c) by either the Company, on the one hand, and the Purchasers, on the other hand, if any Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the transactions contemplated by the Transactions Agreements illegal or which has the effect of prohibiting or otherwise preventing the consummation of the transaction contemplated by the Transaction Agreement, or (ii) issued or granted any order, decree or injunction that is in effect and has the effect of making the transactions contemplated by the Transaction Agreements illegal or which has the effect of prohibiting or otherwise preventing the transactions contemplated by the Transaction Agreement, and such order, decree or injunction has become final and non-appealable.

9.2           Effect of Termination.  In the event of any termination pursuant to Section 9.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchasers, or their directors, partners, members, employees, affiliates, officers, stockholders or agents or other representatives, with respect to this Agreement, except (a) for the terms of this Section 9.2, which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from liability for any willful breach of, or fraud in connection with, this Agreement.

10.           Miscellaneous Provisions.

10.1         Public Statements or Releases.  Neither the Company nor any Purchaser shall make any public release or announcement with respect to the existence or terms of this

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Agreement or the transactions provided for herein without the prior approval of the Company, on the one hand, and SLS, on behalf of the Purchasers, on the other hand, which shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, nothing in this Section 10.1 shall prevent any party from making any public release or announcement it considers necessary in order to satisfy its obligations under law or under the rules or regulations of any Exchange, in which case the party or parties, as applicable, required to make the release or announcement shall, to the extent reasonably practicable, allow the other party or parties, as applicable, reasonable time to comment on such release or announcement in advance of such issuance.

10.2         Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.  The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement.  The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein.  References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).  All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of the Transaction Agreements and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.3         Notices.  Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

(a)   if to the Company, addressed as follows:

Power-One, Inc.

740 Calle Plano

Camarillo, California  93012

Attention:   Tina Mcknight, Esq.

Facsimile:   (805) 383-5898

with copies (which shall not constitute notice) to:

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Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California  90071

Attention:   Jennifer Bellah Maguire

Facsimile:   (213) 229-6986

(b)   if to any Purchaser, to:

c/o Silver Lake Sumeru Fund, L.P.

2775 Sand Hill Road, Suite 100

Menlo Park, California  94025

Attention:   Karen King

Facsimile:   (650) 234-2502

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California  94304

Attention:   Richard Capelouto

Facsimile:   (650) 251-5002

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

10.4         Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.5         Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

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(c)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASERS OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.6         Specific Performance.  The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

10.7         Waiver.  Subject to Section 10.14, no waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.  Any agreement on the part of a party hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.8         Fees; Expenses.

(a)   Except as set forth in Sections 5.2 and 5.8 and this Section 10.8, all fees and expenses incurred in connection with the Transaction Agreements and the transactions contemplated hereby and thereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the transactions contemplated hereby and thereby are consummated.

(b)   At the Closing, the Company shall reimburse the Purchasers and their Affiliates for all of their reasonable, documented out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by the Purchasers and/or the Affiliated Entities, incurred in connection with the Purchasers’ due diligence review of the Company and its Subsidiaries, the structuring of the transactions contemplated by this Agreement and the other Transaction Agreements and the negotiation, execution and delivery of this Agreement and the other Transaction Agreements and the closing of the transactions hereunder (including, for the avoidance of doubt, all fees and expenses relating to services or activities that by their nature occur post-Closing or are typically rendered post-Closing (all such fees and expenses included in this Section 10.8(b), the “Transaction Expenses”); provided that such Transaction Expenses reimbursed pursuant to this Section 10.8(b) shall not exceed $1,000,000.

(c)   The Company shall pay any and all documentary, stamp or similar issue or transfer Tax payable in connection with this Agreement, the issuance of the Securities at Closing.

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(d)   The Company shall reimburse each Appointed Director and each Nominated Director for their reasonable out of pocket expenses incurred for the purpose of attending meetings of the Board or committees thereof, to the extent covered by, and in accordance with, the Company’s reimbursement policy in effect from time to time.

10.9         Assignment.  Except for the assumption of obligations of a Permitted Transferee, none of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, if an Investor Securityholder is assigning its interests hereunder, and (y) SLS, on behalf of the Investor Securityholders, if the Company is assigning its interests hereunder.  In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.  Notwithstanding the foregoing, other than the rights provided for in the Registration Rights Agreement or provided to third parties pursuant to Sections 5.8 and 10.8, none of the rights provided to the Purchasers or the Investor Securityholders pursuant this Agreement, and in particular in Sections 5 and 7, shall be assignable or otherwise transferable to any other Person other than a Permitted Transferee.

10.10       Survival.  The representations, warranties, covenants and agreements of the Company and the Purchasers in this Agreement shall survive the Closing Date.

10.11       No Third Party Beneficiaries.  Except as specifically provided in Sections 5.8 (with respect to which any Person named therein shall be a third party beneficiary), 7.1(f) (with respect to which any designating, nominating or appointing Person named therein shall be a third party beneficiaries), 7.3 (with respect to which the Appointed Directors and Nominated Directors named therein shall be third party beneficiaries), 7.8 (with respect to which all VCOC Investor Securityholders provided therein shall be third party beneficiaries), 10.8(b) (with respect to which all Affiliated Entities named therein shall be third party beneficiaries) and 10.8(d) (with respect to which all Appointed Directors and Nominated Directors named therein shall be third party beneficiaries), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

10.12       Counterparts.  This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

10.13       Entire Agreement; Amendments.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Disclosure Schedule, Annexes and the Exhibits hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject

54

matter hereof, whether written or oral.  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto; provided that, notwithstanding the foregoing, this Agreement may be amended from time to time without the consent of any other party to include a Permitted Transferee as a party and a signatory hereto pursuant to Section 8.1 hereof.

10.14       SLS Rights.  The rights provided by Sections 5.7 (with respect to Preemptive Rights), 7.1 (with respect to Board Representation), 7.4 (with respect to Approval Rights), 7.5 (with respect to Board Composition), 7.6 (with respect to the Rights Agreement), 7.7 (with respect to Information Rights), 7.8 (with respect to VCOC Rights), 8.2 (with respect to the limited Right to sell the Notes and Convertible Preferred Stock to the Company) and 10.17 (with respect to the Exchange Reformation Clause) are exclusive to the Investor Securityholders and their Permitted Transferees.  Any determinations to be made pursuant hereto shall be made by the holders of a majority in interest of the Conversion Shares (on an as-converted basis) or as they may otherwise agree amongst themselves, provided that the Company shall have no duty to inquire as to such arrangements and shall be protected and entitled to rely exclusively upon any and all instructions or communications from SLS (or, following notice to the Company in accordance with Section 10.3, such other Investor Securityholder as specified by SLS), and in the absence of any such instruction or communication, upon the determination of the holders of a majority in interest of the Conversion Shares (on an as-converted basis) as communicated by the Investor Securityholders.

10.15       Discussion Regarding Securities.  If at any time following the Closing, the Company determines that it would be in its interest to convert or exchange the Convertible Preferred Stock for instruments evidencing convertible Indebtedness of the Company, the Company may request SLS, on behalf of the Investor Securityholders, to, and SLS shall, discuss with the Company in good faith a proposal by the Company with respect to such conversion or exchange; provided that nothing herein shall be construed to require any Investor Securityholder to accept or otherwise agree to any such proposal or otherwise amend, supplement, modify or waive any Transaction Agreement or any provision therein in connection therewith.

10.16       Time is of the Essence.    The parties acknowledge that time is of the essence with respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the transactions contemplated by this Agreement.

10.17       Exchange Reformation Clause.  Notwithstanding anything herein to the contrary, if there is a change in the applicable rules or the interpretation thereof of the primary Exchange on which the Common Stock is listed at the time such change becomes effective that would cause the Common Stock to be delisted by such Exchange as a result of a provision or portion of any provision in this Agreement, such provision or portion of any provision of this Agreement shall be deemed invalid and unenforceable without any further act on the part of any party hereto; provided, however, that the Company and SLS shall promptly thereafter work in good faith to reform such provision or portion of any provision of this Agreement so as to comply with such changed rules for the Common Stock to continue to be listed on such primary Exchange while preserving to the nearest extent reasonably possible the original intent of the parties hereto with respect to such provision or portion of any provision of this Agreement.

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10.18       Investor Securityholder Fundamental Change.  If the event referred to in clause (i) of the definition of “Fundamental Change” shall have occurred, without the consent of the Company, as a result of the Investor Securityholders or their Affiliates filing a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that any Investor Securityholder or their Affiliates have become the direct or indirect Beneficial Owner of shares with a majority of the total voting power of the Company’s outstanding Voting Stock, then the Investor Securityholders shall not, and shall cause each of their Affiliates not to, (a) exercise their right to accept the Fundamental Change Offer (as defined in the Certificate of Designation) or (b) exercise their right to require the Company to purchase such Notes Beneficially Owned by such Investor Securityholder or their Affiliates pursuant to Section 3.01 of the Indenture, in each case, solely with respect to such Fundamental Change.

[Remainder of the Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

POWER-ONE, INC.

By:	/s/ Richard J. Thomspon
Name:	Richard J. Thompson
Title:	President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

PURCHASERS:

SILVER LAKE SUMERU FUND, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.,
its general partner

By:	SLTA SUMERU (GP), L.L.C.,
its general partner

By:	SILVER LAKE GROUP, L.L.C.,
its managing member

By:	/s/ Kyle T. Ryland
Name:	Kyle T. Ryland
Title:	Managing Member

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.,
its general partner

By:	SLTA SUMERU (GP), L.L.C.,
its general partner

By:	SILVER LAKE GROUP, L.L.C.,
its managing member

By:	/s/ Kyle T. Ryland
Name:	Kyle T. Ryland
Title:	Managing Member

[Signature Page to Securities Purchase Agreement]

Annex A

PURCHASERS

Name of Purchaser	Principal Amount of Notes	Shares of Convertible Preferred Stock	Number of Purchased Warrants	Purchase Price

SILVER LAKE SUMERU FUND, L.P.	$36,078,000	23,432	8,628,941	$59,510,000

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.	$297,000	193	71,059	$490,000

TOTAL	$36,375,000	23,625	8,700,000	$60,000,000

Exhibit A

FORM OF INDENTURE (INCLUDING FORM OF NOTES)

POWER-ONE, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Indenture

dated as of May   , 2009

$[                ]

6.0%/8.0%/10.0% Convertible Senior Notes due 2019

i

TABLE OF CONTENTS
(Continued)

		Page

Section 12.07	Legal Holiday	68
Section 12.08	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	68
Section 12.09	Governing Law	68
Section 12.10	No Adverse Interpretation of Other Agreements	69
Section 12.11	Successors and Assigns	69
Section 12.12	Duplicate Originals	69
Section 12.13	Separability	69
Section 12.14	Table of Contents and Headings	69
Section 12.15	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	69
Section 12.16	Waiver of Jury Trial	69
Section 12.17	Force Majeure	69

EXHIBIT A	Form of Note

EXHIBIT B	Restricted Common Stock Legend and IAI Common Stock Legend

EXHIBIT C	Form of Certificate of Designation for Junior Convertible Preferred Stock

v

CROSS REFERENCE TABLE*

*Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	N.A.
(b)	N.A.
(c)	N.A.
312(a)	2.05
(b)	12.04
(c)	12.04
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	12.03
(d)	7.06
314(a)	4.04; 4.05; 12.03
(b)	N.A.
(c)(1)	12.05
(c)(2)	12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01

N.A. means not applicable

INDENTURE, dated as of May   , 2009, between Power-One, Inc., a Delaware corporation, as the “Company” and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the initial issuance of $[           ] aggregate principal amount of the Company’s 6.0%/8.0%/10.0% Convertible Senior Notes Due 2019 (the “Notes”).  All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.  This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise; provided, however, that, notwithstanding the foregoing, neither the Initial Purchasers nor any of their Permitted Transferees will be deemed to be Affiliates of the Company or its Subsidiaries.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act.

“Beneficial Owner” means any Person that Beneficially Owns a beneficial interest in a Global Note held in accordance with the rules and procedures of the Depositary.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or the Corporate Trust Office are authorized or obligated to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change in Control” means the occurrence of a Fundamental Change of the type described in the clauses (i), (ii), (iii) or (iv) of the definition of “Fundamental Change” contained in Section 3.01(a).

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national  or regional securities exchange, as reported on the quotation system on which such security is quoted.  If the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Consolidated EBITDA” means for any period, without duplication, Consolidated Net Income for such period, plus, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) taxes, (ii) Fixed Charges, (iii) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (iv) depreciation and amortization, (v) amortization of intangibles (including but not limited to goodwill) and organization costs, (vi) any extraordinary charges, (vii) losses on Dispositions outside the ordinary course of business, (viii) charges in respect of excess or obsolete inventory in excess of $1,000,000 in any fiscal quarter, (ix) solely in connection with the closure of a single facility site after the Issue Date, charges incurred prior to April 4, 2011 relating to severance, the termination of leases (including required repairs to such facility site) and costs relating to the transportation of equipment located at such closing facility site to other facilities, not in excess of $15.0 million in the aggregate after the Issue Date, and (x) any other non-cash charges (excluding any such charge incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period), and minus, to the extent included in determining Consolidated Net Income for such period, (A) any extraordinary gains, (B) gains on Dispositions outside of the ordinary course of business, (C) any other non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserved for, anticipated cash charges in any prior period that are described in the parenthetical to clause (x)  above and (D) interest income.

“Consolidated Net Income” means for any period, the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Continuing Director” means a director who either was a member of the Board of Directors on the Issue Date or who becomes a member of the Board of Directors subsequent to that date and who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election, in each case either by a specific vote or by approval of a proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as a nominee of the Board of Directors for election as director.

“Conversion Date” means the date on which the Holder of the Note has complied with all requirements under this Indenture to convert such Note.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing $1,000 by the Conversion Rate in effect on such date.

“Conversion Rate” means 740.7407407 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to Article 10.

“Corporate Trust Office” means the office of the Trustee at which the trust created by this Indenture is principally administered, which at the date of the Indenture is located at The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, 5th Floor, Los Angeles, California 90017, Attention:  Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” of Common Stock on any day means the average of the Closing Prices per share of Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“Disposition” means any sale, conveyance, assignment, transfer or other disposal of any of the Company’s or its Subsidiary’s property, business or assets.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Exchange” means the NASDAQ Global Market or any other U.S. national securities exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Fair Market Value” means, with respect to any Notes of a Beneficial Owner to be redeemed pursuant to Section 3.10:

(i)            if such Beneficial Owner is able to obtain on the Business Day prior to delivery of the Option Purchase Notice in respect of such Beneficial Owner’s Notes in accordance with Section 3.10(a) a firm price quote from one or more Brokers pursuant to which such Broker(s) offers to purchase on such date all, but not less than all, of the Notes that such Beneficial Owner wishes to redeem, the highest purchase price (net of commissions) quoted; or

(ii)           if such Beneficial Owner is unable to obtain any price quotes as contemplated in clause (i) of this definition (including, for the avoidance of doubt, as a result of any Broker failing to respond to such Beneficial Owner’s inquiry for, or to provide, a firm price quote with respect to such Notes), then the Fair Market Value of such Notes shall conclusively be deemed to be an amount less than 110% of the sum of (x) the Option Purchase Price plus (y) accrued and unpaid interest, if any, on such Notes.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(i)            the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to hedging obligations in respect of interests rates; plus

(ii)           the aggregate amount of interest, on a consolidated basis, of such Person and its Subsidiaries that was capitalized during such period; plus

(iii)          any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(iv)          the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on capital stock payable solely in capital stock of the Company or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Exhibit A.

“Guarantee Obligation” means as to any Person, any obligation, contingent or otherwise of such Person guaranteeing any Indebtedness of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of the guaranteeing Person (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor so as to enable such primary obligor to pay such Indebtedness, (iii) to purchase property, securities or services for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (iv) otherwise to protect the owner of any such Indebtedness against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (x) any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (y) indemnification obligations of the Company or any of its Subsidiaries entered into in the ordinary course of business or (z) obligations of the Company or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Company or such Subsidiary sells goods or inventory to other Persons under agreements obligating the Company or such Subsidiary to repurchase such goods or inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events. The amount of any Guarantee Obligation of any guaranteeing Person at any time shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made at such time and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation at such time, unless such Indebtedness and such maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith at such time; provided, however, that for purposes of this definition the liability of the guaranteeing Person with respect to any obligation as to which a third Person or Persons are jointly or jointly and severally liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof shall be only as to its pro rata portion of such obligation.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, raw materials, equity or debt instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Certificated Note” means a Certificated Note that bears the IAI Note Legend.

“IAI Common Stock Legend” means the legend set forth in Exhibit B.

“IAI Global Note” means a Global Note that bears the IAI Note Legend representing Notes initially issued and sold pursuant to the Purchase Agreement to the Initial Purchasers, all of which are Institutional Accredited Investors.

“IAI Note” means a Note that bears the IAI Note Legend.

“IAI Note Legend” means the legend set forth in Exhibit A.

“Indebtedness” means of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all obligations of such Person upon which interest charges are customarily paid; (iii) all obligations of such Person under conditional sale or other title retention agreements related to assets or other property acquired by such Person; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, excluding current accounts payable incurred in the ordinary course of business and any earn-out obligations not recorded as liabilities under GAAP; (v) the portion of the obligations of such Person as lessee under any lease of any asset or other property which, in conformity with GAAP as in effect on the Issue Date, that is required to be capitalized on a balance sheet of such Person; (vi) all Guarantee Obligations of such Person; (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all net obligations of such Person under Hedging Agreements; and (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, or in respect of bankers’ acceptances.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Purchasers” means the Purchasers named as such in the Purchase Agreement.

“Institutional Accredited Investor” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means each May    and November    of each year, commencing November   , 2009.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Junior Convertible Preferred Stock” means shares of Junior Convertible Preferred Stock of the Company issued pursuant to the Certificate of Designation in the form attached as Exhibit C.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Make-Whole Amount” means, with respect to any Note being repurchased pursuant to Section 3.01, the excess, if any, of (i) the present value on the date of such repurchase of (a) 100% of the principal amount of such Note, assuming such Note were redeemed on May 8, 2014 pursuant to Section 3.04(b), plus (b) all required interest payments due on such Note through May 8, 2014 assuming such Note were redeemed on May 8, 2014 pursuant to Section 3.04(b), computed using a 3.125% discount rate over (ii) the principal amount of such Note.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the primary exchange or trading system on which such shares are traded) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means May   , 2019.

“Maximum Voting Power” means, at the time of determination, the total number of votes which may be cast by all capital stock on a matter subject to the vote of the Common Stock and any other security that constitute Voting Securities of the Company voting together as a single class after giving effect to any limitation on voting power governing Voting Securities of the Company.

“Notes” has the meaning assigned to such term in the Recitals.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the chief accounting officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“OID Note Legend” means the legend set forth in Exhibit A.

“Opinion of Counsel” means a written opinion signed by legal counsel, satisfactory to the Trustee, who may be an employee of or counsel to the Company.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

 “Permitted Indebtedness Amount” means, as of any date, the greater of (i) $127.0 million and (ii) an amount equal to 3.0 times the Company’s Consolidated EBITDA for the immediately preceding four consecutive completed fiscal quarters for which financial statements of the Company prepared in accordance with GAAP are available.

“Permitted Liens” means:

(i)            Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(ii)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(iii)          Liens of carriers, warehousemen, mechanics, suppliers, materialmen, landlords operators, repairmen and other similar Liens incurred in the ordinary course of business;

(iv)          easements, rights-of-way zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property;

(v)           leases or subleases granted to others in the ordinary course of business that do not materially interfere with the business of the Company and its Subsidiaries;

(vi)          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security, including any Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

(vii)         Liens incurred or deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements, including liens of judgments thereunder that are not currently dischargeable;

(viii)        Liens on any property held in trust pursuant to defeasance or covenant defeasance provisions governing Indebtedness of the Company arising in connection with any defeasance or covenant defeasance of such Indebtedness;

(ix)           Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of the Company or any of its Subsidiaries, including rights of offset and setoff; and

(x)            Liens securing Indebtedness permitted to be incurred under Section 4.08.

“Permitted Transfer” means any transfer of the Notes not prohibited under Section 8.1 of the Purchase Agreement.

“Permitted Transferee” has the meaning given such term in the Purchase Agreement.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Public Sale” has the meaning set forth in the Purchase Agreement.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of April 23, 2009, among the Company and the Initial Purchasers.

“Purchase at Holder’s Option” means a repurchase of Notes at Holders option in accordance with Section 3.10.

“Redemption Date” means the date specified by the Company for redemption of the Notes in accordance with Section 3.07.

“Redemption Price” means, with respect to a Note to be redeemed by the Company in accordance with Section 3.04, 100% of the then outstanding principal amount of such Note to be redeemed.

“Register” has the meaning assigned to such term in Section 2.03.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of May    , 2009, among the Company and the Initial Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May     or November     (whether or not a Trading Day) next preceding such Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Note” means a Certificated Note that bears the Restricted Note Legend.

“Restricted Common Stock Legend” means the legend set forth in Exhibit B.

“Restricted Global Note” means a Global Note that bears the Restricted Note Legend representing Notes transferred pursuant to Rule 144A and in accordance with the Purchase Agreement.

“Restricted Note” means a Note that bears the Restricted Note Legend.

“Restricted Note Legend” means the legend set forth in Exhibit A.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

A “Termination of Trading” will be deemed to have occurred if, for a period of 10 consecutive Business Days, the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established U.S. automated interdealer quotation system and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Global Market or, if the Common Stock is not listed on the NASDAQ Global Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.  A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unexpected Delisting” means any delisting of the Common Stock from the NASDAQ Global Market directly as a result of the execution of the Purchase Agreement and the consummation of the transactions contemplated thereby.

“Voting Securities” means, with respect to any Person, securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02                                Other Definitions.

Term	Defined in Section
“Act”	1.05
“Aggregate Amount”	10.10
“Average Sale Price”	10.08
“Bankruptcy Default”	6.01
“beneficial owner”	3.01(a)
“Brokers”	3.10
“Company Order”	2.02
“Conversion Agent”	2.03
“Defaulted Interest”	11.02
“Disposition Event”	10.12
“Distributed Assets”	10.08(a)
“Event of Default”	6.01
“Expiration Date”	10.10
“Expiration Time”	10.10
“Fundamental Change”	3.01(a)
“Fundamental Change Purchase Date”	3.01(a)
“Fundamental Change Purchase Notice”	3.01(c)
“Fundamental Change Purchase Price”	3.01(a)
“Legal Holiday”	12.07

Term	Defined in Section
“Option Purchase Date”	3.10(a)
“Option Purchase Notice”	3.10(b)
“Option Purchase Price”	3.10(a)
“Primary Registrar”	2.03
“Purchased Shares”	10.10
“QIB”	2.01(b)
“Reference Period”	10.08(a)
“Reference Property”	10.12
“Restricted Securities”	2.14
“Rights”	10.23
“Shareholders Rights Plan”	10.23
“Special Record Date”	11.02
“Trigger Event”	10.11

Section 1.03                                Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.04                                Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(d)                                 all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(e)                                  references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments as amended, restated or supplemented from time to time, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f)                                    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g)                                 “or” is not exclusive;

(h)                                 “including” means including, without limitation; and

(i)                                     words in the singular include the plural, and words in the plural include the singular.

Section 1.05                                Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2.

THE NOTES

Section 2.01                                Form, Dating and Denominations; Legends.

(a)                                  The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Note attached as Exhibit A constitute and are hereby expressly made a part of the Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable only in denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof.

(b)                                 Restricted Notes.  All of the Notes are initially being offered and sold pursuant to the Purchase Agreement to the Initial Purchasers, all of which are Institutional

Accredited Investors, and are initially being issued in the form of an IAI Global Note (which will bear the Global Note Legend, the OID Legend and the IAI Note Legend set forth in Exhibit A hereto), which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary’s nominee, Cede & Co.  All Notes transferred by Initial Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and in accordance with the Purchase Agreement, shall be issued in the form of one or more Restricted Global Notes (which will bear the Global Note Legend, the OID Legend and the Restricted Note Legend set forth in Exhibit A hereto), which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co. The aggregate principal amount of each of the IAI Global Notes and the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c)                                  Global Notes in General.  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes.  Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d)                                 Book Entry Provisions.  The Company shall use its reasonable efforts to execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the Global Note Legend and the OID Legend substantially to the effect set forth in Exhibit A.  This Section 2.01(d) shall only apply to Global Notes deposited with or on behalf of the Depositary.

Section 2.02                                Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.  Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $[          ] upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”).  The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented initially by a Global Note and the date on which each original issue of Notes is to be authenticated.  The initial aggregate principal amount of Notes outstanding at any time may not exceed $[          ] except as provided in Section 2.07 and except as provided in the next succeeding paragraph.

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof.

Section 2.03                                Registrar, Paying Agent and Conversion Agent.  The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Company shall treat each Person whose name is recorded in the Register as the owner of such Note as the owner thereof for all purposes of this Indenture notwithstanding any notice to the contrary.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.

Section 2.04                                Paying Agent To Hold Money In Trust.  Prior to 11:00 a.m., New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due.  A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent.  Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05                                Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders.  If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06                                Transfer and Exchange.  Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Note is presented to a Registrar with a request to register a transfer thereof or exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the applicable form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.11, Section 9.03(b) or Section 10.02(g) not involving any transfer.  No transfer shall be effective unless recorded in the Register.

The Company, Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or to exchange any Note (i) for a period of 20 calendar days before selecting, pursuant to Section 3.06, Notes to be redeemed or (ii) during a period beginning at the opening of business 20 calendar days before the mailing of a notice of redemption under Section 3.07 and ending at the close of business on the day of such mailing or (iii) that has been selected for redemption or for which a Fundamental Change Purchase Notice or Purchase Notice has been delivered pursuant to Section 3.01 or 3.10, and not withdrawn, in accordance with this Indenture, except, in the case of a partial redemption, purchase or repurchase, that portion of such Note not being redeemed or repurchased.

All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07                                Replacement Notes.  If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a replacement Note, pay or purchase such Note, as the case may be.

Upon the issuance of any replacement Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every replacement Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08                                Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent holds at 11:00 a.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09                                Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.  Any Notes or shares of Common Stock issued upon the conversion of Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

Section 2.10                                Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and, upon receipt of a Company Order, the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11                                Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act), all Notes surrendered for transfer, exchange, payment, conversion, replacement or cancellation and upon written request of the Company shall deliver written certification of such cancellation of Notes to the Company.

Section 2.12                                CUSIP Numbers.  The Company in issuing any Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13                                Book-entry Provisions For Global Notes.

(a)                                  Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

(b)                                 In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c)                                  Any Certificated Note constituting a Restricted Certificated Note or an IAI Certificated Note delivered in exchange for an interest in a Global Note pursuant to Section 2.13(a) shall, except as otherwise provided by Section 2.14, bear the OID Legend and the Restricted Note Legend or the IAI Note Legend, as applicable.

(d)                                 The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.14                                Special Transfer Provisions.

(a)                                  The Initial Purchasers may only transfer Notes in accordance with the Purchase Agreement, provided that such transfers also comply with the transfer restrictions set forth in the IAI Note Legend.  Unless and until the Trustee receives written notice from the Company or a Holder that a transfer of a Note has not been made in compliance with the Purchase Agreement, the Trustee may assume without inquiry that such transfer was made in accordance with the Purchase Agreement.

(b)                                 Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.14(c), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)                                  Every Note that bears or is required under this Section 2.14(c) to bear the Restricted Note Legend or the IAI Note Legend, and any Common Stock that bears or is required under this Section 2.14(c) to bear the Restricted Common Stock Legend or the IAI Common Stock Legend (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Note Legend, the IAI Note Legend, the Restricted Common Stock Legend or the IAI Common Stock Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Notes holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.14(c), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof), and any stock certificate representing shares of Common Stock issued upon conversion of any Note, shall bear a Restricted Note Legend, IAI Note Legend, Restricted Common Stock Legend or IAI Common Stock Legend, as the case may be, unless such Note or such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which conditions for removal of the Restricted Note Legend or IAI Note Legend, as the case may be, set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend or IAI Note Legend, as the case may be.  If the Restricted Note surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend or IAI Note Legend, as the case may be, the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the Restricted Note Legend or IAI Note Legend, as the case may be, shall be increased by an equal principal amount.  If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver an unlegended Global Note to the Depositary.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend required by this Section 2.14.

(d)                                 By its acceptance of any Note bearing the Restricted Note Legend or the IAI Note Legend, as the case may be, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend or the IAI Note Legend, as the case may be, and agrees that it will transfer such Note only as provided in this Indenture.

(e)                                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.

Section 2.15                                Record Date.  The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the Trust Indenture Act.

ARTICLE 3.

PURCHASES AND REDEMPTIONS

Section 3.01                                Purchase At the Option of the Holder Upon a Fundamental Change.

(a)                                  If there shall have occurred a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than 35 Trading Days after the occurrence of such Fundamental Change, unless such 35 Trading Days would not provide Holders with at least 20 Trading Days’ notice, in which event the Fundamental Change Purchase Date shall be the day that provides the shortest period necessary to provide 20 Trading Days’ notice, at a purchase price equal to the sum of (x) 100% of the principal amount of the Notes to be purchased, plus (y) in the case of a Fundamental Change set forth in clause (i), (ii), (iii) or (iv) below only, the Make-Whole Amount, plus (z) accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c); provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date. The Company shall determine the Make-Whole Amount.

A “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)                           any “person” or “group”, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company’s outstanding Voting Securities; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act;

(ii)                        the Company consolidates with or merges with or into another Person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any Person (other than a Subsidiary of the Company) or any Person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, provided that none of the circumstances set forth in this clause (ii) will be a Fundamental Change if Persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s Voting Securities immediately prior to the transaction;

(iii)                     Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv)                    the Company’s stockholders or Board of Directors adopts a plan for the liquidation or dissolution of the Company; or

(v)                       upon the occurrence of a Termination of Trading (other than in connection with an Unexpected Delisting).

For purposes of defining a Fundamental Change:

(x)                                   the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(y)                                 the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(z)                                   the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions.

(b)                                 As promptly as practicable following the date the Company publicly announces the Fundamental Change transaction, but in no event less than 20 Trading Days prior to the anticipated effective date of a Fundamental Change in the case of a Fundamental Change within the control of the Company or of which the Company has at least 30 Trading Days prior notice, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law).  The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Noteholder and shall state:

(i)                                     briefly, the events causing such Fundamental Change;

(ii)                                  the anticipated effective date of such Fundamental Change;

(iii)                               the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

(iv)                              the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent;

(vii)                           the then-current Conversion Rate and any adjustments thereto;

(viii)                        that Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to Article 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)                                briefly, the procedures a Holder must follow to exercise rights under this Section 3.01;

(x)                                   that Notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(xi)                                that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Trading Day following the later of the Fundamental Change Purchase Date and the time of surrender of such Note;

(xii)                             briefly, the conversion rights of the Notes;

(xiii)                          the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiv)                         that, unless the Company defaults in making payment of such Fundamental Change Purchase Price and interest due, if any, interest on Notes surrendered for purchase will cease to accrue on and after the Fundamental Change Purchase Date; and

(xv)                            the CUSIP number of the Notes.

(c)                                                         A Holder may exercise its rights specified in Section 3.01(a) by delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Fundamental Change Purchase Date, stating:

(i)                                     the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures if the Notes are not certificated;

(ii)                                  the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)                               that such Note shall be purchased pursuant to the terms and conditions specified in this Section 3.01.

The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) on or prior to the third Business Day following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price).  The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02                                Effect of Fundamental Change Purchase Notice.

(a)                                  Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price, with respect to such Note.  Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Fundamental Change Purchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c).  Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

(b)                                 A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date specifying:

(i)                       the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures, if the Notes are not certificated,

(ii)                    the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii)                 the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Fundamental Change Purchase Notice may be in the form set forth in the preceding paragraph.

Section 3.03                                Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m. (New York City time) on or prior to the third Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

If the Trustee or the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of a Note on the third Business Day following the Fundamental Change Purchase Date in accordance with the terms hereof, then, immediately after the Fundamental Change Purchase Date, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the holder shall terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery of the Note.

Section 3.04                                Right of Redemption.

(a)                                  Subject to Section 3.04(c), (d) and (e), the Company shall have the right, at the Company’s option, during the period beginning on November    , 2011 and ending on May    , 2014, at any time during such period, and from time to time during such period, to redeem all or any part of the Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date in the event that the Closing Price for each of 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the day prior to mailing of a notice of redemption to Holders of the Notes in accordance with Section 3.07 shall have exceeded 300% of the applicable Conversion Price, provided, however, that the Company shall have made at least five scheduled semi-annual interest payments (including the interest payments on November    , 2011) in the full amount required by this Indenture with respect to the Notes prior to redeeming any Notes pursuant to this Section 3.04(a).

(b)                                 Subject to Section 3.04(c), (d) and (e), the Company shall have the right, at the Company’s option, after May    , 2014, at any time, and from time to time, to redeem all or any part of Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

(c)                                  In no event shall any Redemption Date be a Legal Holiday. Furthermore, if the Redemption Date with respect to a Note is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note (without any surrender of such Note by such Holder) at the close of business on such record date, and the Holder surrendering such Note for redemption shall receive only the Redemption Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

(d)                                 The Company shall not have the right to redeem any Note pursuant to this Section 3.04 unless at the time of the mailing of the applicable redemption notice either (x) the shelf registration statement referred to in Section 2.2 of the Registration Rights Agreement is effective and available for resales of the Common Stock issuable upon conversion of the Notes or (y) the shares of Common Stock into which the Notes are convertible into may be sold by all Holders and Beneficial Owners of the Notes under Rule 144 under the Securities Act without volume or other limitation.  Notwithstanding anything contained in the Registration Rights Agreement to the contrary, the Company also agrees to keep such shelf registration statement effective and available for resales of the Common Stock contemplated thereby without limitation until and including the Redemption Date specified in such redemption notice.

(e)                                  Notes in denominations larger than $1,000 principal amount may be redeemed pursuant to this Section 3.04 in part but only in integral multiples of $1,000 principal amount.

Section 3.05                                Notices to Trustee.  If the Company elects to redeem Notes pursuant to Section 3.04 and paragraph 7 of the Notes, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the redemption is to be made and the aggregate principal amount of Notes to be redeemed, which notice shall be provided to the Trustee by the Company at least 15 days prior to the mailing, in accordance with Section 3.07, of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.06                                Selection of Notes to be Redeemed.  If the Company has elected to redeem less than all the Notes pursuant to Section 3.04 and paragraph 7 of the Notes, the Trustee shall, within five Business Days after receiving the notice specified in Section 3.05, select the Notes to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate.  The Trustee shall make such selection from Notes then outstanding and not already to be redeemed by virtue of having been previously called for redemption.  The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000 principal amount.  Notes and portions of them the Trustee selects for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount.  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed.

The Registrar need not register the transfer of or exchange any Notes that have been selected for redemption, except the unredeemed portion of the Notes being redeemed in part.  As provided in Section 2.06, the Registrar need not register the transfer of or exchange any Security for a period of 20 days before selecting, pursuant to this Section 3.06, Notes to be redeemed.

Section 3.07                                Notice of Redemption.  (A) At least 20 Business Days but not more than 30 Business Days before a Redemption Date with respect to a redemption pursuant to Section 3.04(a) and (B) at least 30 days but not more than 60 days before a Redemption Date with respect to a redemption pursuant to Section 3.04(b), the Company shall mail, or cause to be mailed, by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed, at the address of such Holder appearing in the security register.

The notice shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the redemption and shall state:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price plus, if applicable, accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

(iii)                               the Conversion Rate;

(iv)                              the names and addresses of the Paying Agent and the Conversion Agent;

(v)                                 that the right to convert the Notes called for Redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as provided in this Indenture upon redemption;

(vi)                              that Holders who want to convert Notes into shares of Common Stock or shares of Junior Convertible Preferred Stock must satisfy the requirements of Article 10;

(vii)                           the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(viii)                        that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon redemption;

(ix)                                that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Notes called for redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, and all rights of the Holders of such Notes shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Notes and in accordance with this Indenture, the amounts due hereunder on such Notes upon redemption (and the rights of the Holder(s) of record of such Notes to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and

(x)                                   the CUSIP number or numbers, as the case may be, of the Notes.

The right, pursuant to Article 10, to convert Notes called for redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon redemption.

At the Company’s request, upon 5 days’ notice prior to the date of delivery of the notice of redemption, the Trustee shall mail the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

Section 3.08                                Effect of Notice of Redemption.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the specified Redemption Price (together with accrued and unpaid interest, if any, payable as provided herein) and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive such consideration upon surrender of such Notes to the Paying Agent.

If any Note shall not be fully and duly paid in accordance herewith upon redemption, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest at the rate borne by such Note on the principal amount of such Note, and such Note shall continue to be convertible pursuant to Article 10.

Notwithstanding anything herein to the contrary, there shall be no purchase of any Note pursuant to a redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of redemption specified in Section 3.07) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon redemption).  The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of such an Event of Default.

Section 3.09                                Deposit of Redemption Price.  Prior to 11:00 a.m. (New York City time) on or prior to the Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the consideration payable as herein provided upon redemption with respect to all Notes to be redeemed on that date.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

Section 3.10                                Purchase of Notes at Option of the Holder.

(a)                                  At the option of the Holder thereof, Notes (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to this Section 3.10 and paragraph 9 of the Notes on May    , 2014, May    , 2015, May    , 2016, May    , 2017 and May    , 2018 (each, an “Option Purchase Date”), at a purchase price, payable in Cash, equal to 100% of the principal amount of the Notes (or such portions thereof) to be so purchased (the “Option Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date (provided, that if such Option Purchase Date is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then such accrued and unpaid interest shall be paid, on such interest payment date, to the Holder of record of such Notes (without any surrender of such Notes by such Holder) at the close of business on such record date and the Holder surrendering such Note for repurchase shall receive only the Option Purchase Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date), upon:

(i)                                     delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is 20 Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of an Option Purchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A)                              the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with relevant DTC procedures if the Notes are not certificated;

(B)                                the portion of the principal amount of Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(C)                                that such Note shall be purchased pursuant to the terms and conditions specified in Section 3.10 of this Indenture; and

(D)                               that the Beneficial Owner of the Notes attempted in good faith to obtain the price quotes referred to in clause (i) of the definition of Fair Market Value and the Fair Market Value was equal to or less than 110% of the sum of (x) the Option Purchase Price plus (y) accrued and unpaid interest, if any, on the Notes subject to redemption pursuant to this Section 3.10; and

(ii)                                  delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Option Purchase Notice, of such Notes (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option (provided, however, that the Holder of record of such Notes on the record date immediately preceding such Option Purchase Date need not surrender such Notes in order to be entitled to receive, on the Option Purchase Date, the accrued and unpaid interest due thereon).

If such Notes are held in book-entry form through the Depositary, the Option Purchase Notice shall comply with applicable procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Option Purchase Notice contemplated by this Section 3.10(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Option Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.10(b)(viii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Option Purchase Notice or written notice of withdrawal thereof.

(b)                                 The Company shall give notice (the “Option Purchase Notice”) on a date not more than 60 days nor less than 30 days prior to each Option Purchase Date to each Holder at its address shown in the register of the Registrar and to each beneficial owner as required by applicable law.  Such notice shall state:

(i)                                     the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date and the Conversion Rate;

(ii)                                  the Conversion Rate then applicable to the Notes;

(iii)                               the names and addresses of the Paying Agent and the Conversion Agent;

(iv)                              that Notes with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article 10, if otherwise convertible in accordance with Article 10, only if such Purchase Notice has been withdrawn in accordance with this Section 3.10 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(v)                                 that Notes (together with any necessary endorsements) must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus (if such Holder was the Holder of record of the applicable Note at the close of business on the record date immediately preceding the Option Purchase Date) accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(vi)                              that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, for any Note as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than such Option Purchase Date or the time of delivery of the Note as described in clause (v) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Note at the close of business on the record date immediately preceding such Option Purchase Date;

(vii)                           the procedures the Holder must follow to exercise rights under this Section 3.10 (including the name and address of the Paying Agent) and a brief description of those rights;

(viii)        that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter, telegram or facsimile transmission (with confirmation of good transmission thereof) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option, (III) the certificate number(s) of such Notes to be so withdrawn, if such Notes are in certificated form, (IV) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Notes of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.10, which amount must be $1,000 or an integral multiple thereof;

(ix)           that on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), interest on Notes subject to Purchase at Holder’s Option will cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder’s Option; and

(x)            the CUSIP number or numbers, as the case may be, of the Notes; and

(xi)           the names and telephonic contact information for no more than three registered broker-dealers affiliated with a reputable, nationally recognized brokerage house (collectively, the “Brokers”).

At the Company’s request, upon 5 days’ notice prior to the date of delivery of the notice of redemption, the Trustee shall mail such Option Purchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.

No failure of the Company to give an Option Purchase Notice shall limit any Holder’s right pursuant hereto to exercise its rights to require the Company to purchase such Holder’s Notes pursuant to a Purchase at Holder’s Option.

(c)           Subject to the provisions of this Section 3.10, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, with respect to each Note subject to Purchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the applicable Option Purchase Date and the time such Note (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Note at the close of business on the record date immediately preceding such Option Purchase Date.

(d)           Prior to 11:00 a.m. (New York City time) on or prior to the Business Day prior to the applicable Option Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided for in Section 2.04) an amount of money in immediately available funds if deposited on such Business Day sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, with respect to all of the Notes that are to be purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e)           Once the Purchase Notice has been duly delivered in accordance with this Section 3.10, the Notes to be purchased pursuant to the Purchase at Holder’s Option shall, on the applicable Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Option Purchase Price (together with accrued and unpaid interest, if any, payable as provided herein).

(f)            Notes with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.10 may be converted pursuant to Article 10, if otherwise convertible in accordance with Article 10, only if such Purchase Notice has been withdrawn in accordance with this Section 3.10 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option.

(g)           If any Note subject to Purchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest, payable in cash, at the rate borne by such Note on the principal amount of such Note, and such Note shall continue to be convertible pursuant to Article 10.

(h)           Any Note which is to be submitted for Purchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.10 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not submitted for Purchase at Holder’s Option.

Section 3.11           Notes Purchased or Redeemed In Part.  Any Note which is to be purchased or redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased or redeemed.  If any Note selected for partial redemption is converted in part, the principal amount of such Note subject to redemption shall be reduced by the principal amount of the Note that is converted.

Section 3.12           Covenant To Comply With Securities Laws Upon Repurchase of Notes.  When complying with the provisions of Section 3.01 or Section 3.10 (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)           comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(b)           file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, as applicable;

(c)           otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.01 and 3.10 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.01 and 3.10, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Sections 3.01 and 3.10.

ARTICLE 4.

COVENANTS

Section 4.01           Payment of Notes.

(a)           The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture.  Not later than 11:00 a.m. (New York City time) on the due date of any principal of or interest on any Notes, or any purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)           An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)           The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes plus 2%.

(d)           Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes.  With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02           Maintenance of Office or Agency.  The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03           Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the material rights and franchises of the Company, except in the case of such rights and franchises, where the failure to do so would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or the Company has otherwise determined that it is not in the best interest of the Company to do so; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04           Rule 144A Information and Annual Reports.

(a)           At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Noteholder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issued upon conversion of any Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(b)           The Company shall deliver to the Trustee copies of the Company’s annual reports (which shall contain audited financial statements of the Company), and quarterly and current reports and of the other information and documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act at the time the Company is required to file such annual, quarterly and current reports and other information and documents; provided that any such annual, quarterly and current reports, other information or documents required to be filed with the Commission shall be deemed delivered to the Trustee at the same time the same is filed with the Commission. Until such time as the Indenture has been qualified under the TIA, the Company shall be deemed to have complied with the previous sentence to the extent that the Company shall have filed or furnished such annual, quarterly and current reports or other information and documents to the Commission via EDGAR (or any successor electronic delivery procedure).  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon written request, to each Noteholder, annual, quarterly and current reports or other information and documents containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements.  In such event, such annual, quarterly and current reports shall be provided at the times the Company would have been required to provide the applicable report had it continued to have been subject to such reporting requirements.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates).

Section 4.05           Reports to Trustee.

(a)           The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b)           The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.06           Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07           Incurrence of Debt.  The Company will not and will not permit any of its Subsidiaries to incur, create, assume, guarantee or otherwise become liable for any Indebtedness (an

“incurrence”; provided that accretion or amortization of original issue discount shall not constitute an incurrence) unless after giving effect to such incurrence the outstanding consolidated Indebtedness of the Company and its Subsidiaries does not exceed the Permitted Indebtedness Amount.

Section 4.08           Limitations on Liens.  The Company will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom.

Section 4.09           Limitation on Unlisting of Common Stock.  Except in connection with an Unexpected Delisting, the Company will not permit its Common Stock to be unlisted for trading on the NASDAQ Global Market or another Exchange for trading for a period in excess of 10 consecutive Business Days (other than solely due to failure to comply with Nasdaq Marketplace Rule 4310(c)(4)).

Section 4.10           Limitation on Modifying Junior Convertible Preferred Stock.  The Company will not permit any amendment or other modification of the terms of the Junior Convertible Preferred Stock in a manner adverse to the Holders of the Notes without the consent of Holders of a majority in principal amount of the Notes.

ARTICLE 5.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01           Consolidation, Merger, Sale or Lease of Assets by the Company.

(a)           The Company, without the consent of the Holders of any of the outstanding Notes, may not

(i)         consolidate with or merge with or into any Person, or

(ii)        sell, convey, transfer, or otherwise dispose of or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person;

unless

(A)          either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;

(B)           immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

(C)           the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, transfer or lease and the supplemental indenture (if any) comply with the Indenture;

provided, however, that in the event of a consolidation or merger of a wholly-owned subsidiary of the Company with and into the Company, the Company shall not be required to deliver such certificate or opinion.

(b)           Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture.  Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

ARTICLE 6.

DEFAULT AND REMEDIES

Section 6.01           Events of Default.  An “Event of Default” occurs with respect to the Notes if:

(a)           the Company defaults in the payment of the principal of any Note, or any Fundamental Change Purchase Price when the same becomes due and payable on the Maturity Date, on the Fundamental Change Purchase Date, upon acceleration, or otherwise;

(b)           the Company fails to provide the notice required by Section 3.01(b) or 3.10(b) on a timely basis;

(c)           the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(d)           the Company fails to deliver all cash and any shares of Common Stock when such cash and Common Stock, if any, are required to be delivered upon conversion of a Note and the Company does not remedy such default within 10 days;

(e)           the Company fails to comply with any other covenant or agreement of the Company in the Indenture, the Notes, the Registration Rights Agreement or the Purchase Agreement and the default or breach continues for a period of 60 consecutive days (or 120 consecutive days in the case of a failure to comply with Section 4.04 (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act)) after receipt of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding.

(f)            (i) the failure by the Company or any Subsidiary to make any payment by the end of any applicable grace period after maturity of any principal with respect to Indebtedness, where the amount of such unpaid and due principal is in an aggregate amount in excess of $10,000,000, or (ii) there is an acceleration of any principal with respect to Indebtedness where the amount of such accelerated principal is in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness; in any such case of (i) or (ii), without such Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; provided, however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred and any acceleration hereunder as a result of the related Event of Default shall be automatically rescinded;

(g)           the failure by the Company or any Subsidiary to pay any judgment in excess of $10,000,00, which judgments are not paid, discharged or stayed for a period of 30 consecutive days;

(h)           the Company or any Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Subsidiary insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or any Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (h) or (i) a “Bankruptcy Default”).

Section 6.02           Acceleration.

(a)           If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and interest will become immediately due and payable.  If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)           The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration with respect to such Notes and its consequences if:

(i)            all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03           Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04           Waiver of Past Defaults.  Except as otherwise provided in Section 6.02, Section 6.07 or Section 9.02(b), the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences.  Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06           Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(i)            the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii)           Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(iii)          Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07           Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08           Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09           Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.  If the Trustee collects any money or property pursuant to this Article, it shall pay out the money and property in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the

Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11           Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12           Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13           Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14           Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7.

THE TRUSTEE

Section 7.01           General.

(a)           The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)           Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(i)         this Subsection shall not be construed to limit the effect of Subsection (b) of this Section; and

(ii)        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02           Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(a)           In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both conforming to Section 12.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c)           The Trustee may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f)            The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)           No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received from the Company or from Holders of Notes evidencing not less than twenty-five percent (25%) of the then outstanding Notes, written notice thereof at its address set forth in Section 12.03 and such notice references the Notes and this Indenture.

(i)            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(j)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k)           The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03           Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

Section 7.04           Trustee’s Disclaimer.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05           Notice of Default.  If any Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default or Event of Default to each Holder within 90 days after it occurs, unless the Default or Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06           Reports by Trustee to Holders.  Within 60 days after each January 15, beginning with January 15, 2010, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such January 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07           Compensation and Indemnity.

(a)           The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)           The Company will indemnify the Trustee and its officers, directors, employees and agents for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and of the Trustee defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.  The Trustee will notify the Company promptly for any claim for which it may seek indemnity.  Failure by the Trustee to so notify the

Company will not relieve the Company of its obligations hereunder.  The Company will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  The Company shall not be obligated to pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           To secure the Company’s payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(d)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.07 with respect to indemnification shall survive the termination of this Indenture.

Section 7.08           Replacement of Trustee.

(a)           (i)            The Trustee may resign at any time by written notice to the Company.

(ii)           The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii)          If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)          The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)           If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture.  Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)           Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)           The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09           Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10           Eligibility.  The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11           Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8.

DISCHARGE

Section 8.01           Satisfaction and Discharge of the Indenture.

(a)           This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable on the Maturity Date or upon repurchase pursuant to Article 3, and the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, shares of Common Stock in respect of converted Notes, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) on the Maturity Date or, if all Notes have been submitted for repurchase on the Fundamental Change Purchase Date, the Fundamental Change Purchase Date, as the case may be; provided that, in either case, the Company pays to the Trustee all other sums payable hereunder by the Company.

(b)           The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

(i)            no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

(ii)           such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(iii)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.02           Application of Trust Money.  Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal amount of and interest on the Notes.

Section 8.03           Repayment to Company.  The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (x) deposited with them pursuant to Section 8.01 and (y) held by them at any time.

The Trustee and each Paying Agent shall also pay to the Company upon request any money held by them for the payment of the principal amount of Notes or interest thereon that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Fundamental Change Purchase Date (with respect to any Notes repurchased pursuant to Article 3)).  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04           Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company has made any payment of the principal amount of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 9.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01           Amendments Without Consent of Holders.  The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(a)           to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes, provided that such amendment or supplement does not adversely affect the rights of Holders of the Notes;

(b)           to comply with Article 5 or Section 10.12;

(c)           to comply with the Trust Indenture Act or any amendment thereto, or to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d)           to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(e)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(f)            to secure the Notes;

(g)           to add guarantees with respect to the Notes;

(h)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(i)            to add any additional Events of Default;

(j)            to comply with the rules of any applicable securities depositary; or

(k)           to make any other change that does not materially adversely affect the rights of any Holder.

Section 9.02           Amendments With Consent of Holders.

(a)           Except as otherwise provided in Section 6.07 or paragraph (b) of this Section, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b)           Notwithstanding the provisions of paragraph (a) of this Section, without the consent of each Holder affected, an amendment or waiver may not:

(i)            reduce the principal amount of, Fundamental Change Purchase Price, Redemption Price or Option Purchase Price with respect to, or any premium or interest payment on, any Note,

(ii)           make any Note payable in currency or securities other than that stated in the Note,

(iii)          change the Stated Maturity of any installment of principal of any Note,

(iv)          make any change that adversely affects the conversion rights of Holders of any Note,

(v)           make any change that adversely affects the Holders’ right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture,

(vi)          impair the right to convert or receive any principal or interest payment with respect to, a Note, or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes,

(vii)         make any change in the percentage of the principal amount of the Notes required for amendments or waivers, or

(viii)        make any change affecting the requirement under this paragraph (b).

(c)           It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)           An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03           Effect of Consent.

(a)           After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04           Trustee’s Rights and Obligations.  The Trustee shall receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture.  If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05           Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06           Payments for Consents.  Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is either (i) offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to such consent, waiver or amendment or (ii) paid to all Holders of the Notes (notwithstanding that some Holders may not agree to such consent, waiver or amendment).

ARTICLE 10.

CONVERSION

Section 10.01         Conversion Privilege.

(a)           Subject to and upon compliance with the provisions of this Indenture, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding the Maturity Date into fully paid and non-assessable shares of Common Stock of the Company at the Conversion Rate in effect on the Conversion Date; provided, however, that all conversions will be subject to Section 10.01(d); and provided, further, that the Company will pay Cash in lieu of fractional shares otherwise issuable upon conversion of such Note, pursuant to Section 10.03.

(b)           A Holder may convert a portion of the principal amount of a Note if the portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c)           Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to this Article 10 only if the Fundamental Change Purchase Notice has been withdrawn in accordance with Section 3.02.

(d)           A Holder (other than the Depositary) or a Beneficial Owner of the Notes may not convert any Notes pursuant to this Article 10 if, following such conversion, either (i) such Holder’s or such Beneficial Owner’s, together with such Holder’s or such Beneficial Owner’s Affiliates, aggregate voting power on a matter being voted on by holders of the Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such Holder or such Beneficial Owner, together with such Holder’s or such Beneficial Owner’s Affiliates, would Beneficially Own more than 19.9% of the then outstanding Common Stock; provided, however, that such conversion restriction shall not apply in connection with and subject to completion of (A) a Public Sale of the Common Stock to be issued upon such conversion, if following consummation of such Public Sale such Holder or such Beneficial Owner and its respective Affiliates will not Beneficially Own in excess of 19.9% of the then outstanding Common Stock and (B) a third party tender offer for the Common Stock issuable thereupon.  For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a Holder or a Beneficial Owner of the Notes, together with such Holder’s or such Beneficial Owner’s Affiliates, shall include the number of shares of Common Stock issuable upon conversion of the Notes with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion or exercise of (x) the Series A Preferred Stock, (y) any remaining, unconverted portion of the Notes, and (z) any outstanding Warrants Beneficially Owned by such Holder or such Beneficial Owner and its respective Affiliates.

(e)           Subject to and upon compliance with the provisions of this Indenture, after receiving a notice of redemption specified in Section 3.07, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding the Redemption Date specified in such notice into fully paid and non-assessable shares of Junior Convertible Preferred Stock with a liquidation preference equal to the principal amount of such Note.

Section 10.02         Conversion Procedure.

(a)           To convert a Note represented by a Global Note, a Noteholder must convert by book-entry transfer to the Conversion Agent through the facilities of the Depositary.  To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice (specifying if such conversion is for shares of Common Stock or Junior Convertible Preferred Stock), a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, and (4) if required, pay all transfer or similar taxes.  The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 12.03, of the occurrence of such Conversion Date.

(b)           As promptly as practicable and in any case within three (3) Trading Days following the Conversion Date applicable to the Notes being converted, the Company shall deliver to the Holder, through the Conversion Agent, the shares of Common Stock or Junior Convertible Preferred Stock, as applicable, required to be delivered upon the conversion of such Notes and, if applicable, any Cash in lieu of fractional shares pursuant to Section 10.03 hereof.  The person in whose name the certificate representing any shares is registered shall be treated as a stockholder of record on and after the Conversion Date.

(c)           No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10.  Upon conversion of a Note, a Noteholder will not receive, except as described below, any separate Cash payment representing accrued interest.  Instead, accrued interest will be deemed paid by the Common Stock or Junior Convertible Preferred Stock, as applicable, and, if applicable, Cash in lieu of fractional shares, if any, received by the Noteholder upon conversion.  Delivery to the Noteholder of such shares of Common Stock or Junior Convertible Preferred Stock, as applicable, and Cash, if any, will thus be deemed (1) to satisfy the Company’s obligation to pay the principal amount of a Note and (2) to satisfy the Company’s obligation to pay accrued and unpaid interest on the Note.  As a result, upon conversion of a Note, accrued and unpaid interest on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.

(d)           Holders of Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion, and such Notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made (x) in connection with any conversion following the Regular Record Date immediately preceding the Maturity Date, (y) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (z) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. The Company shall not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this paragraph.

(e)           If the Holder converts more than one Note at the same time, the number of full shares of Common Stock or Junior Convertible Preferred Stock, as applicable, that shall be delivered upon conversion and the Cash payment, if any, in lieu of fractional shares shall be based on the total principal amount of the Notes converted.

(f)            Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Section 10.03         Fractional Shares.  The Company will not issue a fractional share of Common Stock upon conversion of a Note.  Instead, the Company will deliver Cash in lieu of a fractional share based on the Closing Price of the Common Stock on the Conversion Date (or if the Conversion Date is not a Trading Day, the next preceding Trading Day), rounded to the nearest whole cent.

Section 10.04         Taxes On Conversion.  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock or Junior Convertible Preferred Stock, as applicable, upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Company may refuse to deliver the certificates representing the Common Stock or Junior Convertible Preferred Stock, as applicable, being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the Common Stock or Junior Convertible Preferred Stock, as applicable, is to be delivered in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05         Company To Provide Common Stock and Junior Convertible Preferred Stock.  The Company shall at all times have authorized and reserved and keep available for issuance a sufficient number of shares of Common Stock and Junior Convertible Preferred Stock to permit the delivery in respect of all outstanding Notes or shares of Junior Convertible Preferred Stock, as applicable, of the number of shares of Common Stock due upon conversion of the Notes or Junior Convertible Preferred Stock, including as may be adjusted for share splits, combinations or other similar transactions.

All shares of Common Stock and Junior Convertible Preferred Stock delivered upon conversion of the Notes or shares of Junior Convertible Preferred Stock, as applicable, shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock and Junior Convertible Preferred Stock upon conversion of Notes or Junior Convertible Preferred Stock, as applicable, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

In addition, if any shares of Common Stock or Junior Convertible Preferred Stock which would be issuable upon conversion of Notes or Junior Convertible Preferred Stock, as applicable, hereunder require registration with or approval of any governmental authority before such shares of Common Stock or Junior Convertible Preferred Stock may be issued upon such conversion, the Company will use its reasonable best efforts to cause such shares of Common Stock or Junior Convertible Preferred Stock to be duly registered or approved, as the case may be.

Section 10.06         Adjustment for Change In Capital Stock.

(a)           If the Company shall, at any time and from time to time while any of the Notes are outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Rate at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Rate by a fraction:

(i)    the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the

Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)   the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date.

If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.  Except as set forth in the preceding sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.06(a).

(b)           If the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, if the Company shall, at any time or from time to time while any of the Notes are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately decreased.  In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.  Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

Section 10.07         Adjustment for Rights Issue.  If the Company shall, at any time or from time to time while the Notes are outstanding, distribute rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(x)

the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock so offered for purchase; and

(y)

the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price).

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants or upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Ex-Dividend Date for such distribution had not occurred.  In determining whether any rights or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors.  Except as set forth in this paragraph, in no event shall the Conversion Rate be decreased pursuant to this Section 10.07.

Section 10.08         Adjustment for Other Distributions.

(a)           If the Company shall, at any time or from time to time while the Notes are outstanding, distribute to all or substantially all holders of its Common Stock any of its Capital Stock, assets, or debt securities or any rights, warrants or options to purchase securities of the Company (excluding (x) any distributions described in Section 10.06(a) above, (y) any rights or warrants described in Section 10.07 above and (z) any all-cash dividends or other cash distributions referred to in Section 10.09 below) (such Capital Stock, assets, debt securities or rights to purchase securities of the Company being distributed hereinafter in this Section 10.08 called the “Distributed Assets”), and subject to Section 10.08(b) below, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date with respect to such distribution by a fraction:

(i)    the numerator of which will be the Current Market Price of the Common Stock, and

(ii)   the denominator of which will be the Current Market Price of the Common Stock minus the fair market value, as determined by the Board of Directors, of the portion of Distributed Assets so distributed applicable to one share of the Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Ex-Dividend Date).

Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  In the event that such distribution is not so made, the

Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.  Except as set forth in the prior sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.08.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.08 by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price for purposes of clause (i) above, unless the Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

(b)           With respect to an adjustment pursuant to this Section 10.08 where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date with respect to such distribution by a fraction:

(i)    the numerator of which shall be (a) the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution on the principal national securities exchange or inter-dealer quotation system on which such securities are then listed or traded, plus (b) the average of the Closing Prices over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution (the “Average Sale Price”), and

(ii)   the denominator of which shall be the Average Sale Price.

Section 10.09         Adjustment for Cash Dividends.  If the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, Cash (excluding (A) any distributions described in Section 10.10 below or (B) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business of the Ex-Dividend Date for such distribution by a fraction:

(x)	the numerator of which shall be equal to the Current Market Price per share of Common Stock; and

(y)

the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock (subject to the immediately succeeding paragraph).

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  In the event that such distribution is not so made, the

Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

Section 10.10         Adjustment for Certain Tender Offers or Exchange Offers.  In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Notes are outstanding, distribute Cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(x)

the numerator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

(y)

the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 10.10 shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date.  In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 10.10 to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.10.

Section 10.11         Provisions Governing Adjustment to Conversion Rate.  Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 (and no adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and, except as set forth in Section 10.23, an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.07 (without giving effect to the 60 day limit on the exercisability of rights and warrants ordinarily subject to such Section 10.07) (if and to the extent such rights, options and warrants are exercisable for shares of Common Stock or Common Stock equivalents) and/or Section 10.08 (if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Company’s Capital Stock other than shares of Common Stock or Common Stock equivalents).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.23.  In addition, except as set forth in Section 10.23, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.  Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Company prior to a Trigger Event or are exchanged by the Company, in either case for shares of Common Stock, the Conversion Rate shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10.11) as if such rights, options or warrants had not been issued, and instead the Conversion Rate will be adjusted as if the Company had issued the shares of Common Stock issued upon such redemption or exchange as a dividend or distribution of shares of Common Stock subject to Section 10.06(a), (B) to the extent any such rights, options or warrants are redeemed by the Company prior to a Trigger Event or are exchanged by the Company, in either case for cash, the Conversion Rate shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10.11) as if such rights, options or warrants had not been issued, and instead the Conversion Rate will be adjusted as if the Company had delivered cash upon such redemption or exchange as a dividend or distribution of cash subject to Section 10.09 (without giving effect to any of the exceptions contained therein) and (C) to the extent any such rights, options or warrants are redeemed by the Company prior to a Trigger Event or are exchanged by the Company, in either case for any capital stock, assets or debt securities or any rights, warrants or options of the Company not otherwise provided pursuant to the immediately foregoing clauses (A) or (B), the Conversion Rate shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10.11) as if such rights, options or warrants had not been issued, and instead the Conversion Rate will be adjusted as if the Company had delivered capital stock, assets or debt securities or any rights, warrants or options of the Company upon such redemption or exchange as a distribution of capital stock, assets or debt securities or any rights, warrants or options of the Company subject to Section 10.08 (without giving effect to any of the exceptions contained therein).

Section 10.12         Disposition Events.  If any of the following events (any such event, a “Disposition Event”) occurs:

(a)           any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)           any merger, consolidation or other combination involving the Company; or

(c)           any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other Person;

in each case, as a result of which all or substantially all of the holders of Common Stock shall be entitled to receive Cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that notwithstanding the provisions of Section 10.01, if a Holder converts its Notes on or after the effective date of any such Disposition Event, Notes will be convertible into, in lieu of the shares of Common Stock otherwise deliverable, the same amount and type (in the same proportions) of consideration received by holders of Common Stock in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock who affirmatively make such election.

If the Conversion Rate of the Notes shall be based on Reference Property as set forth above, the Company’s obligation to deliver the consideration described in Section 10.01 with respect to each $1,000 principal amount of Notes tendered for conversion after the effective date of any such Disposition Event, shall, notwithstanding anything to the contrary set forth in Section 10.01, be settled in units of Reference Property (if applicable) and the Company shall deliver an amount in

Reference Property, determined as set forth in Section 10.01(a), paragraph 10 of the Note and the definition of “Conversion Rate”; provided that, in each case, references to “shares of Common Stock” were instead references to “a unit of Reference Property composed of the kind and amount of Cash, securities or other property that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive.”

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.  If, in the case of any such Disposition Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Disposition Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Noteholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at the address of such Noteholder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.12 shall similarly apply to successive Disposition Events.

If this Section 10.12 applies to any event or occurrence, none of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 shall apply.

Section 10.13         Discretionary Adjustment.

(a)           The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.06, 10.07, 10.08, 10.09 and 10.10 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(b)           To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Section 10.14         When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the

Conversion Rate.  Any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in determining any subsequent adjustment.  In addition, the Company shall make any carry forward adjustments not otherwise effected upon (a) notice of a required purchase of the notes pursuant to Section 3.01 or Section 3.10, (b) if the Company shall mail a notice of redemption pursuant to Section 3.07, (c) on May     , 2018 and (d) on the Business Day prior to the Maturity Date.

Section 10.15         When No Adjustment Required.

(a)           No adjustment need be made for a transaction referred to in Section 10.06 or Section 10.07 if Noteholders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if Noteholders, at such time, held a number of shares of Common Stock equal to the Conversion Rate at such time.

(b)           No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(c)           No adjustment need be made for a change in the par value or no par value of the Common Stock.

(d)           To the extent the Notes become convertible pursuant to this Article 10 into Cash, no adjustment need be made thereafter as to the Cash.  Interest will not accrue on the Cash.

Section 10.16         Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.17         Notice of Certain Transactions.  If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.14 or Section 10.15), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or (c)  there is a liquidation or dissolution of the Company, then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed Ex-Dividend Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution.  The Company shall file and mail the notice at least 15 days before such date; provided that if the Company elects to make a distribution described in Section 10.07, Section 10.08, or Section 10.09, and in the case of Section 10.08 or Section 10.09, that has a per share value equal to more than 10% of the Closing Price per share of Common Stock on the day preceding the declaration date for such distribution, the Company shall give notice to Holders at least 20 Trading Days prior to the

Ex-dividend Date for such distribution.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.18         Right of Conversion.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10 and paragraph 10 of the Notes and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 10.19         Company Determination Final.  The Company shall be responsible for making all calculations called for hereunder and under the Notes.  These calculations include, but are not limited to, the Conversion Date, the Closing Price, the Conversion Rate and the number of shares of Common Stock, if any, to be issued upon conversion of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Noteholders.  The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 10.20         Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be.  The Trustee shall have no duty to make any adjustment calculations or any other calculations under this Indenture.  The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes or for any of the adjustments made hereby.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent shall have the same protection under this Section 10.20 as the Trustee.

Section 10.21         Simultaneous Adjustments.

(a)           For purposes of Section 10.08, Section 10.06(a) and Section 10.07, any dividend or distribution to which Section 10.08 is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 10.08 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 10.06(a) and Section 10.07 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date” within the meaning of Section 10.06(a).

(b)           The reclassification of the Common Stock into securities including securities other than Common Stock other than any reclassification upon an event to which Section 10.12 applies shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the “Ex-Dividend Date” within the meaning of this Section 10.08), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of Section 10.06(b)).

Section 10.22         Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.23         Rights Issued in Respect of Common Stock Issued Upon Conversion.  In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”), including, without limitation, a rights agreement in existence on the date of this Indenture, pursuant to which rights (“Rights”) are distributed to the holders of Common Stock of the Company and such Shareholder Rights Plan provides that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the conversion privilege or Conversion Rate at any time prior to the distribution of separate certificates representing such Rights.  If, however, prior to any conversion, the Rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as described in Section 10.11 above, subject to readjustment upon occurrence of any of the events set forth therein.

ARTICLE 11.

PAYMENT OF INTEREST

Section 11.01         Interest Payments.  Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose.  Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.  In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 11.02         Defaulted Interest.  Except as otherwise specified with respect to the Note, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a)           The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”).  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 11.03         Interest Rights Preserved.  Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 12.

MISCELLANEOUS

Section 12.01         Trust Indenture Act of 1939.  The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 12.02         Noteholder Communications; Noteholder Actions.

(a)           The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)           (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)           Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)           The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 12.03         Notices.

(a)           Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when transmission is confirmed verbally or by email, if sent by facsimile transmission.  In each case the notice or communication should be addressed as follows:

if to the Company:
Power-One, Inc.
740 Calle Plano
Camarillo, CA 93012

Attention:  General Counsel

Tel:         (805) 987-8741

Fax:         (805) 383-5898

if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street, 5th Floor

Los Angeles, CA 90017

Attention: Corporate Unit

Tel:         (213) 630-6256

Fax:         (213) 630-6298

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)           Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.04         Communication by Holders with Other Holders.  Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 12.05  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 12.06  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)           a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)           a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 12.07  Legal Holiday.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest shall accrue for the intervening period.

Section 12.08  Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.09  Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES.

Section 12.10  No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 12.11  Successors and Assigns.  All agreements of the Company in the Indenture and the Notes will bind its successors and assigns.  All agreements of the Trustee in the Indenture will bind its successor and assigns.

Section 12.12  Duplicate Originals.  The parties may sign any number of copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13  Separability.  In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.14  Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 12.15  No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.16  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.17  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

POWER-ONE, INC.
as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

[Global Notes Legend]

[The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[OID Legend]

[The following legend shall appear on the face of each Global Note:

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS SECURITY IS [         ], [         ].  FOR INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, PLEASE CONTACT POWER-ONE, INC., AT 740 CALLE PLANO, CAMARILLO, CALIFORNIA 93012, ATTENTION: CHIEF FINANCIAL OFFICER.]

[The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH

NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

[IAI Note Legend]

[The following legend shall appear on the face of each IAI Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW.  IN NO EVENT MAY THIS NOTE BE SOLD, ASSIGNED, PLEDGED, LOANED, HEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED (COLLECTIVELY, A “TRANSFER”) BY AN INITIAL PURCHASER PRIOR TO MAY     , 2010; PROVIDED, HOWEVER, THAT AN INITIAL PURCHASER MAY TRANSFER A NOTE PRIOR TO SUCH TIME (1) TO A PERMITTED TRANSFEREE (AS DEFINED IN THE PURCHASE AGREEMENT), PROVIDED THAT SUCH TRANSFEREE AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE, THE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND THE TRANSFERRING HOLDER AGREES TO CONTINUE TO BE SO BOUND OR (2) OTHERWISE PURSUANT TO THE TERMS OF SECTION 8.1 OF THE PURCHASE AGREEMENT.  ANY INITIAL PURCHASER HOLDING THIS NOTE AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN DURING THE TIMES DESCRIBED IN THE PURCHASE AGREEMENT AND ONLY PURSUANT TO (1) A TRANSFER TO THE COMPANY, (2) A PERMITTED TRANSFER, (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (7) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE IS ADDITIONALLY SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE PURCHASE AGREEMENT.

IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION, INCLUDING AN “ASSIGNMENT FORM” IN THE FORM ATTACHED TO

THE BACK OF THIS NOTE, AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUEST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Restricted Note Legend]

[The following legend shall appear on the face of each Restricted Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (6) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.]

Power-One, Inc.

6.0%/8.0%/10.0% Convertible Senior Notes Due 2019

CUSIP No. [ ](1)

[$ ]

No. [                   ]

Power-One, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                   , or its registered assigns, the principal sum of                      DOLLARS ($           ) on May    , 2019[, which principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $[           ]) by adjustments on the Schedule of Exchanges of Notes on the other side of this Note in accordance with the Indenture.](1)

[Initial Interest Rate:  6.0% per annum which shall accrue from the Issue Date to the first anniversary of the Issue Date;  8.0% per annum which shall accrue from the first anniversary of the Issue Date to the second anniversary of the Issue Date; 10.0% per annum which shall accrue from the second anniversary of the Issue Date to the Maturity Date].

Interest Payment Dates: May    and November    , commencing November    , 2009.

Regular Record Dates: May     and November    .

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1) Include only if the Note is a Global Note

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	POWER-ONE, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.0%/8.0%/10.0% Convertible Senior Notes Due 2019 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

Power-One, Inc.

6.0%/8.0%/10.0% Convertible Senior Notes Due 2019

1.             Principal and Interest.

The Company promises to pay the principal of this Note on May    , 2019.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of (i) 6.0% per annum from the Issue Date to the first anniversary of the Issue Date, (ii) 8.0% per annum from the first anniversary of the Issue Date to the second anniversary of the Issue Date and (iii) 10.0% per annum from the second anniversary of the Issue Date and thereafter (subject to adjustment as provided below).

Interest will be payable semiannually in arrears (to the holders of record of the Notes at the close of business on the May    or November     immediately preceding the interest payment date) on each interest payment date, commencing November    , 2009.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date.  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum of (i) 8.0% accruing from the Issue Date to the first anniversary of the Issue Date, (ii) 10.0% accruing from the first anniversary of the Issue Date to the second anniversary of the Issue Date and (iii) 12.0% from the second anniversary of the Issue Date and thereafter.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will established as set forth in the Indenture referred to below.

Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day, without additional interest.

2.             Registration Rights Agreement.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of May     , 2009, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”).

3.             Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the close of business on the Regular Record

Date next preceding the related Interest Payment Date.  The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4.             Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.  The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

5.             Indenture.

This is one of the Notes issued under an Indenture dated as of May     , 2009 (as amended from time to time, the “Indenture”), between the Company and [Name of Trustee], as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured senior obligations of the Company.

6.             Purchase at the Option of the Holder upon a Fundamental Change.

At the option of the Holder and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, the Company shall become obligated to purchase the Notes held by such Holder on the date, at the purchase price and as otherwise provided in the Indenture.

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash (and/or securities if permitted under the Indenture) sufficient to pay the Fundamental Change Purchase Price of, together with any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Fundamental Change Purchase Date, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date whether or not the Note is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price and accrued and unpaid interest upon surrender of such Notes).

7.             Optional Redemption.

Subject to the terms of the Indenture, the Company shall have the right, at the Company’s option, during the period beginning on November    , 2011 and ending on May    , 2014, at any time during such period, and from time to time during such period, to redeem all or any part of the Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date in the event that the Closing Price for each of 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the day prior to mailing of a notice of redemption to Holders of the Notes in accordance with Section 3.07 of the Indenture shall have exceeded 300% of the applicable Conversion Price, provided, however, that the Company shall have made at least five semi-annual scheduled interest payments (including the interest payments on November    , 2011) in the full amount required by the Indenture with respect to the Notes prior to redeeming any Notes pursuant to this sentence.  Subject to the terms of the Indenture, the Company shall also have the right, at the Company’s option, after May    , 2014, at any time, and from time to time, to redeem all or any part of Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.  In no event shall any Redemption Date be a Legal Holiday. Furthermore, if the Redemption Date with respect to a Note is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note (without any surrender of such Note by such Holder) at the close of business on such record date, and the Holder surrendering such Note for redemption shall receive only the Redemption Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

8.             Notice of Redemption.

Notice of redemption will be mailed (a) at least 20 Business Days but not more than 30 Business Days before a Redemption Date with respect to a redemption pursuant to the first sentence of Section 7 of this Note and (b) at least 30 calendar days but not more than 60 calendar days before the Redemption Date with respect to a redemption pursuant to the second sentence of Section 7 of this Note, to each Holder of Notes to be redeemed at its address appearing in the security register.  Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

9.             Purchase by the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Notes held by such Holder on May    , 2014, May    , 2015, May    , 2016, May    , 2017 and May    , 2018 (each, an “Option Purchase Date”) at an Option Purchase Price, payable in Cash, equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, that if such Option Purchase Date is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then such accrued and unpaid interest shall be paid on such interest payment date to the Holder of record of such Notes (without any surrender of such Notes by such Holder) at the close of business on such record date and the Holder surrendering such Notes for purchase shall receive only the Option Purchase Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Notes at the close of business on such record date.

10.           Conversion.

Subject to and upon compliance with the provisions of this Indenture, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding May    , 2019 into fully paid and non-assessable shares of Common Stock of the Company at the Conversion Rate in effect at the time of the conversion.  Subject to and upon compliance with the provisions of this Indenture, after receiving a notice of redemption specified in Section 3.07 of the Indenture, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding the Redemption Date specified in such notice into fully paid and non-assessable shares of Junior Convertible Preferred Stock with a liquidation preference equal to the principal amount of such Note. To convert a Note represented by a Global Note, a Noteholder must convert by book-entry transfer to the Conversion Agent through the facilities of the DTC.  To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice, a form of which is attached hereto, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, and (4) if required, pay all transfer or similar taxes. The Company will not issue a fractional share of Common Stock upon conversion of a Note but, instead, will deliver Cash in lieu of a fractional share as described in the Indenture.

Upon conversion of Note, a Holder will not receive, except as provided below or in the Indenture, any separate Cash payment representing accrued interest. Holders of Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion, and such Notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made (x) in connection with any conversion following the Regular Record Date immediately preceding the Maturity Date, (y) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (z) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. The Company shall not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this paragraph.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided for in the Indenture.

Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to the Indenture unless the Fundamental Change Purchase Notice has first been validly withdrawn in accordance with the Indenture.

11.           Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable, subject to certain limitations set forth in the Indenture.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

12.           Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency.

13.           Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

14.           Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

15.           Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.           Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.           No Recourse Against Others.

A director, officer, incorporator, agent, subsidiary, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

18.           Authentication.

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

19.           Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

20.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into shares of Common Stock, check the box: ☐

To convert this Note into shares of Junior Convertible Preferred Stock, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $[                 ].

If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

PURCHASE NOTICE

Certificate No. of Note:

If you want to elect to have this Note purchased by the Company pursuant to the terms and conditions specified in Section 3.01 of the Indenture, check the box: ☐

If you want to elect to have this Note purchased by the Company pursuant to the terms and conditions specified in Section 3.10 of the Indenture, check the box: ☐  If this box has been checked, the Beneficial Owner of this Note attempted in good faith to obtain the price quotes referred to in clause (i) of the definition of Fair Market Value and the Fair Market Value was equal to or less than 110% of the sum of (x) the Option Purchase Price plus (y) accrued and unpaid interest, if any, on this Note.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.01 or Section 3.10 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$
(in an integral multiple of $1,000)

Date:	Your Signatures:

(Sign exactly as your name appears on the other side of this Note)

*Signatures guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES(2)

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature or authorized signatory of Trustee

(2) This schedule should be included only if the Note is a Global Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
Sign exactly as your name appears on the other side of this Note

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS AN IAI NOTE LEGEND —] Other than pursuant to the sale or transfer of a Note to a transferee that is not an Affiliate of the Initial Purchaser pursuant to an effective shelf registration statement filed in connection with Section 2.2 of the Registration Rights Agreement, dated as of May    , 2009, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	To the Company.

(2)	☐	In connection with a Permitted Transfer.

(3)	☐	A transfer to a transferee that is not an Affiliate of any Initial Purchaser pursuant to Rule 144 under the Securities Act.

(4)	☐

A transfer to a person that is not an “Affiliate” of any Initial Purchaser (as described in Rule 144 under the Securities Act) pursuant to Rule 144A under the Securities Act or pursuant to Regulation S under the Securities Act.

(5)	☐	Solely if the conditions required to transfer pursuant to Rule 144 under the Securities Act, a transfer that is otherwise exempt from registration under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED NOTE LEGEND —] Other than pursuant to the sale or transfer of the Note to a transferee that is not an Affiliate of the Initial Purchaser pursuant to an effective shelf registration statement filed in connection with Section 2.2 of the Registration Rights Agreement, dated as of May    , 2009, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	☐	pursuant to and in compliance with Rule 144 under the Securities Act of 1933; or

(5)	☐	pursuant to and in compliance with any other exemption under the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

EXHIBIT B

FORM OF RESTRICTED COMMON STOCK LEGEND AND

IAI COMMON STOCK LEGEND

[IAI Common Stock Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT.  IN NO EVENT MAY THIS SECURITY BE SOLD, ASSIGNED, PLEDGED, LOANED HEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED (COLLECTIVELY, A “TRANSFER”) BY AN INITIAL PURCHASER PRIOR TO MAY    , 2010; PROVIDED, HOWEVER, THAT AN INITIAL PURCHASER MAY TRANSFER A NOTE PRIOR TO SUCH TIME (1) TO A PERMITTED TRANSFEREE, PROVIDED THAT SUCH TRANSFEREE AND AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE AND THE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND THE TRANSFERRING HOLDER AGREES TO CONTINUE TO BE SO BOUND OR (2) OTHERWISE PURSUANT TO THE TERMS OF SECTION 8.1 OF THE PURCHASE AGREEMENT.  ANY INITIAL PURCHASER HOLDING THIS NOTE AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OTHER THAN DURING THE TIMES DESCRIBED IN THE  PURCHASE AGREEMENT AND ONLY PURSUANT TO (1) A TRANSFER TO THE COMPANY, (2) A PERMITTED TRANSFER,  (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (7) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT..  THIS LEGEND SHALL BE REMOVED, AND REPLACED BY A NEW LEGEND, IN EACH CASE IF APPLICABLE, UPON THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE.  IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY CLAUSE (5) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE

B-1

PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS SECURITY IS ADDITIONALLY SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE PURCHASE AGREEMENT.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUEST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Restricted Common Stock Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY OTHER THAN (1) TO THE COMPANY, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (5) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

B-2

EXHIBIT C

FORM OF

CERTIFICATE OF DESIGNATION FOR

JUNIOR CONVERTIBLE PREFERRED STOCK

C-1

Exhibit B

Form of Series A Certificate of Designation

CERTIFICATE OF DESIGNATION

OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

POWER-ONE, INC.

Power-One, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on April 21, 2009:

WHEREAS, the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) authorizes 30,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”) issuable from time to time in one or more series;

WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof;

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences and rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:

SECTION 1.         Number; Designation; Rank.

(a)           This series of convertible participating Preferred Stock is designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).  The number of shares constituting the Series A Preferred Stock is [          ] shares, par value $.001 per share.

(b)           The Series A Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company:

(i)            senior in preference and priority to the common stock of the Company, par value $.001 per share (the “Common Stock”), the series of Preferred Stock of the Company that is designated as “Junior Participating Preferred Stock”, par value $.001 per share, and each other class or series of Equity Security of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the “Junior Securities”);

(ii)           on parity, without preference and priority, with each other class or series of Equity Security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Parity Securities”), and

(iii)          junior in preference and priority to each other class or series of Equity Security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Senior Securities”).

SECTION 2.         Dividends.

(a)           Regular Dividends.

(i)            Each holder of issued and outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, on each share of Series A Preferred Stock, dividends (the “Regular Dividends”) with respect to each Dividend Period equal to (A) the Dividend Rate on the Regular Liquidation Preference per share of Series A Preferred Stock minus (B) the amount of all Participating Dividends paid in respect of a share of Series A Preferred Stock during the applicable Dividend Period; provided that (x) in no event will the Regular Dividend for any Dividend Period be less than zero (0) and (y) Participating Dividends will not reduce the amount payable in respect of any Regular Dividend that has accrued in any Dividend Period other than the Dividend Period during which the Participating Dividend is paid.  For purpose of this clause (a)(i), the amount of any Participating Dividend that is not paid in cash will be deemed to equal the Fair Market Value of the securities in the other property constituting such Participating Dividend that is paid on a share of Series A Preferred Stock.

(ii)           Regular Dividends shall accrue on a daily basis and be cumulative from the Series A Original Issuance Date and, without duplication, unpaid Regular Dividends shall compound quarterly to the extent not paid on the Dividend Payment Date relating to the applicable Dividend Period (i.e., dividends shall begin to accrue on other dividends to the extent that such other dividends are not paid on the Dividend Payment Date for the Dividend Period for which such other dividends originally accrued).  Regular Dividends that are declared and payable on the Series A Preferred Stock on any Dividend Payment Date shall be payable in cash out of funds legally available therefor to holders of record of the Series A Preferred Stock as they appear on the stock register of the Company on the record date for such dividend, which shall be the date 15 days prior to the applicable Dividend Payment Date, provided that Regular Dividends payable upon conversion of a share of Series A Preferred Stock will be payable to the holder of record at the time of such conversion.

(iii)          Regular Dividends on the Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable at the Dividend Rate on the Series A Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

(iv)          Regular Dividends are payable only in cash.  Regular Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are

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funds legally available for the payment of Regular Dividends and whether or not Regular Dividends are declared.

(b)           Participating Dividends.  (i) Each holder of issued and outstanding Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series A Preferred Stock, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock, in an amount equal to the amount of such dividends or other distribution as would be made on the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the applicable record date for such dividends or other distribution on the Common Stock, without giving effect to the limitations set forth in SECTION 5(b) (the “Participating Dividends”); provided, however, that notwithstanding the above, the holders of Series A Preferred Stock shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Series A Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)           Participating Dividends are payable at the same time as and when such dividend or other distribution on Common Stock is paid to the holders of Common Stock and are payable to holders of record of Series A Preferred Stock on the record date for the corresponding dividend or distribution on the Common Stock; provided, however, that no dividend or distribution on Common Stock shall be made to holders of the Common Stock unless and until (A) all accrued and unpaid Regular Dividends and Additional Dividends (other than Regular Dividends accruing pursuant to SECTION 2(a)(i) in respect of the applicable Dividend Period in which the Participating Dividend is paid) have been paid in full and (B) the Participating Dividends are paid (or are concurrently being paid) pursuant to SECTION 2(b)(ii) hereof.

(c)           Additional Dividends. Following the occurrence of an Increase Event, and for so long as such Increase Event continues, each holder of issued and outstanding Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series A Preferred Stock, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Regular Liquidation Preference per share of the Series A Preferred Stock (the “Additional Dividends” and, together with the Regular Dividends and the Participating Dividends, the “Dividends”).  Any Additional Dividends payable pursuant to this SECTION 2(c) shall be in addition to any Regular Dividends or Participating Dividends, as applicable, payable pursuant to SECTION 2(a) and 2(b) hereof.  In addition, the right of the holders of the Series A Preferred Stock to receive the Additional Dividends is in addition to, and not in lieu of, any remedies such holders may have at law or equity.

(i)            Additional Dividends will accrue on a daily basis and be cumulative from the date on which an Increase Event occurs until such date as such Increase Event is no longer continuing, and are payable in arrears on each Dividend Payment Date until such date as the Increase Event is no longer continuing.  Unpaid Additional Dividends shall, without duplication, compound quarterly to the extent not paid on the applicable Dividend Payment Date for such Additional Dividend.

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(ii)           Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of Additional Dividends payable for any dividend period shorter or longer than a full quarterly dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iii)          Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Series A Preferred Stock as they appear in the records of the Company at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon conversion of a share of Series A Preferred Stock will be payable to the holder of record at the time of such conversion.  Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.

(iv)          Additional Dividends are payable only in cash.  Additional Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.

(v)           While an Increase Event has occurred and is continuing, neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities, (B) repurchase, redeem or otherwise acquire any Junior Securities or (C) make any loan or other advance to any direct or indirect Beneficial Owner of a majority of the outstanding Common Stock or any direct or indirect subsidiary of any such owner, except for repurchase of unvested shares of restricted Common Stock from officers and employees pursuant to any employment plan or agreement.

(vi)          Each of the following shall constitute an “Increase Event” for the purposes hereof:

(A)          a failure by the Company to pay any Redemption Price on the Redemption Date or the Company Redemption Date, including the absence of funds legally available for such payment;

(B)           a failure by the Company to deliver the Fundamental Change Notice to the holders of shares of Series A Preferred Stock pursuant to SECTION 7(a)(ii) hereof within the time period provided therein or to pay the Repurchase Price in respect of all shares of Series A Preferred Stock on the Fundamental Change Purchase Date pursuant to SECTION 7 for any reason, including the absence of funds legally available for such payment; or

(C)           a failure by the Company to deliver any cash (including, without limitation, cash in lieu of fractional shares and accrued and unpaid Dividends), shares of Common Stock and/or shares of Series B Preferred Stock, when such cash, shares of Common Stock and/or shares of Series B Preferred Stock, if any, are required to be delivered upon conversion of the Series A Preferred Stock pursuant to SECTION 5 or SECTION 8, as applicable, where the Company does not remedy such default within ten (10) days after the

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date such cash, shares of Common Stock and/or shares of Series B Preferred Stock, if any, are required to be delivered.

(d)           If Dividends are not paid in full, all Dividends declared upon the Series A Preferred Stock and all dividends declared on any Parity Securities shall be declared pro rata so that the amount of Dividends declared per share of the Series A Preferred Stock and dividends declared per share of such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid Dividends per share on the Series A Preferred Stock and accrued and unpaid dividends per share of such Parity Securities bear to each other.

(e)           The Company shall take all actions available to it that are reasonably necessary or advisable under the DGCL to permit the payment of Dividends to the holders of Series A Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law.  Holders of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Dividends as provided in this SECTION 2.

(f)            Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series A Preferred Stock will be entitled to receive all cash Dividends by wire transfer of immediately available funds.

SECTION 3.         Liquidation Preference.

(a)           Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share of Series A Preferred Stock equal to the sum of (i) the greater of (A) the Original Purchase Price per share and (B) an amount equal to the amount the holders of Series A Preferred Stock would have received per share of Series A Preferred Stock upon liquidation, dissolution or winding up of the Company had such holders converted their shares of Series A Preferred Stock into shares of Common Stock immediately prior thereto, plus (ii) an amount equal to all accrued and unpaid Dividends, if any, on such share of Series A Preferred Stock (such sum, the “Regular Liquidation Preference” if pursuant to subclauses (i)(A) and (ii) and the “Participating Liquidation Preference” if pursuant to subclauses (i)(B) and (ii), and such greater amount, the “Liquidation Preference”).

(b)           If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Series A Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the holders of Series A Preferred Stock and such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

(c)           After payment to the holders of Series A Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock as such will have no right or claim to any of the assets of the Company.

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(d)           The value of any property not consisting of cash that is distributed by the Company to the holders of the Series A Preferred Stock will equal the Fair Market Value thereof on the date of distribution.

(e)           For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this SECTION 3).

SECTION 4.         Voting Rights; Board Representation.

(a)           The holders of Series A Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and except as otherwise provided herein or by law, the holders of Series A Preferred Stock will vote together with the holders of Common Stock as a single class.  Each holder of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which all of the outstanding shares of Series A Preferred Stock held by such holder on the record date for any such vote are convertible as of such record date without giving effect to the limitations set forth in SECTION 5(b); provided, however, that in any vote of the holders of the Series A Preferred Stock, Common Stock and any other securities that constitute Voting Stock voting together as a single class, to the extent that the aggregate voting power of a holder of Series A Preferred Stock together with its Affiliates would exceed 19.9% of the Maximum Voting Power (the “Maximum Voting Percentage”), then the aggregate number of votes entitled to be cast in such vote by such holder and its Affiliates with respect to the Series A Preferred Stock held by such holder and its Affiliates will be reduced, pro rata, to that number (not less than zero) that results in the aggregate voting power of such holder and its Affiliates in such vote being equal to the Maximum Voting Percentage of the Maximum Voting Power of the Company.  For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all capital stock on the applicable matter subject to the vote of the Common Stock, Series A Preferred Stock and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth in this Certificate of Designation and the certificate of designation or other similar document governing other Voting Stock.

(b)           Notwithstanding SECTION 4(a) hereof:

(i)            (A) For as long as the holders of Series A Preferred Stock have the exclusive right to elect Preferred Directors pursuant to SECTION 4(d), the holders of Series A Preferred Stock will not be entitled to vote for the election of directors other than Preferred Directors, and (B) at any time that the conditions in clause (A) are not satisfied, the holders of Series A Preferred Stock will vote together with the holders of Common Stock for the election of directors in accordance with SECTION 4(a).

(ii)           Following a Fundamental Change pursuant to which the Series A Preferred Stock is converted, or convertible, into a security of an entity other than (x) the Company or (y) the surviving entity of a merger or consolidation to which the Company is a constituent party (a “Non-Constituent Issuer Fundamental Change”), the Series A Preferred Stock (or the security into which it is converted (the “Conversion Security”)) shall not entitle the holder thereof to vote on any

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matters other than those set forth in SECTION 4(c)(i), (ii), (iii), (iv), (v) and (vi) (but only to the extent clause (vi) relates to clauses (i), (ii), (iii), (iv) and (v)) below and such other matters (if any) as shall be required by law. For purposes of clarity, to the extent that the Conversion Security does not entitle the holders thereof to vote on any matters other than those set forth in SECTION 4(c)(i)-(vi) (but only to the extent clause (vi) relates to clauses (i), (ii), (iii), (iv) and (v)) below and such other matters (if any) as shall be required by law, the conversion of the Series A Preferred Stock into the Conversion Security shall not be deemed to be an amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series A Preferred Stock in a manner adverse to the holders thereof.

(c)           So long as any shares of Series A Preferred Stock are outstanding and except as otherwise expressly permitted hereby, the Company and its subsidiaries may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class:

(i)            any amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series A Preferred Stock or the Series B Preferred Stock in a manner adverse to the holders thereof (whether by Board resolution, amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise);

(ii)           any increase or decrease in the authorized amount of shares of Series A Preferred Stock, except for the cancellation and retirement of shares set forth in SECTION 10(a);

(iii)          any issuance of additional shares of Series A Preferred Stock after the Series A Original Issuance Date;

(iv)          any authorization, creation or issuance (by reclassification or otherwise) of any Senior Securities or Parity Securities;

(v)           declare, pay or set aside for payment any dividends or distributions on, or repurchase, redeem or otherwise acquire any Junior Securities or Parity Securities if (A) all accrued Dividends on the Series A Preferred Stock (other than Regular Dividends accruing pursuant to SECTION 2(a)(i) in respect of the applicable Dividend Period) have not been paid in full or (B) if after giving effect to such action, the Company would not have sufficient funds legally available to redeem all shares of Series A Preferred Stock for the Regular Liquidation Preference; or

(vi)          agree to do any of the foregoing actions set forth in clause (c)(i) through (c)(v), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of holders of Series A Preferred Stock.

Without expanding the scope of the foregoing voting rights of Series A Preferred Stock, it is understood that in the context of a Fundamental Change, so long as immediately following such Fundamental Change:

(i)  the Series A Preferred Stock (or any preferred security into which the Series A Preferred Stock is converted in such Fundamental Change as contemplated by clause (ii)(B) below) is convertible into the kind and amount of shares of capital stock, other securities or other property

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receivable upon such Fundamental Change by a holder of a number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock in accordance with SECTION 5(e); and

(ii)  the Series A Preferred Stock either:

(A) remains outstanding with the same powers, preferences, rights and privileges set forth in this Certificate of Designation (except to the extent necessary or appropriate to implement clause (i) above), or

(B) is converted into or otherwise exchanged for preferred securities of the Acquirer, which preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered following such a Fundamental Change pursuant to the terms of this Certificate of Designation and other than to the extent necessary or appropriate to reflect the consummation of the transaction and the fact that the issuer is a different entity) as the Series A Preferred Stock, provided that such exchange does not result in income tax consequences generally to U.S. individual holders of the Series A Preferred Stock that are more severe than the income tax consequences such holders would have suffered if such holders had been holders of Common Stock and been treated as such in the Fundamental Change; and

(iii)  in connection with such Fundamental Change, no action takes place that would otherwise require the approval of the holders of the Series A Preferred Stock pursuant to this SECTION 4(c), the Series A Preferred Stock shall not have any vote or consent as a separate class with respect to such Fundamental Change.  For the avoidance of doubt, the foregoing shall not limit or otherwise modify any holder’s rights pursuant to SECTION 7.

(d)           Right to Designate/Elect Preferred Directors. From and after the Series A Original Issuance Date and for as long as SLS and its Permitted Transferees Beneficially Own a majority of the outstanding shares of Series A Preferred Stock, but subject to a Representation Reduction Event, the holders of shares of Series A Preferred Stock, voting together as a separate class by a majority of the then-outstanding shares of Series A Preferred Stock as of any applicable record date, shall have the exclusive right to elect a total number of directors (such persons, the “Preferred Directors”), to the Board equal to the Board Representation Entitlement.  If the holders of Series A Preferred Stock fail to elect a number of Preferred Directors sufficient to fill the Board Representation Entitlement, then the Board will take such actions as are necessary to reduce the size of the Board until such time as the holders of Series A Preferred Stock fill such directorship by vote or by written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than the holders of Series A Preferred Stock.  In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase of the Board Representation Entitlement to a number greater than the number of Preferred Directors then serving on the Board, the Board will take such actions as are necessary to increase the authorized number of Preferred Directors on the Board so that the total authorized number of Preferred Directors is equal to the Board Representation Entitlement at such time.

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(i)            Term of Office. Unless a Preferred Director’s term of office shall have terminated prior to such time pursuant to SECTION 4(d)(ii), (iii), (iv), (v), (vi) or (vii) below, such Preferred Director designated or elected pursuant to this SECTION 4 shall serve until the next special or annual meeting of stockholders of the Company called for the purpose of electing Preferred Directors at which such Preferred Director is up for election or at any special meeting of the holders of Series A Preferred Stock, as the case may be, for the purpose of removing Preferred Directors, or until his or her successor shall be duly elected.

(ii)           Removal and Vacancies.  So long as the Board Representation Entitlement is equal to at least one (1), a majority of the directors may call, and upon the written request of holders of record of at least 50% of the then-outstanding shares of Series A Preferred Stock, addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of shares of Series A Preferred Stock, for the sole purpose of filling any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement and permitted by the Certificate of Incorporation), or to remove from office a Preferred Director with or without cause. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders. Subject to the Certificate of Incorporation and SECTION 4(d)(iii), (iv), (v), (vi) or (vii) below, only the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a single class, are entitled to fill any vacancy caused by the resignation, death or removal of a Preferred Director (but only to the extent required to maintain the then applicable Board Representation Entitlement and permitted by the Certificate of Incorporation), and only the holders of Series A Preferred Stock are entitled to remove from office a Preferred Director without cause.  Any Preferred Director may be removed from office (A) with or without cause by holders of a majority of the then-outstanding shares of Series A Preferred Stock or (B) only for cause by the holders of a majority of the then-outstanding shares of Common Stock.

(iii)          Change Following Representation Reduction Event. Upon the occurrence of a Representation Reduction Event, the number of Preferred Directors on the Board (but not the number of directors constituting the whole Board) shall be reduced immediately so that the total number of Preferred Directors after the occurrence of a Representation Reduction Event is equal to the Board Representation Entitlement at such time. To effect such reduction, the term of office of the requisite number of Preferred Directors shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Series A Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director.  To the extent that there is more than one Preferred Director on the Board immediately prior to the Representation Reduction Event, the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(iii) and cause such person to resign from the Board; provided that if holders of a majority of the then-outstanding shares of Series A Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than the Preferred Directors) shall then be entitled to make such designation.

(iv)          Change Following Board Size Decrease.  Upon the occurrence of a decrease in the authorized number of directors then constituting the Board that, as a result thereof results in a reduction of the Board Representation Entitlement to less than the then authorized

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number of Preferred Directors (a “Board Size Decrease”), the number of Preferred Directors on the Board shall be reduced immediately so that the total number of Preferred Directors is equal to the Board Representation Entitlement at such time. To effect such reduction, the term of office of that number of Preferred Directors required to reduce the number of Preferred Directors to the new Board Representation Entitlement shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Preferred Directors nor the holders of shares of Series A Preferred Stock shall have any right to elect or appoint a Preferred Director to replace such director at such time.  To the extent that there is more than one Preferred Director on the Board immediately prior to the Board Size Decrease, the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(iv) and cause such person to resign from the Board; provided that if holders of a majority of the then-outstanding shares of Series A Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than the Preferred Directors) shall then be entitled to make such designation.

(v)           Loss of Preferred Directors on a Non-Constituent Issuer Fundamental Change.  Upon the occurrence of a Non-Constituent Issuer Fundamental Change, the terms of office of all Preferred Directors shall immediately end, such persons shall cease to be directors, and the holders of shares of Series A Preferred Stock shall not have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended.

(vi)          Loss of Preferred Director on a Fundamental Change Other than a Non-Constituent Issuer Fundamental Change. Upon the occurrence of a Fundamental Change other than a Non-Constituent Issuer Fundamental Change, if the Board Representation Entitlement is at least one (1) Preferred Director at such time, the terms of office of all but one (1) Preferred Director shall immediately end, such persons shall cease to be directors (notwithstanding the proviso in SECTION 4(d)(vii) below), and neither the remaining Preferred Director nor the holders of shares of Series A Preferred Stock shall have any right to elect or appoint Preferred Directors to replace the directors whose terms of office shall have ended pursuant to this SECTION 4(d)(vi). To the extent that there is more than one Preferred Director on the Board immediately prior to such Fundamental Change, the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall have the right to designate which of the Preferred Directors’ terms shall end pursuant to this SECTION 4(d)(vi) and cause such person to resign from the Board; provided that if the holders of a majority of the then-outstanding shares of Series A Preferred Stock fail to designate in advance which of the Preferred Directors’ terms shall end, the directors (other than the Preferred Directors) shall then be entitled to make such designation.

(vii)         Loss of Board Representation Entitlement.  From and after the first time that the Board Representation Entitlement is equal to zero (0), the holders of Series A Preferred Stock shall cease to have any rights under this SECTION 4(d) (including, without limitation, the right to vote to fill any vacancies of Preferred Directors other than pursuant to SECTION 4(d)(ix)); provided, however, that if, immediately following such time, the Investor Securityholders continue to benefit from the contractual rights set forth in Section 7.1 of the Securities Purchase Agreement, each Preferred Director serving on the Board at such time (the “Transition Time”) shall continue as a director, but not as a Preferred Director (other than with respect to SECTION 4(d)(iii), pursuant to which such director shall not continue as a director if the conditions therein for the elimination of such director’s seat are met), until the next special or annual meeting of stockholders of the

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Company called for the purpose of electing directors, or until his or her successor shall be elected.  From and after the Transition Time, the holders of shares of Series A Preferred Stock shall not have any right, voting as a separate class, to elect or appoint a Preferred Director to replace such director.

(viii)        Filling Vacancy Upon Cessation of Preferred Director. Any vacancy resulting from the cessation of the term of office of a Preferred Director pursuant to SECTION 4(d)(iii), (v), (vi) or (vii) may be filled by either (A) the Board or (B) to the extent permitted by the Certificate of Incorporation, the holders of Common Stock generally, and not the holders of Series A Preferred Stock voting as a separate class, in accordance with the Certificate of Incorporation, the Bylaws of the Company and applicable law.

(ix)           Additional Preferred Director After Increase Event.  If an Increase Event occurs, and for so long as such Increase Event continues, the holders of shares of Series A Preferred Stock, voting together as a separate class by a majority of the then-outstanding shares of Series A Preferred Stock as of any applicable record date, shall have the exclusive right to elect one director (the “Additional Director”) to the Board in addition to the number of Preferred Directors that would otherwise constitute the Board Representation Entitlement.  If the election of such Additional Director would cause the size of the Board to exceed the maximum number of directors permitted under the Certificate of Incorporation, the Company shall take all reasonable actions to cause one director (other than a Preferred Director or Nominated Director (as defined in the Securities Purchase Agreement)) to immediately resign from the Board.  The term of such Additional Director shall expire automatically upon such Increase Event no longer continuing.

(e)           Exchange Compliance.  Notwithstanding the foregoing, to the fullest extent permitted by applicable law:

  (i)          the rights of the holders of the Series A Preferred Stock set forth in SECTION 4(a) to vote as a single class with the Common Stock shall be subject to applicable rules of the Exchange on which the Company is then listed to the extent required such that the Common Stock shall continue to be listed on such Exchange, including, without limitation, compliance by the Company with Rule 4351 of Nasdaq (or any successor thereto) insofar as it may be applied in the event that the Conversion Price is determined to be less than the greater of “book or market value” as defined in such rules, and such rights to vote with the Common Stock shall be accordingly reduced or otherwise modified to the minimum extent required to comply with such rules; and

  (ii)         if after the Series A Original Issuance Date there is a change in the applicable rules of the primary Exchange on which the Common Stock is listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this SECTION 4, the voting rights of the holders of the Series A Preferred Stock set forth in this SECTION 4 shall thereafter be limited to the extent required by such changed rules in order for the Common Stock to continue to be listed on such Exchange.

SECTION 5.          Conversion.

Each share of Series A Preferred Stock is convertible into shares of Common Stock as provided in this SECTION 5.

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(a)           Conversion at the Option of Holders of Series A Preferred Stock.  Subject to SECTION 5(b) and SECTION 5(e)(viii), each holder of Series A Preferred Stock is entitled to convert, at any time and from time to time, at the option and election of such holder, any or all shares of outstanding Series A Preferred Stock held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the amount (the “Conversion Amount”) determined by dividing (i) the Original Purchase Price for each share of Series A Preferred Stock to be converted by such holder by (ii) the Conversion Price in effect at the time of conversion.  The “Conversion Price” initially is $1.35, as adjusted from time to time as provided in SECTION 5(f).  In order to convert shares of Series A Preferred Stock into shares of Common Stock, the holder must surrender the certificates representing such shares of Series A Preferred Stock, accompanied by transfer instruments reasonably satisfactory to the Company, free of any adverse interest or liens at the office of the Company’s transfer agent for the Series A Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein.  With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice, by the transfer agent or the Company will be the date of conversion (the “Conversion Date”).

(b)           Limitations on Conversion.  Notwithstanding SECTION 5(a) or SECTION 5(c) but subject to SECTION 8, the Company shall not effect any conversion of the Series A Preferred Stock or otherwise issue shares of Common Stock pursuant to SECTION 5(a) or (c), and no holder of Series A Preferred Stock will be permitted to convert shares of Series A Preferred Stock into shares of Common Stock if, and to the extent that, following such conversion, either (i) such holder’s, together with such holder’s Affiliates’, aggregate voting power on a matter being voted on by holders of Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such holder, together with such holder’s Affiliates, would Beneficially Own (disregarding for this purpose clause (ii) of the definition of “Beneficially Own”) more than 19.9% of the then outstanding Common Stock; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a Public Sale of the Common Stock to be issued upon such conversion, if following consummation of such Public Sale such holder and its Affiliates will not Beneficially Own (disregarding for this purpose clause (ii) of the definition of “Beneficially Own”) in excess of 19.9% of the then outstanding Common Stock or (B) a bona fide third party tender offer for the Common Stock issuable thereupon.  For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion or exercise of (x) the remaining, unconverted portion of the Series A Preferred Stock and any Junior Preferred Stock (as defined in the Securities Purchase Agreement), (y) any outstanding Notes, or (z) any outstanding Warrants (as defined in the Securities Purchase Agreement) Beneficially Owned by such holder or any of its Affiliates.  Upon the written request of the holder, the Company shall within two (2) Business Days confirm in writing to any holder the number of shares of Common Stock then outstanding.

(c)           Conversion at the Option of the Company.  Subject to SECTION 5(b) and SECTION 8, on and after the two-and-a-half year anniversary of the Series A Original Issuance Date, at the Company’s option and election and upon its compliance with this SECTION 5(c), all

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outstanding shares of Series A Preferred Stock shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the Conversion Amount on the date of written notice by the Company to the holders of Series A Preferred Stock notifying such holders of the conversion contemplated by this SECTION 5(c), which conversion shall occur on the date specified in such notice, not less than 10 Business Days nor more than 30 days following the date of such notice (which date shall be the Conversion Date in respect of a conversion pursuant to this SECTION 5(c)), provided that such notice may be delivered by the Company only if (i) the Closing Price per share of the Common Stock for each of 20 or more Trading Days in a 30 consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 5(c) was at or above 300% of the then-applicable Conversion Price and (ii) all requisite arrangements with the Company’s transfer agent, the Exchange on which shares of the Common Stock are then listed, and any other requisite securities intermediary (including The Depository Trust Company and Cede & Co., if applicable) to permit trading of such shares of Common Stock on the Conversion Date shall have been completed; provided, however, that the Company shall not have the right to require conversion of the Series A Preferred Stock pursuant to this SECTION 5(c), unless (x) the Company shall have, as of the Conversion Date, funds legally available therefor to pay all accrued and unpaid Dividends on the shares of Series A Preferred Stock that are being converted into Common Stock and (y) at the time of the mailing of the notice of conversion, either (1) the shelf registration statement referred to in Section 2.2 of the Registration Rights Agreement is effective and available for resales of the Common Stock issuable upon conversion of the Series A Preferred Stock or (2) the shares of Common Stock for which the Series A Preferred Stock are convertible into may be sold by all holders of the Series A Preferred Stock under Rule 144 under the Securities Act without volume or other limitation.  Once delivered, such notice shall be irrevocable, unless the Company obtains the written consent of the holders representing a majority of the outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, the holders of Series A Preferred Stock shall continue to have the right to convert their shares of Series A Preferred Stock pursuant to SECTION 5(a) until and through the Conversion Date contemplated in this SECTION 5(c) and if such shares of Series A Preferred Stock are converted pursuant to SECTION 5(a) such shares shall no longer be converted pursuant to this SECTION 5(c) and the Company’s notice delivered to the holders pursuant to this SECTION 5(c) shall be of no effect with respect to such shares converted pursuant to SECTION 5(a).

(d)           Fractional Shares.  No fractional shares of Common Stock will be issued upon conversion of the Series A Preferred Stock.  In lieu of fractional shares, the Company shall pay cash equal to such fractional amount multiplied by the Fair Market Value of Common Stock as of the Conversion Date.  If more than one share of Series A Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series A Preferred Stock converted by such holder at such time.

(e)           Mechanics of Conversion.

  (i)          As soon as practicable after the Conversion Date (and in any event within three Business Days), the Company shall (A) issue and deliver to such holder the number of shares of Common Stock to which such holder is entitled, together with a check or cash for payment of fractional shares, if any, in exchange for the certificates formerly representing shares of Series A

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Preferred Stock and (B) pay to such holder, to the extent of funds legally available therefor, all accrued and unpaid Dividends on the shares of Series A Preferred Stock that are being converted into Common Stock.  Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such Conversion Date.  In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock or Series A Preferred Stock are issued in a name other than the name of the converting holder.  The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of a new certificate for any shares of Series A Preferred Stock not converted other than any such tax due because shares of Common Stock or a certificate for shares of Series A Preferred Stock are issued in a name other than the name of the converting holder.

  (ii)         The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or out of authorized but unissued shares of Common Stock (or a combination of both) for the purpose of effecting the conversion of the Series A Preferred Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series A Preferred Stock (as may be adjusted from time to time pursuant to the terms of this SECTION 5 and assuming for the purposes of this calculation that all outstanding shares of Series A Preferred Stock are held by one holder), and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Common Stock if necessary therefor.  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

  (iii)        From and after the Conversion Date, the shares of Series A Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the Common Stock upon conversion, together with the right to receive any payment in lieu of a fractional share of Common Stock and any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series A Preferred Stock is not converted, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein.  Any shares of Series A Preferred Stock that have been converted will, after such conversion, upon issuance of the shares of Common Stock issuable upon conversion thereof and the payment of all accrued and unpaid Dividends thereon and cash in lieu of fractional shares of Common Stock, be deemed cancelled and retired, shall not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board; provided, however, that if such shares become convertible into Senior Redeemable Preferred, such shares shall not be deemed cancelled and retired but may instead be reissued as shares of Senior Redeemable Preferred.  Notwithstanding anything to the contrary set forth herein, in the event that (1) any shares of Series A Preferred Stock are converted into Common Stock pursuant to the terms hereof or Series B Preferred Stock pursuant

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to SECTION 8, and (2) the Company, at the time of such conversion, does not have sufficient lawfully available funds to pay all accrued and unpaid Dividends then due and payable thereon, upon such conversion the holder of such shares shall in addition to receiving shares of Common Stock issuable pursuant to this SECTION 5 or Series B Preferred Stock issuable pursuant to SECTION 8, as applicable, receive one share of a series of preferred stock of the Company having the rights, powers and preferences hereinafter described (the “Senior Redeemable Preferred”) for each share of Series A Preferred Stock that was converted in lieu of the accrued and unpaid Dividends then due and payable thereon.  The Company hereby covenants that, if any shares of Series A Preferred Stock become convertible into Senior Redeemable Preferred, the Board shall take all necessary action to authorize the creation of the Senior Redeemable Preferred and to provide that the Senior Redeemable Preferred shall rank senior to all Junior Securities, pari passu with all Parity Securities and junior to all Senior Securities, and shall have no special rights, powers or preferences, other than the following:  (A) each share of Senior Redeemable Preferred shall be redeemed automatically by the Company, at such time as the Company shall have sufficient lawfully available funds therefor, at a purchase price equal to (x) the amount of accrued and unpaid Dividends attributable to the share of Series A Preferred Stock that was converted into such share of Senior Redeemable Preferred at the time of such conversion, plus (y) any Dividends payable thereon at the rate and on the basis as would otherwise be applicable pursuant to SECTION 2 hereof from the date of such conversion through the date of redemption, (B) for so long as any shares of Senior Redeemable Preferred are outstanding, the Company shall not take any of the actions referenced in sub-clauses (i) — (vi) of SECTION 4(c) hereof and (C) upon any voluntary or involuntary liquidation or dissolution or winding up of the Company, the holders of Senior Redeemable Preferred shall have a liquidation preference equal to an amount calculated in accordance with clause (A) of this sentence.

  (iv)        If the conversion is in connection with any sale, transfer or other disposition of the Common Stock issuable upon conversion of the Series A Preferred Stock, the conversion may, at the option of any holder tendering any share of Series A Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock issuable upon conversion of Series A Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series A Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

  (v)         The Company shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock are then listed.  If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any person or group under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock are then listed before such shares may be validly issued or delivered upon conversion, then the Company will, as expeditiously as possible, use its reasonable best efforts to secure such registration or approval, as the case may be.  So long as any shares of Common Stock into which the shares of Series A Preferred Stock are then convertible is then listed on an Exchange, the Company will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

  (vi)        All shares of Common Stock issued upon conversion of the shares of Series A Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid

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and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

  (vii)       If, prior to a Rights Trigger, shares of Series A Preferred Stock are converted into Common Stock, upon the conversion of such shares of Series A Preferred Stock, the shares of Common Stock issued in respect thereof shall be issued with the same Rights, if any, attached thereto as are attached to the then-outstanding shares of Common Stock.

  (viii)      Partial Cash Settlement.

(A)  The Company may in its sole discretion at any time, and from time to time, deliver a written notice (a “Partial Cash Notice”) to each holder of Series A Preferred Stock (1) stating (x) that the Company is exercising its option pursuant to this SECTION 5(e)(viii) and (y) the aggregate number of shares of Series A Preferred Stock subject to, or the aggregate dollar amount payable by the Company pursuant to this SECTION 5(e)(viii) in respect of, such option (the “Cash Amount”), or (2) revoking an Outstanding Partial Cash Notice, as the case may be.  Each Partial Cash Notice will be effective on and after the tenth (10th) day such notice has been delivered to a holder.

(B)   If an Outstanding Partial Cash Notice is effective at the time that a holder delivers to the Company a notice of conversion pursuant to SECTION 5(a) or the Company delivers a notice of mandatory conversion pursuant to SECTION 5(c), then the Company shall deliver the following on the applicable Conversion Date in lieu of such number of shares of Common Stock that would otherwise be deliverable upon conversion of Series A Preferred Stock: (1) cash, in an amount equal to Original Purchase Price per share of Series A Preferred Stock to be converted, plus cash in an amount equal to accrued and unpaid Dividends on the shares of Series A Preferred Stock being converted and (2) a number of shares of Common Stock equal to (x) the aggregate Fair Market Value (as of the Conversion Date) of all shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock without giving effect to this SECTION 5(e)(viii) or the limitations set forth in SECTION 5(b), less the Original Purchase Price for such share of Series A Preferred Stock, divided by (y) the Fair Market Value of the Common Stock on the Conversion Date; provided that in the event the holders of shares of Series A Preferred Stock seek to convert, or the Company requires the conversion of, a number of shares of Series A Preferred Stock that would exceed the then applicable Cash Amount (such shares in excess of such Cash Amount, the “Unaffected Shares”), such Unaffected Shares shall be converted without giving effect to this SECTION 5(e)(viii).

(C)   For purposes hereof, an “Outstanding Partial Cash Notice” means a Partial Cash Notice pursuant to which the Company has exercised its option pursuant to this SECTION 5(e)(viii) and which has not been revoked by an effective subsequent Partial Cash Notice.

(f)            Adjustments to Conversion Price.

(i)    Adjustment for Change In Capital Stock.

(A)  If the Company shall, at any time and from time to time while any shares of the Series A Preferred Stock are outstanding, issue a dividend or make a distribution on its

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Common Stock payable in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

(1)   the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)   the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 5(f)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.  Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i).

(B)   If the Company shall, at any time or from time to time while any of the Series A Preferred Stock are outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while any of the Series A Preferred Stock are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased.  In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification.  Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)   Adjustment for Rights Issue.  If the Company shall, at any time or from time to time, while any shares of the Series A Preferred Stock are outstanding, distribute rights, options or warrants to all or substantially all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock, in either case, at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

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(A)  the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B)   the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock issuable pursuant to such rights, options or warrants.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred.  In determining whether any rights, options or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors.  Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

(iii)  Adjustment for Certain Tender Offers or Exchange Offers.  In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any shares of the Series A Preferred Stock are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the

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Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A)  the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

(B)   the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date.  In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

(iv)  Disposition Events.

(A)          If any of the following events (any such event, a “Disposition Event”) occurs:

(1)           any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(2)           any merger, consolidation or other combination to which the Company is a constituent party; or

(3)           any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other person;

in each case, as a result of which all of the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing person, as the case may be, shall provide that the Series A Preferred Stock converted following the effective date of any Disposition Event, shall be converted, in lieu of the Common Stock otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Common Stock in the relevant event

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(collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 5(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock.  The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property into which the Series A Preferred Stock that remains outstanding thereafter (if any) becomes convertible agrees, for the express benefit of the holders of record of Series A Preferred Stock (including making them beneficiaries of such agreement), to issue such securities or property.

(B)           The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events.  If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any stock split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies.  To the extent that equity securities of a company are received by the holders of Common Stock in connection with a Disposition Event, the portion of the Series A Preferred Stock which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

(v)   Minimum Adjustment.  Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vi)  When No Adjustment Required.

(A)  No adjustment need be made for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Series A Preferred Stock participates, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if the holders of Series A Preferred Stock, at such time, held a number of shares of Common Stock equal to the Conversion Amount at such time.

(B)   No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(C)   No adjustment need be made for a change in the par value or no par value of the Common Stock.

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(D)    To the extent the Series A Preferred Stock become convertible pursuant to this SECTION 5 into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

(vii)         Rules of Calculation; Treasury Stock.  All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share.  Except as explicitly provided herein, the number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Company.  The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

(viii)        Waiver.  Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock or other dividend or other distribution on shares of Common Stock.  This waiver will be limited in scope and will not be valid for any issuance of Common Stock or other dividend or other distribution on shares of Common Stock not specifically provided for in such notice.

(ix)           Tax Adjustment.  Anything in this SECTION 5 notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock.

(x)            Par Value.  Anything in this SECTION 5 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value.

(xi)           No Duplication.  If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xii)          Provisions Governing Adjustment to Conversion Price.  Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, except as set forth in SECTION 5(e)(vii), and (x) if and to the extent such rights, options and warrants are exercisable for shares of Common Stock or Common Stock equivalents, an appropriate adjustment (if any is required) to the

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Conversion Price shall be made under SECTION 5(f)(ii) (without giving effect to the 60 day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Company’s capital stock other than shares of Common Stock or Common Stock equivalents, shall be subject to the provisions of SECTION 2(b) applicable to Participating Dividends and shall be distributed to the holders of Series A Preferred Stock.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series A Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in SECTION 5(e)(vii).  In addition, except as set forth in SECTION 5(e)(vii), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business on following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, option or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued.  Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for shares of Common Stock, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Company had issued the shares of Common Stock issued upon such redemption or exchange as a dividend or distribution of shares of Common Stock subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for any shares of the Company’s capital stock (other than Common Stock) or any other assets of the Company, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series A Preferred Stock pursuant to, the provisions of SECTION 2(b) applicable to Participating Dividends.

(g)           Notice of Record Date.  In the event of:

(i)    any stock split or combination of the outstanding shares of Common Stock;

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(ii)   any declaration or making of a dividend or other distribution to holders of Common Stock in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

(iii)  any reclassification or change to which SECTION 5(f)(i)(B) applies;

(iv)  the dissolution, liquidation or winding up of the Company; or

(v)   any other event constituting a Fundamental Change of the type described in clause (ii) of the definition thereof in SECTION 9(s);

then the Company shall file with its corporate records and mail to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

(A)  the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

(B)   the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Fundamental Change of the type described in clause (ii) of the definition thereof in SECTION 9(s), is estimated to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

(h)           Certificate of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records.  The Company shall, upon the reasonable written request of any holder of Series A Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series A Preferred Stock.

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SECTION 6.         Redemption.

Each share of Series A Preferred Stock is redeemable as provided in this SECTION 6.

(a)           Redemption at the Option of Holders.

(i)    Subject to compliance with SECTION 6(a)(iii), each holder of shares of Series A Preferred Stock shall have the right (the “Redemption Right”), at such holder’s option, to require the Company to purchase (out of funds legally available therefor) all or any portion of such holder’s shares of Series A Preferred Stock pursuant to this SECTION 6(a) on any Redemption Date, at a purchase price, payable in cash, equal to 100% of the Regular Liquidation Preference as of such Redemption Date (the “Redemption Price”).

(ii)   At least 30 days, but not more than 60 days, prior to each Redemption Date, the Company shall mail a notice of optional redemption by first-class mail, postage prepaid to each holder of Series A Preferred Stock, which notice shall state (A) the Redemption Date and the Redemption Price, (B) the date upon which the Redemption Right terminates, (C) the then applicable Conversion Price for the Series A Preferred Stock, (D) the names and telephonic contact information for no more than three (3) registered broker-dealers affiliated with a reputable, nationally recognized brokerage house (collectively, the “Brokers”) and (E) reference to this SECTION 6(a).

(iii)  Any holder may, in its sole discretion, exercise its Redemption Right with respect to all or any portion of the Series A Preferred Stock (the “Redemption Securities”) Beneficially Owned by such holder by delivery to the Company of a written notice (a “Redemption Acceptance Notice”) no less than seven nor more than 30 days prior to the Redemption Date stating (A) that such holder is exercising the Redemption Right, (B) the number of shares of the Redemption Securities with respect to which such holder is exercising its Redemption Right, (C) the price quotes provided, if any, by the Brokers with respect to such Redemption Securities, (D) the names of the Brokers contacted by such holder and (E) that such holder attempted in good faith to obtain the price quotes referred to in clause (A) of the definition of Redemption Fair Market Value.

(iv)  Notwithstanding the foregoing, the Redemption Right shall be exercisable by any holder only if the Redemption Fair Market Value of the Redemption Securities Beneficially Owned by such holder is equal to or less than 110% of the aggregate Redemption Price of the Redemption Securities Beneficially Owned by such holder.

(v)   For purposes of this Section 6(a), “Redemption Fair Market Value” shall mean, with respect to the Redemption Securities Beneficially Owned by any holder:

(A)  if such holder is able to obtain on the Business Day prior to such holder’s mailing or other transmittal to the Company of the Redemption Acceptance Notice a firm price quote from one or more Brokers pursuant to which such Broker offers to purchase on such date all, but not less than all, of the Redemption Securities that such holder wishes to redeem, the highest net purchase price quoted; or

(B)   if such holder is unable to obtain any price quotes as contemplated in clause (A) (including, for the avoidance of doubt, as a result of any Broker failing to respond to such holder’s inquiry for, or to provide, a firm price quote with respect to such Redemption Securities), then the Redemption Fair Market Value of such Redemption Securities shall conclusively be deemed to be an amount less than 110% of the Redemption Price.

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(b)           Redemption at the Option of the Company.

(i)    At any time after the fifth anniversary of the Series A Original Issuance Date, the Company, at its option and election, may redeem (out of funds legally available therefor) any or all of the outstanding shares of Series A Preferred Stock at the Redemption Price; provided that the Company shall not have the right to redeem any shares of Series A Preferred Stock pursuant to this SECTION 6(b) unless at the time of the mailing of the notice of redemption, either (x) the shelf registration statement referred to in Section 2.2 of the Registration Rights Agreement is effective and available for resales of the Common Stock issuable upon conversion of the Series A Preferred Stock or (y) the shares of Common Stock for which the Series A Preferred Stock are convertible into may be sold by all holders of the Series A Preferred Stock under Rule 144 under the Securities Act without volume or other limitation.

(ii)   If the Company elects to redeem the Series A Preferred Stock pursuant to SECTION 6(b)(i), the “Company Redemption Date” shall be the date on which the Company elects to consummate such redemption.  The Company shall deliver a notice of redemption not less than 15 nor more than 30 Business Days prior to the Company Redemption Date, addressed to the holders of record of the Series A Preferred Stock as they appear in the records of the Company as of the date of such notice.  Each notice must state the following: (A) the Company Redemption Date; (B) the number of shares to be redeemed; (C) the Redemption Price as of the Company Redemption Date (it being understood that the actual Redemption Price will be determined as of the actual Company Redemption Date); (D) the name of the redemption agent to whom, and the address of the place to where, the Series A Preferred Stock are to be surrendered for payment of the Redemption Price; and (E) that Dividends, if any, on the shares to be redeemed will cease to accrue on such Company Redemption Date provided that the Redemption Price shall have been paid on the Company Redemption Date.

(iii)  If the Company has elected to redeem less than all the Series A Preferred Stock pursuant to this SECTION 6(b), the Company shall select the shares of Series A Preferred Stock to be redeemed by lot, on a pro rata basis or in accordance with any other method the Company considers fair and appropriate.  The Company shall make such selection from shares of Series A Preferred Stock then outstanding and not already to be redeemed by virtue of having been previously called for redemption.

(c)           Mechanics of Redemption.

(i)    Prior to 2:00 p.m. (New York City time) on or prior to Business Day prior to the Redemption Date or Company Redemption Date, as applicable (such date, the “Irrevocable Date”), the Company shall deposit with a redemption agent an amount of money (in immediately available funds) sufficient to pay the Redemption Price on the Redemption Date or the Company Redemption Date, as the case may be.  The redemption agent shall return to the Company, as soon as practicable, any money not required for that purpose.  If the Company or an Affiliate of the Company acts as redemption agent, it shall, before 3:00 p.m., New York City time on or prior to Business Day prior to the Redemption Date or Company Redemption Date, as applicable, segregate the money and hold it as a separate trust fund.

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(ii)   The redemption agent on behalf of the Company shall pay the applicable Redemption Price on the Redemption Date or Company Redemption Date, as the case may be, upon surrender of the certificates representing the shares of Series A Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Redemption Price.  Notwithstanding the foregoing, the Company shall remain liable for the payment of the Redemption Price to the extent such amounts are not paid as provided herein.  Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series A Preferred Stock will be entitled to receive all cash payments hereunder by wire transfer of immediately available funds.

(iii)  Shares of Series A Preferred Stock to be redeemed on the Redemption Date or Company Redemption Date, as the case may be, will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the applicable Redemption Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series A Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the applicable Redemption Price in cash in full, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of Dividends and the conversion rights) as provided herein.

(iv)  Notwithstanding anything in this SECTION 6 to the contrary, each holder shall retain the right to convert shares of Series A Preferred Stock to be redeemed at any time on or prior to the Redemption Date or Company Redemption Date, as the case may be; provided, however, that any shares of Series A Preferred Stock for which a holder delivers a conversion notice to the Company prior to the Redemption Date or Company Redemption Date, as the case may be, shall not be redeemed pursuant to this SECTION 6.

(v)   Any redemption of the Series A Preferred Stock pursuant to this SECTION 6 (such redemption, the “Redemption”) shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the Fair Market Value thereof on the date of payment).  At the time of the Redemption, the Company shall take all actions required or permitted under Delaware law to permit the Redemption, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such Redemption.  To the extent that the Company has insufficient funds to redeem all of the shares of Series A Preferred Stock upon the Redemption, the Company shall use available funds to redeem a pro rata portion of such Series A Preferred Stock.

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SECTION 7.         Fundamental Change.

(a)           Offer to Repurchase.

(i)    In connection with any Fundamental Change, unless waived by holders representing a majority of the outstanding shares of Series A Preferred Stock, each holder shall have the right, at such holder’s option, to require the Company to, or to cause the Survivor of a Fundamental Change (such Survivor of a Fundamental Change, the “Acquirer”) to, purchase each share of Series A Preferred Stock then-outstanding (the “Fundamental Change Offer”) at a purchase price per share (such amount being the “Repurchase Price”) in cash equal to the sum of (x) 101% of the Regular Liquidation Preference, plus (y) in the case of a Fundamental Change of the type described in clause (i), (ii), (iii) or (iv) of the definition of “Fundamental Change” (each, a “Change in Control”), the Make Whole Amount, on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (i) of the definition thereof, the Fundamental Change Purchase Date shall be a date no later than 35 Business Days following the date of the first public announcement of such Fundamental Change having occurred).

(ii)   As promptly as practicable following the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change, but in no event less than 20 Business Days prior to the anticipated effective date of a Fundamental Change in the case of a Fundamental Change within the control of the Company or of which the Company has at least 30 Business Days prior notice, the Company shall mail a written notice of Fundamental Change (the “Fundamental Change Notice”) by first-class mail addressed to the holders of record of the Series A Preferred Stock as they appear in the records of the Company as of the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change.  Each notice must state that: (A) the Fundamental Change Offer may be accepted by delivery of a written revocable notice specifying the number of shares to be repurchased, and the date by which such notice must be given pursuant to this SECTION 7(a); (B) the expected Repurchase Price as of the expected Fundamental Change Purchase Date, and specifying the individual components thereof (it being understood that the actual Repurchase Price will be determined as of the actual Fundamental Change Purchase Date); (C) the name of the paying agent to whom, and the address of the place to where, the Series A Preferred Stock are to be surrendered for payment of the Repurchase Price; (D) any shares of Series A Preferred Stock not tendered for payment shall continue to be outstanding and holders thereof shall remain entitled to, among other things, the payment of Dividends thereon and exercise their conversion rights (whether on the date of consummation of the Fundamental Change or otherwise), (E) the consummation of the Fundamental Change Offer and the payment of the Repurchase Price shall be subject to the consummation of the Fundamental Change, and (F) the circumstances and material facts regarding such Fundamental Change, including the anticipated effective date of the Fundamental Change.  If the Fundamental Change is not consummated, the Fundamental Change Offer shall be automatically withdrawn.

(iii)  Notwithstanding this SECTION 7, the Fundamental Change Offer shall be subject to, and be made in compliance with, Regulation 14E under the Exchange Act and any other federal and state securities laws, as applicable, including any applicable time periods.  The Company shall notify the holders Series A Preferred Stock of the results of the Fundamental Change Offer on or as soon as practicable after the Fundamental Change Purchase Date.

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(b)           Mechanics of Repurchase.

(i)    Prior to 2:00 p.m. (New York City time) on or prior to the Business Day prior to the Fundamental Change Purchase Date, the Company shall deposit with a paying agent an amount of money (in immediately available funds) sufficient to pay the aggregate Repurchase Price upon on the Fundamental Change Purchase Date.  The paying agent shall return to the Company, as soon as practicable, any money not required for that purpose.   If the Company or an Affiliate of the Company acts as paying agent, it shall, before 3:00 p.m., New York City time on or prior to Business Day prior to the Fundamental Change Purchase Date, as applicable, segregate the money and hold it as a separate trust fund.  Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the Repurchase Price to the extent such Repurchase Price is not paid as provided herein.

(ii)   The paying agent on behalf of the Company shall pay the Repurchase Price on the Fundamental Change Purchase Date upon surrender of the certificates representing the shares of Series A Preferred Stock to be repurchased (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, and post a customary bond in respect of such indemnity, in a reasonable amount and in a reasonable manner, prior to paying such Repurchase Price.  Notwithstanding the foregoing, the Company shall remain liable for the payment of the Repurchase Price to the extent such amounts are not paid as provided herein.  Any holder that, together with its Affiliates, Beneficially Owns more than 1,000 shares of Series A Preferred Stock will be entitled to receive all cash payments hereunder by wire transfer of immediately available funds.

(iii)  In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the shares not purchased, without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares Series A Preferred Stock are issued in a name other than the name of the selling holder.  The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series A Preferred Stock not repurchased other man any such tax due because a certificate for shares Series A Preferred Stock is issued in a name other than the name of the selling holder.

(iv)  Subject to clause (vi) below, from and after the Fundamental Change Purchase Date, shares of the Series A Preferred Stock to be repurchased on such Fundamental Change Purchase Date will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Company the Repurchase Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series A Preferred Stock is not repurchased due to a default in payment by the Company or because the Company is otherwise unable to pay the Repurchase Price in full, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and the conversion rights) as provided herein.

(v)   Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to (A) convert shares of Series A Preferred Stock to be repurchased at any time on or prior to the Fundamental Change Purchase Date or (B) withdraw an election to have

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such shares repurchased or any tender of such shares in the Fundamental Change Offer on or prior to the Fundamental Change Purchase Date; provided, however, that, where a holder of Series A Preferred Stock exercises its rights under (A) or (B) above, the shares of Series A Preferred Stock of such holder shall not be repurchased pursuant to this SECTION 7.

(vi)  The Company shall not be required to make a Fundamental Change Offer if an Affiliate in control of the Company makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this SECTION 7 and purchases all shares of Series A Preferred Stock validly tendered and not withdrawn under such Fundamental Change Offer; provided, that if an Affiliate in control of the Company makes such repurchase, the shares of Series A Preferred Stock so purchased shall remain outstanding in the hands of such Affiliate.

(vii) The Company will not enter into any agreement providing for or otherwise authorize a Fundamental Change unless the Acquirer agrees to cause the Company to make the repurchases contemplated in this SECTION 7 and agrees, for the benefit of the holders of record of the Series A Preferred Stock (including making them beneficiaries of such agreement), that to the extent the Company is not legally able to repurchase the Series A Preferred Stock, the Acquirer will purchase the Series A Preferred Stock.

(viii)  Any repurchase of the Series A Preferred Stock pursuant to this SECTION 7 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the Fair Market Value thereof on the date of payment).  The Company shall take all actions required or permitted under Delaware law to permit the repurchase of the Series A Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such repurchase. To the extent that the Company has insufficient funds to repurchase all of the shares of Series A Preferred Stock pursuant to this SECTION 7, the Company shall use available funds to repurchase a pro rata portion of such Series A Preferred Stock.

SECTION 8.         Conversion Into Series B Preferred Stock.

(a)           After receiving a notice of conversion pursuant to SECTION 5(c) or a notice of redemption pursuant to SECTION 6(b), any holder of shares of Series A Preferred Stock as to whom relevant the provisions of the following sentence are applicable may, at such holder’s option, convert shares of Series A Preferred Stock subject to such conversion or redemption, as the case may be, at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date or the Company Redemption Date, as the case may be, specified in such notice into Series B Preferred Stock to the extent necessary to address the conditions described in the immediately following sentence.  If such holder would not be permitted to convert one or more shares of its Beneficially Owned Series A Preferred Stock (such shares, the “Preferred Conversion Shares”) or Notes into shares of Common Stock due to the restrictions contained in SECTION 5(b) or because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, then each Preferred Conversion Share of such holder shall be converted into one share of Series B Preferred Stock on the Conversion Date or the Company Redemption Date, as the case may be.

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(b)           As soon as practicable (and in any event within three Business Days of receipt of the notice described in this SECTION 8(b)), which notice shall include the amount of shares of Series B Preferred Stock to which such holder is entitled and the basis for such conversion into Series B Preferred Stock, the Company shall (i) issue and deliver to such holder a certificate for the number of shares of Series B Preferred Stock, if any, to which such holder is entitled in exchange for the certificates formerly representing shares of Series A Preferred Stock and (ii) pay to such holder, to the extent of funds legally available therefor, all accrued and unpaid Dividends on the shares of Series A Preferred Stock that are being converted into Series B Preferred Stock.  Such conversion will be deemed to have been made on the Conversion Date or the Company Redemption Date, as applicable, and the person entitled to receive the shares of Series B Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Series B Preferred Stock on such Conversion Date or Company Redemption Date, as the case may be.  In case fewer than all the shares of Series A Preferred Stock represented by any such certificate are to be converted into Series B Preferred Stock, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Series B Preferred Stock or Series A Preferred Stock are issued in a name other than the name of the converting holder.  The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Series B Preferred Stock upon conversion or due upon the issuance of a new certificate for any shares of Series A Preferred Stock not converted other than any such tax due because shares of Series B Preferred Stock or a certificate for shares of Series A Preferred Stock are issued in a name other than the name of the converting holder.

(c)           The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or out of authorized but unissued shares of Series B Preferred Stock (or a combination of both) for the purpose of effecting the conversion of the Series A Preferred Stock the full number of shares of Series B Preferred Stock deliverable upon the conversion all outstanding Series A Preferred Stock, and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Preferred Stock if necessary therefor.

(d)           All shares of Series B Preferred Stock issued upon conversion of the shares of Series A Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

SECTION 9.         Additional Definitions.  For purposes of these resolutions, the following terms shall have the following meanings:

(a)           “Additional Rate” means an annual rate initially equal to 2.0% per annum, and increasing by 1.0% on every six month anniversary of the occurrence of the Increase Event, up to a maximum of 16% per annum.

(b)           “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control

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with, such specified person. Notwithstanding the foregoing, the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor Securityholders.

(c)           “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, that (i) a person will be deemed to be the Beneficial Owner of any security which may be acquired by such person whether within 60 days or thereafter, upon the conversion, exchange or exercise (without giving effect to any provision governing such security that would limit, reduce or otherwise restrict the conversion, exchange or exercise features of such security) of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire such security and (ii) none of the Investor Securityholders shall be deemed to Beneficially Own any securities owned by their portfolio companies as long as the Investor Securityholders did not directly or indirectly encourage, assist or provide any information to such portfolio company in respect of the acquisition or voting of such securities.

(d)           “Board Representation Entitlement” means a number of Preferred Directors (rounded up to the nearest whole number) equal to the product of (x) the total number of members then comprising the full Board (including the Preferred Directors) and (y) the lesser of (1) 20.0% and (2) the SLS Director Beneficial Ownership Percentage; provided, however, that, notwithstanding the foregoing, (A) at any time that the Investor Securityholders and their Affiliates in the aggregate cease to Beneficially Own a number of shares of Series A Preferred Stock that if then converted would be convertible into a number of shares of Common Stock that is greater than or equal to 7.5% of the shares of Common Stock then outstanding based on the Conversion Price that is in effect at the time of such calculation (including shares of Series A Preferred Stock pledged pursuant to a bond fide pledge but not foreclosed thereon) without giving effect to the limitations in SECTION 5(b), the Board Representation Entitlement shall be zero (0) Preferred Directors, (B) from and after the occurrence of a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be zero (0) Preferred Directors and (C) from and after the occurrence of a Fundamental Change described in clause (i) of the definition thereof other than a Non-Constituent Issuer Fundamental Change, the Board Representation Entitlement shall be no more than one (1) Preferred Director.

(e)           “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

(f)            “capital stock” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Preferred Stock.

(g)           “Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United

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States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

(h)           “Company Rights Plan” means that certain Amended and Restated Rights Agreement, dated as of April [23], 2009, between the Company and American Stock Transfer & Trust Company.

(i)            “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(j)            “Current Market Price” of Common Stock on any day means the average of the Closing Prices per share of Common Stock for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(k)           “Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2009, (ii) with respect to any shares of Series A Preferred Stock that is to be converted or redeemed, the Conversion Date, the Redemption Date or the Company Redemption Date, as applicable, and (iii) any date on which Participating Dividends are paid (if any); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.

(l)            “Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the Series A Original Issuance Date) pursuant to clauses (i) and (ii) of the definition of “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.

(m)          “Dividend Rate” means 10.0% per annum.

(n)           “Equity Securities” means (x) any shares of capital stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of capital stock of the Company, and (z) capital stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

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(o)           “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(p)           “Exchange” means Nasdaq or any other U.S. national securities exchange.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r)            “Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

(i)         for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

(ii)        for any security that is not so traded or quoted, or for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms’-length transaction; provided that if any determination of the Board pursuant to this clause (ii) that in the aggregate for all shares of Series A Preferred Stock is in excess of $10,000,000, the holders representing a majority of the then-outstanding shares of Series A Preferred Stock may object to such determination.  In the event of such an objection by such holders, the Fair Market Value of such property shall be as determined by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.

(s)           “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)    any “person” or “group”, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act;

(ii)   the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, provided that none of the circumstances set forth in this clause (ii) will be a Fundamental Change if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting

33

Stock the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s Voting Stock immediately prior to the transaction;

(iii)          Continuing Directors cease to constitute at least a majority of the Board of Directors, “Continuing Director” means a director who either was a member of the Board on the Series A Original Issuance Date or who becomes a member of the Board of Directors subsequent to that date and who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election, in each case either by a specific vote or by approval of a proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as a nominee of the Board of Directors for election as director;

(iv)          the Company’s stockholders or Board of Directors adopts a plan for the liquidation or dissolution of the Company; or

(v)           upon the occurrence of a Termination of Trading (other than in connection with an Unexpected Delisting).

(t)            “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(u)           “hereof”; “herein” and “hereunder” and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

(v)           “Investor Securityholder” shall have the meaning ascribed thereto in the Securities Purchase Agreement.

(w)          “Make Whole Amount” means, with respect to any share of Series A Preferred Stock being repurchased pursuant to SECTION 7, the excess, if any, of (a) the present value on the date of such repurchase of (i) 100% of the Regular Liquidation Preference of such share as of such date, assuming such share of Series A Preferred Stock was redeemed at the option of the company on May 8, 2014 pursuant to SECTION 6(b), plus (ii) all Regular Dividends payable on such share of Series A Preferred Stock through May 8, 2014, computed using a 3.125% discount rate over (b) 100% of the Regular Liquidation Preference as of such date.

(x)            “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(y)           “Nasdaq” means The NASDAQ Global Market.

(z)            “Notes” means the 6.0%/8.0%/10.0% Convertible Senior Notes due 2019 of the Company.

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(aa)         “Original Purchase Price” means $1,000 per share of Series A Preferred Stock, as adjusted for any stock dividends, splits, combinations and similar events on the Series A Preferred Stock.

(bb)         “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(cc)         “Permitted Transferee” shall have the meaning set forth in the Securities Purchase Agreement.

(dd)         “Public Sale” has the meaning set forth in the Securities Purchase Agreement.

(ee)         “Redemption Date” means May [    ], 2014 and May [    ] of each subsequent year on which any of the Series A Preferred Stock is outstanding, or, if any such day is not a Business Day, the immediately succeeding Business Day.

(ff)           “Representation Reduction Event” means a decrease, for any reason, in the SLS Director Beneficial Ownership Percentage that results in a reduction in the number of directors of the Board that constitutes the Board Representation Entitlement.

(gg)         “Rights” shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor, substitute or additional stockholder rights plan).

(hh)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ii)           “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated April [23], 2009, among the Company, SLS and Silver Lake Technology Investors Sumeru, L.P.

(jj)           “Series A Original Issuance Date” means the date on which the first share of Series A Preferred Stock was issued.

(kk)         “Series B Preferred Stock” means the Series B Junior Participating Convertible Preferred Stock so denominated and authorized by the Company concurrently with the Series A Preferred Stock.

(ll)           “SLS” means Silver Lake Sumeru Fund, L.P.

(mm)       “SLS Director Beneficial Ownership Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned (excluding the number of shares of Common Stock issuable upon the exercise of the Warrants (as defined in the Securities Purchase Agreement)) by the Investor Securityholders divided by (b) the number of Common Shares Outstanding (as defined in the Securities Purchase Agreement) (calculated without giving effect to clause (iv) of “Common Shares Outstanding”).

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(nn)         “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof).  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

(oo)         “Survivor of a Fundamental Change” means the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their Common Stock in the transaction that resulted in such Fundamental Change.

(pp)         “Termination of Trading” will be deemed to have occurred if for 10 consecutive Business Days the Common Stock (or other common stock into which the Series A Preferred Stock are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established U.S. automated interdealer quotation system and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

(qq)         “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock is not listed on Nasdaq, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.  A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(rr)           “Unexpected Delisting” means any delisting of the Common Stock from the Nasdaq directly as a result of the execution of the Securities Purchase Agreement and the consummation of the transactions contemplated thereby.

(ss)         “Voting Stock” shall mean the Series A Preferred Stock and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of the Company or its successor (including the Common Stock).

(tt)           Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquirer	SECTION 7(a)(i)
Additional Director	Section 4(d)(ix)
Additional Dividends	SECTION 2(c)
Aggregate Amount	SECTION 5(f)(iii)
Board	Recital
Board Size Decrease	SECTION 4(d)(iv)
Brokers	SECTION 6(a)(ii)
Cash Amount	SECTION 5(e)(viii)(A)
Certificate of Incorporation	Recital

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Term	Section
Change in Control	SECTION 7(a)(i)
Common Stock	SECTION 1(b)(i)
Company	Recital
Company Redemption Date	SECTION 6(b)(ii)
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Conversion Price	SECTION 5(a)
Conversion Security	SECTION 4(b)(ii)
DGCL	Recital
Disposition Event	SECTION 5(f)(iv)
Dividends	SECTION 2(c)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Fundamental Change Notice	SECTION 7(a)(ii)
Fundamental Change Offer	SECTION 7(a)(i)
Fundamental Change Purchase Date	SECTION 7(a)(i)
Increase Event	SECTION 2(c)(vi)
Irrevocable Date	SECTION 6(c)(i)
Junior Securities	SECTION 1(b)(i)
Liquidation Preference	SECTION 3(a)
Maximum Voting Percentage	SECTION 4(a)
Maximum Voting Power	SECTION 4(a)
Non-Constituent Issuer Fundamental Change	SECTION 4(b)(ii)
Outstanding Partial Cash Notice	SECTION 5(e)(viii)(C)
Parity Securities	SECTION 1(b)(ii)
Partial Cash Notice	SECTION 5(e)(viii)(A)
Participating Dividends	SECTION 2(b)
Participating Liquidation Preference	SECTION 3(a)
Preferred Conversion Shares	SECTION 8(a)
Preferred Directors	SECTION 4(d)
Preferred Stock	Recital
Purchased Shares	SECTION 5(f)(iii)
Redemption	SECTION 6(c)(v)
Redemption Acceptance Notice	SECTION 6(a)(iii)
Redemption Fair Market Value	SECTION 6(a)(v)
Redemption Price	SECTION 6(a)(i)
Redemption Right	SECTION 6(a)(i)
Redemption Securities	SECTION 6(a)(iii)
Reference Property	SECTION 5(f)(iv)
Regular Dividends	SECTION 2(a)
Regular Liquidation Preference	SECTION 3(a)
Repurchase Price	SECTION 7(a)(i)
Rights Trigger	SECTION 5(f)(xii)
Senior Redeemable Preferred	SECTION 5(e)(iii)
Senior Securities	SECTION 1(b)(iii)

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Term	Section
Series A Preferred Stock	SECTION 1(a)
Transition Time	SECTION 4(d)(vii)
Unaffected Shares	SECTION 5(e)(viii)(B)

SECTION 10.      Miscellaneous.  For purposes of these resolutions, the following provisions shall apply:

(a)           Status of Cancelled Shares.  Shares of Series A Preferred Stock which have been converted, redeemed, repurchased or otherwise acquired by the Company or cancelled shall be retired, not be reissued as such and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to SECTION 4, designated as part of a particular series by the Board.

(b)           Severability.  If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c)           Headings.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d)           Amendment.  Any provision in this Certificate of Designation (including, but not limited to, any notice requirements) may be waived, in whole or in part, amended or otherwise modified by the prior vote or written consent of holders representing at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class.

[Rest of page intentionally left blank.]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed by a duly authorized officer of the Company as of [                ], 2009.

POWER-ONE, INC.

By:

Name:

Title:

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Exhibit C

FORM OF WARRANTS

POWER-ONE, INC.

WARRANT FOR THE PURCHASE OF SHARES OF
COMMON STOCK OF POWER-ONE, INC.

No. [ ]	Warrant to Purchase [ ] Shares

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.

FOR VALUE RECEIVED, Power-One, Inc., a Delaware corporation (the “Company”), hereby certifies that [                ], its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, up to an aggregate of [        ] fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”), at a purchase price per share of Common Stock equal to the Exercise Price (as hereinafter defined).  The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth, and all references to “Common Stock”, “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

1.          Definitions.

(a)   The following terms, as used herein, have the following meanings:

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the States of California or New York are authorized or required by law or other governmental action to close.

“Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If the Common Stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

“Current Market Price  Per Common Share”  as of any date means the average of the Closing Prices per share of Common Stock for each of the five (5) consecutive Trading Days ending (i) on the Trading Day prior to the Exercise Date (in the case of Section 2(d)) or (ii) on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation (in the case of Section 10).

“Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Exercise Price” means $1.33 per Warrant Share, as adjusted from time to time in accordance herewith.

“Expiration Date” means [Insert 7 year anniversary of the Original Issuance Date] [          ], 2016 at 5:00 p.m., New York City time, or if such day is not a Business Day, then on the next succeeding day that shall be a Business Day.

“Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules: (i) for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the closing prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; (ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined: (x) mutually by the Board of Directors and Holder, or (y) by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board of Directors and the holders representing a majority of the then-outstanding shares of Convertible Preferred Stock; or (iii) for any other property, the Fair Market Value shall be determined by the Board of Directors in good faith assuming a willing buyer and a willing seller in an arms’-length transaction; provided that if holders representing a majority of the then-outstanding shares of Convertible Preferred Stock object to a determination of the Board of Directors made pursuant to this clause (iii), the Fair Market Value of such property shall be as determined by nationally recognized investment bank, appraisal or accounting firm

(whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board of Directors and such holders.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the primary exchange or trading system on which such shares are traded) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Original Issuance Date” means [May             ], 2009.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of April [23], 2009, between the Company, SLS and Silver Lake Technology Investors Sumeru, L.P.

“SLS” means Silver Lake Sumeru Fund, L.P.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Global Market or, if the Common Stock is not listed on the NASDAQ Global Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.  A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Warrant” means this Warrant, issued pursuant to the Securities Purchase Agreement.

“Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

(b)   Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

2.          Exercise of Warrant; Term.

(a)   Subject to Section 2(e), the Holder is entitled to exercise the right to purchase the Warrant Shares represented by this Warrant, in whole or in part, but not for less than 100,000 Warrant Shares (or such lesser number of Warrant Shares which may then constitute the maximum number purchasable pursuant to this Warrant), such number being subject to adjustment as provided in Section 10, at any time or from time to time after the earlier of (a) the fifteen-month anniversary of the Original Issuance Date and (b) the occurrence of a Fundamental Change (as defined in the Certificate of Designation) until the Expiration Date.  To exercise this Warrant, the Holder shall deliver to the Company (i) an executed Warrant Exercise Notice substantially in the form annexed hereto and (ii) this Warrant.  Upon such delivery and payment (the “Exercise Date”), the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise and shall have all of the rights associated with such Warrant Shares to which the Holder is entitled pursuant to this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b)   If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company within a reasonable time, and in any event not exceeding three (3) Business Days after the Exercise Date.  The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to Section 6 hereof as may be directed in writing by the Holder, and deliver the new Warrant to the Person or Persons entitled to receive the same.

(c)   Upon surrender of this Warrant and delivery of the Warrant Exercise Notice in conformity with the foregoing provisions, the Company shall transfer to the Holder appropriate evidence of ownership of any Warrant Shares and/or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the Holder or such name or names of its transferee pursuant to Section 6 hereof as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5 below, within a reasonable time, not to exceed three (3) Business Days after the Exercise Date.

(d)   Upon exercise of the Warrant pursuant to Section 2(a), the Holder shall be entitled to receive Warrant Shares equal to the value (as determined below) of the Warrant (or the portion thereof being exercised) by surrender of this Warrant and delivery of the Warrant Exercise Notice, in which event the Company will promptly issue to the Holder a number of Warrant Shares computed using the following equation:

X = (A - B) x C

              A

where:

X  =                          the number of Warrant Shares issuable to the Holder upon exercise pursuant to this Section 2(d).

A  =                         the Current Market Price Per Common Share (as of the Exercise Date).

B  =                           the Exercise Price (as of the Exercise Date).

C  =                           the number of Warrant Shares issuable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of the Warrant being exercised (as of the Exercise Date).

If the foregoing calculation results in zero or a negative number, then no Warrant Shares shall be issued upon exercise pursuant to this Section 2(d).

(e)   No Holder will be permitted to exercise the right to purchase Warrant Shares if and to the extent, following such exercise, either (i) such Holder’s, together with such Holder’s Affiliates, aggregate voting power on a matter being voted on by holders of the Common Stock would exceed 19.9% of the Maximum Voting Power (as defined in the Certificate of Designation) or (ii) such Holder, together with such Holder’s Affiliates, would Beneficially Own (disregarding for this purpose clause (ii) of the definition of “Beneficially Own”) more than 19.9% of the then outstanding Common Stock; provided, however, that such exercise restriction shall not apply in connection with and subject to completion of (A) a Public Sale of the Common Stock to be issued upon such exercise, if following consummation of such Public Sale such Holder and its Affiliates will not Beneficially Own in excess of 19.9% of the then outstanding Common Stock or (B) a bona fide third party tender offer for the Common Stock issuable thereupon.  For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a Holder and its Affiliates shall include the number of Warrant Shares to be issued with respect to which a Warrant Exercise Notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion or exercise of (w) the Convertible Preferred Stock, (x) any Junior Preferred Stock, (y) any outstanding Notes, and (z) any other outstanding Warrants Beneficially Owned by such Holder or any of its Affiliates.  Upon the written request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.

3.     Restrictive Legend.  Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that and for so long as such legend is required pursuant to the Securities Purchase Agreement or applicable securities laws.

4.     Reservation of Shares; Listing.  The Company hereby agrees at all times to keep reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant.  The Company hereby represents that all such shares shall be duly authorized and, when issued upon such exercise pursuant to the terms of this Warrant, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions on transfer contemplated by Section 6 or those created by the Holder) and free and clear of all preemptive rights.  The Company will use its reasonable best efforts to ensure that the Common Stock may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the shares of Common Stock are listed or traded.

5.     No Fractional Warrant Shares or Scrip.  No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant.  In lieu of delivery of any such fractional Warrant Share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share at the date of such exercise.

6.     Transfer or Assignment of Warrant.  Subject to compliance with the Securities Purchase Agreement, the Holder shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant or any rights hereunder, at any time in whole or from time to time in part, but not for less than 100,000 Warrant Shares (or such lesser number of Warrant Shares which may then constitute the maximum number purchasable pursuant to this Warrant), such number being subject to adjustment as provided in Section 10, to any Person or Persons.  Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrants pursuant to this Section 6 shall be paid by the Company.

7.     Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares (or other securities) to the Holder upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.     Exchange and Registry of Warrant.  The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.  This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrant or Warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

9.     Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon the receipt of a bond, indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and date and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

10.   Anti-dilution Provisions.

(a)   Adjustment for Change In Capital Stock.

(i)    If the Company shall, at any time and from time to time while this Warrant is outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all or substantially all holders of its Common Stock, then at the opening of business on the Ex-Dividend Date for such dividend or distribution:

(A)  The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution.

(B)   The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (1) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(a)(i)(A); and (2) the denominator of which shall be the Exercise Price immediately after such adjustment.

If any dividend or distribution of the type described in this Section 10(a)(i) is declared but not so paid or made, the Exercise Price and number of Warrant Shares issuable shall again be adjusted to the Exercise Price and number of Warrant Shares issuable which would then be in effect if such dividend or distribution had not been declared.  Except as set forth in the preceding sentence, in no event shall the Exercise Price be increased or the number of Warrant Shares issuable be decreased pursuant to this Section 10(a)(i).

(ii)   If the Company shall, at any time or from time to time while this Warrant is outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Exercise Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while this Warrant is outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Exercise Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased.  In each such case, effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective:

(A)  The Exercise Price shall be adjusted by multiplying such Exercise Price by a fraction: (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification.

(B)   The number of Warrant Shares will be adjusted by multiplying such number by a fraction:  (1) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(a)(ii)(A) and (2) the denominator of which shall be the Exercise Price immediately after such adjustment.

(b)   Adjustment for Rights Issue.  If the Company shall, at any time or from time to time while this Warrant is outstanding, distribute rights, options or warrants to all or substantially all  holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock, in either case, at less than the average of the Closing Price for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, then, effective immediately after the opening of business on the Ex-Dividend Date:

(i)    The Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction: (A) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock issuable pursuant to such rights, options or warrants would purchase at the Current Market Price Per Common Share on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price Per Common Share); and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock issuable pursuant to such rights, options or warrants.

(ii)   The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(b)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Exercise Price and number of Warrant Shares issuable under this Warrant shall be readjusted to the Exercise Price and number of Warrant Shares issuable that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights, options or warrants are not so distributed, the Exercise Price and number of Warrant Shares shall again be adjusted to be the Exercise Price and the number of Warrant Shares issuable which would then be in effect if the Ex-Dividend Date for such distribution had not occurred.  In determining whether any rights, options or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors.  Except as set forth in this Section, in no event shall the Exercise Price be increased or the number of Warrant Shares decreased pursuant to this Section 10(b).

(c)   Adjustment for Other Distributions.

(i)    If the Company shall, at any time or from time to time while this Warrant is outstanding, distribute to all or substantially all holders of its Common Stock any of its Capital Stock (as defined in the Indenture), assets, or debt securities or any rights, warrants or options to purchase securities of the Company (excluding (x) any distributions described in Section 10(a)(i), (y) any rights or warrants described in Section 10(b) and (z) any all-cash dividends or other cash distributions referred to in Section 10(d)) (such Capital Stock, assets, debt securities or rights to purchase securities of the Company being distributed hereinafter in this Section 10(c) called the “Distributed Assets”), and subject to Section 10(c)(ii), then at the opening of business of the Ex-Dividend Date for such distribution:

(A)          The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (1) the numerator of which will be the Current Market Price Per Common Share, less the Fair Market Value of the portion of Distributed Assets so distributed applicable to one share of the Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Ex-Dividend Date); and (2) the denominator of which will be the Current Market Price Per Common Share on such date specified in clause (1).

(B)           The number of Warrant Shares will be adjusted by multiplying such number by a fraction:  (1) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(c)(i)(A); and (2) the denominator of which shall be the Exercise Price immediately after such adjustment.

Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  In the event that such distribution is not so made, the Exercise Price and the number of Warrant Shares issuable shall again be adjusted to be the Exercise Price and number of Warrant Shares issuable which would then be in effect if such distribution had not been declared.  Except as set forth in the prior sentence, in no event shall the Exercise Price be increased or the number of Warrant Shares issuable be decreased pursuant to this Section 10(c).

(ii)        With respect to an adjustment pursuant to this Section 10(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock (as defined in the Indenture) of, or similar equity interests in, a Subsidiary or other business unit of the Company, then at the opening of business of the Ex-Dividend Date for such distribution:

(A)          The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (1) the numerator of which shall be the average of the Closing Prices over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution (the “Average Sale Price”); and (2) the denominator of which shall be (x) the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution on the principal national securities exchange or inter-dealer quotation system on which such securities are then listed or traded, plus (y) the Average Sale Price specified in clause (1).

(B)           The number of Warrant Shares will be adjusted by multiplying such number by a fraction:  (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(c)(ii)(A) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

(d)   Adjustment for Cash Dividends.  If the Company shall, at any time or from time to time while this Warrant is outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, cash (excluding (A) any distributions described in Section 10(e) below or (B) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), then at the opening of business of the Ex-Dividend Date for such dividend or distribution:

(i)         The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (A) the numerator of which shall be the Current Market Price Per Common Share on such date, less the amount of the dividend or distribution per share of Common Stock; and (B) the denominator of which shall be the Current Market Price Per Common Share.

(ii)        The number of Warrant Shares will be adjusted by multiplying such number by a fraction:  (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(d)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution.  In the event that such dividend or distribution is not so made, the Exercise Price and the number of Warrant Shares issuable shall again be adjusted to be the Exercise Price and the number of Warrant Shares issuable which would then be in effect if such dividend or distribution had not been declared.  Except as set forth in the preceding sentence, in no event shall the Exercise Price be increased or the number of Warrant Shares issuable be decreased pursuant to this Section 10(c).

(e)   Adjustment for Certain Tender Offers or Exchange Offers.  In case the Company or any of its Subsidiaries shall, at any time or from time to time, while this Warrant is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, effective immediately after the close of business on such date:

(i)         The Exercise Price will be adjusted by multiplying such Exercise Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (x) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (y) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

(ii)        The number of Warrant Shares issuable upon exercise of this Warrant will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(e)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

An adjustment, if any, to the Exercise Price and the number of Warrant Shares issuable pursuant to this Section 10(e) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date.  In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price and the number of Warrant Shares issuable shall again be adjusted to be the Exercise Price and the number of Warrant Shares issuable which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 10(e) to any tender offer or exchange offer would result in an increase in the Exercise Price or a decrease in the number of Warrant

Shares issuable, no adjustment shall be made for such tender offer or exchange offer under this Section 10(e).

(f)    Disposition Events.

(i)    If any of the following events (any such event, a “Disposition Event”) occurs:

(A)          any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(B)           any merger, consolidation or other combination to which the Company is a constituent party; or

(C)           any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other Person;

in each case, as a result of which all or substantially all of the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing Person, as the case may be, shall provide that this Warrant be exercised following the effective date of any Disposition Event, shall be exercised, in lieu of the Common Stock otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Common Stock in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the number of Warrant Shares issuable under this Warrant (without giving effect to any of the exceptions contained herein) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock.  The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property into which this Warrant thereafter becomes exercisable agrees, for the express benefit of the holders of record of this Warrant (including making them beneficiaries of such agreement), to issue such securities or property.

(ii)   The provisions of this Section 10(f) shall similarly apply to successive Disposition Events.  If this Section 10(f) applies to any event or occurrence, neither Section 10(a) nor Section 10(e) shall apply; provided, however, that this Section 10(f) shall not apply to any stock split or combination to which Section 10(a) is applicable.  To the extent that equity securities of a company are received by the holders of Common Stock in connection with a Disposition Event, the portion of this Warrant which will be exercisable into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this Section 10.

(g)   Provisions Governing Adjustment to Exercise Price and number of Warrant Shares Issuable.  Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10(a), 10(b), 10(c), 10(d), 10(e) or 10(f) (and no adjustment to the Exercise Price or number of Warrant Shares issuable under Section 10(a), 10(b), 10(c), 10(d), 10(e) or 10(f) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed and, except as set forth in Section 10(q), an appropriate adjustment (if any is required) to the Exercise Price and the number of Warrant Shares issuable shall be made under Section 10(b) (without giving effect to the 60 day limit on the exercisability of rights and warrants ordinarily subject to such Section 10(b)) (if and to the extent such rights, options and warrants are exercisable for shares of Common Stock or Common Stock equivalents) and/or Section 10(c) (if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Company’s capital stock other than shares of Common Stock or Common Stock equivalents).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Warrant, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10(q).  In addition, except as set forth in Section 10(q), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price or the number of Warrant Shares issuable under Section 10(a), 10(b), 10(c), 10(d), 10(e) or 10(f) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price and the number of Warrant Shares issuable shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Rights Trigger, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exercise Price and the number of Warrant Shares issuable shall be readjusted as if such rights, options and warrants had not been issued.  Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for shares of Common Stock, the Exercise Price and number of Warrant Shares issuable shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10(g)) as if such rights, options or warrants had not been issued, and instead the Exercise Price and number of Warrant Shares issuable will be adjusted as if the Company had issued the shares of Common Stock issued upon such redemption or exchange as a dividend or distribution of shares of Common Stock subject to Section 10(a)(i), (B) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for cash, the Exercise Price and number of Warrant Shares issuable shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10(g)) as if such rights, options or warrants had not been issued, and instead the Exercise Price and number of Warrant Shares issuable will be adjusted as if the Company had delivered cash upon such redemption or exchange as a dividend or distribution of cash subject to Section 10(d) (without giving effect to any of the exceptions contained therein) and (C) to the extent any such rights, options or warrants are redeemed by the Company prior to a Rights Trigger or are exchanged by the Company, in either case for any capital stock, assets or debt securities or any rights, warrants or options of the Company not otherwise provided pursuant to the immediately foregoing clauses (A) or (B), the Exercise Price and number of Warrant Shares issuable shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10(g)) as if such rights, options or warrants had not been issued, and instead the Exercise Price and number of Warrant Shares issuable will be adjusted as if the Company had delivered capital stock, assets or debt securities or any rights, warrants or options of the Company upon such redemption or exchange as a distribution of capital stock, assets or debt securities or any rights, warrants or options of the Company subject to Section 10(c) (without giving effect to any of the exceptions contained therein).

(h)   Minimum Adjustment.  Notwithstanding the foregoing, the Exercise Price will not be reduced (and the corresponding increase to the number of Warrant Shares will not occur) if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect to the Exercise Price (and increase with respect to the number of Warrant Shares) will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(i)    When No Adjustment Required.

(i)         No adjustment need be made for a transaction referred to in Section 10(a) or 10(b) if the Holder participates, without exercising this Warrant, in the transaction or event that would otherwise give rise to an adjustment pursuant to such section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if the Holder, at such time, held a number of shares of Common Stock equal to the Warrant Shares at such time.

(ii)        No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(iii)       No adjustment need be made for a change in the par value or no par value of the Common Stock.

(iv)       To the extent this Warrant becomes exercisable pursuant to this Section 10 into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

(j)    Rules of Calculation; Treasury Stock.  All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share.  Except as otherwise explicitly provided herein, the number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Company.  The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

(k)   Waiver.  Notwithstanding the foregoing, the Exercise Price will not be reduced and the number of Warrant Shares issuable will not be increased if the Company receives, prior to the effective time of the adjustment to the Exercise Price and number of Warrant Shares issuable, written notice from the Holder that no adjustment is to be made as the result of a particular issuance of Common Stock or other dividend or other distribution on shares of Common Stock.  This waiver will be limited in scope and will not be valid for any issuance of Common Stock or other dividend or other distribution on shares of Common Stock not specifically provided for in such notice.

(l)    Tax Adjustment.  Anything in this Section 10 notwithstanding, the Company shall be entitled to make such downward adjustments in the Exercise Price (and corresponding increase to the number of Warrant Shares issuable), in addition to those required by this Section 10, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock.

(m)          Par Value.  Anything in this Section 10 notwithstanding, no adjustment to the Exercise Price shall reduce the Exercise Price below the then par value per share of Common Stock, and any such purported adjustment shall instead reduce the Exercise Price to such par value.

(n)           No Duplication.  If any action would require adjustment of the Exercise Price and the number of Warrant Shares pursuant to more than one of the provisions described in this Section 10 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(o)           Notice of Record Date.  In the event (i) the Company takes any action that would require an adjustment in the Exercise Price and/or the number of Warrant Shares pursuant to Section 10(a), 10(b), 10(c), 10(d), 10(e) or 10(f) (unless no adjustment is to occur pursuant to Sections 10(h) or 10(i) or (ii) there is a liquidation or dissolution of the Company, then the Company shall file with its corporate records and mail to the Holder at the Holder’s last addresses as shown on the records of the Company, at least 10 days prior to such the proposed Ex-Dividend Date or proposed effective date, as the case may be, a notice stating the proposed Ex-Dividend Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

(p)           Certificate of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price and the number of Warrant Shares issuable pursuant to this Section 10, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records.  The Company shall, upon the reasonable written request of the Holder, furnish to such Holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Exercise Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the exercise of this Warrant.

(q)           Rights Issued in Respect of Warrant Shares Issued Upon Exercise.  In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”), including, without limitation, a rights agreement in existence on the Original Issuance Date, pursuant to which rights (“Rights”) are distributed to the holders of Common Stock of the Company and such Shareholder Rights Plan provides that each Warrant Share issued upon exercise of this Warrant at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the exercise right or Exercise Price at any time prior to the distribution of separate certificates representing such Rights.  If, however, prior to any conversion, the Rights have separated from the Common Stock, the Exercise Price and the number of Warrant Shares issuable shall be adjusted at the time of separation as described in Section 10(c) above, subject to readjustment in the events set forth therein.

11.        Notices.  Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company, to it at the following address:

Power-One, Inc.
740 Calle Plano

Camarillo, California

Attention: Chief Executive Officer

Facsimile: (805) 383-5898

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Facsimile: (213) 229-7520
Attention: Jennifer Bellah Maguire

If to the Holder:

[Name of Holder]
2775 Sand Hill Road, Suite 100

Menlo Park, California 94025

Attention:  Karen King

Facsimile: (650) 234-2502

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

Facsimile: (650) 251-5002

Attention: Richard Capelouto

Each such notice, demand or delivery shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day.  Otherwise, any such notice, demand or delivery shall be deemed not to have been received until the next succeeding Business Day.

12.        Rights of the Holder; Transfer Books.  Prior to any exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein.  The Company will at no time close its stock transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

13.        GOVERNING LAW.  THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

14.        Binding Effect.  This Warrant shall be binding upon any successors or assigns of the Company.

15.        Amendments; Waivers.  Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

16.        Entire Agreement.  This Warrant and the forms attached hereto and the Securities Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangement or undertakings with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of [•].

POWER-ONE, INC.

By:
Name:
Title:

Acknowledged and Agreed:

[NAME OF HOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

WARRANT EXERCISE NOTICE FORM

To:          Power-One, Inc.

The undersigned irrevocably exercises the Warrant for the purchase of                      shares (the “Warrant Shares”) of Common Stock, par value $.001 per share, of Power-One, Inc. (the “Company”) at $           per share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $                       (such payment being made as specified below), all on the terms and conditions specified within the Warrant, surrenders the Warrant and all right, title and interest therein to the Company and directs that the Warrant Shares and replacement Warrant, if applicable, deliverable upon the exercise of this Warrant or portion of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:

(Signature of Holder)

(Street Address)

	(City)	(State)	(Zip Code)

Payment:	☐	$ wire transfer

	☐	$ check

	☐	Reduction in number of Warrant Shares that would otherwise be issued upon exercise pursuant to Section 2(d) of the Warrant

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

WARRANT ASSIGNMENT FORM

Dated                         ,

FOR VALUE RECEIVED,                        hereby sells, assigns and transfers unto                                         (the “Assignee”),

(please type or print in block letters)

(insert address)

its right to purchase up to            shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint                                 attorney-in-fact, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature:

Exhibit D

FORM OF REGISTRATION RIGHTS AGREEMENT

POWER-ONE, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of [May    ], 2009

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered as of [May    ], 2009, among Power-One, Inc. a Delaware corporation (together with any other issuer of Registrable Securities, the “Company”), Silver Lake Sumeru Fund, L.P., a Delaware limited partnership (“SLS”), and Silver Lake Technology Investors Sumeru, L.P. (together with their respective Permitted Transferees, the “Investor Stockholders”).

RECITALS

WHEREAS, the Company, SLS and Silver Lake Technology Investors Sumeru, L.P. have entered into a Securities Purchase Agreement, dated as of April 23, 2009 (the “Purchase Agreement”), pursuant to which the Investor Stockholders have agreed to purchase (i) an aggregate of 23,625 shares (the “Purchased Shares”) of the Company’s Series A Preferred Stock (as defined below) initially convertible into 17,500,000 shares of the Company’s Common Stock (as defined below); (ii) Warrants (as defined below) initially exercisable for 8,700,000 Warrant Shares (as defined below); and (iii) Notes (as defined below) initially convertible into 26,944,444 shares of the Company’s Common Stock (as defined below); and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, the Purchased Shares, the Warrant Shares, the Notes and the Conversion Shares (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                       Certain Defined Terms.  Certain terms used herein shall have the meanings given to them in Exhibit A.

SECTION 1.2.                       Other Capitalized Terms.  Capitalized terms used but not defined herein or in Exhibit A shall have the meanings given to them in the Purchase Agreement.

SECTION 1.3.                       Effectiveness of this Agreement.  Notwithstanding any other provision to the contrary in this Agreement, this Agreement shall not take effect until the Closing, and in the event the Purchase Agreement is terminated prior to the Closing having occurred, this Agreement shall be void ab initio.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1.                       Piggyback Registrations.  If the Company proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, and other than demand registrations pursuant to Section 2.2) involving the offering of such Equity Securities at any time on or after the last day of the Restricted Period (the “Restricted Period Termination Date”), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities the same class of such Equity Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written or telephonic notice (a “Piggyback Offering Notice”) to the Holders (excluding Holders of Hedging Common Stock) of:  its intention to do so, the form on which the Company expects to effect such registration (e.g., Form S-1, Form S-3, Form S-3ASR), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten, in the case of Form S-3 or Form S-3ASR, the anticipated date and time that the offering will be made.  The registration rights provided for in this Section 2.1 are in addition to, and not in lieu of, registrations made upon the demand of any Holder in accordance with Section 2.2.

(a)                                  Form S-1.  If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-1, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days prior to the date the Form S-1 is filed with the SEC, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(b)                                 Form S-3.  If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within seven (7) days after the receipt of any such notice, notifying the Company whether any Holders intend to include within the Form S-3 or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use  reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(c)                                  Form S-3ASR.  If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3ASR, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within seven (7) days after the receipt of any such notice, prior to the date and time of the offering as specified in the Company’s notice, notifying the Company whether any Holders intend to include within such Form S-3ASR or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use  reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(d)                                 Right to Withdraw.  If a registration pursuant to this Section 2.1 involves an underwritten offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not

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to register all or any part of such Holder’s Registrable Securities in connection with such registration.

(e)                                  Conversion into Registrable Securities.  Nothing in this Section 2.1 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon (i) conversion of the Series A Preferred Stock or Junior Convertible Preferred Stock by such Holder (subject to such conversion occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), (ii) exercise of the Warrants by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration) or (iii) conversion of the Notes by such Holder (subject to such conversion occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Series A Preferred Stock, Junior Convertible Preferred Stock, Warrants or Notes, as the case may be, and not the underlying Common Stock.

SECTION 2.2.     Demand Registration.

(a)                                  General.

(i)                                     Subject to the provisions of this Section 2.2(a), upon the written request (a “Demand Notice”) of holders holding at least 35% of the aggregate Registrable Securities then held by the Holders (collectively the “Demand Party”) (assuming conversion of all outstanding shares of Series A Preferred Stock, Junior Convertible Preferred Stock and Notes into Conversion Shares and exercise of all outstanding Warrants into Warrant Shares) requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party’s Registrable Securities, which Registrable Securities will be offered for sale on or after the Restricted Period Termination Date, and specifying the amount and intended methods of disposition thereof, including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a “Shelf Registration”), thereupon the Company will promptly give written notice of such requested registration to each of the other Holders and thereupon will, as expeditiously as reasonably practicable (and in any event no later than 45 days after the date of the Demand Notice), file and use its  commercially reasonable efforts to cause to be declared effective under the Securities Act a registration statement to effect the registration under the Securities Act of the following, provided that, notwithstanding the foregoing: (x) to the extent a Demand Notice is delivered not less than 45 days prior to the Restricted Period Termination Date requesting a Shelf Registration, the Company shall use its  reasonable best efforts to cause such registration statement to become effective no later than the Restricted Period Termination Date, and (y) under no circumstances under this Section 2.2(a) (including the foregoing clause (x)) shall the Company be required to file any registration statement prior to the date that is 45 days prior to the Restricted Period Termination Date:

(1)                                  such Registrable Securities which the Company has been so requested to register by the Demand Party under the Demand Notice; and

(2)                                  the Registrable Securities of Holders which the Company has been requested to register by written request to the Company by the Holders within ten (10)

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days after the giving of such written notice by the Company to the Holders (which request shall specify the amount and intended methods of disposition of such securities).

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and such other securities so to be registered.

(ii)                                  Nothing in this Section 2.2 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon (i) conversion of the Series A Preferred Stock and Junior Convertible Preferred Stock by such Holder (subject to such conversion occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), (ii) exercise of the Warrants by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration) or (iii) conversion of the Notes by such Holder (subject to such conversion occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Series A Preferred Stock, Junior Convertible Preferred Stock, Warrants or Notes, as the case may be, and not the underlying Common Stock.

(b)                                 Shelf Take-Downs.  Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and, except as set forth in this Section 2.2(b) with respect to Marketed Underwritten Offerings (as defined below in Section 2.4(q)), such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down.  If the initiating Holders so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable.  Only the Demand Party shall have the right to initiate an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, and any such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering shall be deemed to be a registration pursuant to Section 2.2(a), and the Company shall provide notice to the other Holders of such registration in accordance with the provisions of Section 2.2(a).

(c)                                  Effective Registration Statement.  A registration requested pursuant to this Section 2.2 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the Securities Act, or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Party prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the stock price of the Company’s Common Stock falling 15% or more since the delivery of a request for registration pursuant to this Section 2.2 (provided that such registration shall be deemed to have been effected, unless (x) the Holders participating in the registration reimburse the Company for Registration Expenses incurred or payable by the Company up until the receipt of notice of an abandonment or withdrawal pursuant to this clause (A) and for the withdrawal of the registration statement, and (y) a Demand Party has not previously requested abandonment or withdrawal of a registration pursuant to this clause (A) (it being understood that an abandonment or withdrawal pursuant to this clause (A) may be made only once)), (B) the delivery of a postponement notice pursuant to Section 2.3(b)(iv), (C) a material adverse change in the Company’s and its Subsidiaries’ prospects, business, operations, properties,

4

assets, liabilities, financial condition or results of operations, taken as a whole, which became known to the Holders or the public after the delivery of a request for registration pursuant to this Section 2.2, or (D) the discovery of materially adverse, non-public information concerning the Company and its Subsidiaries, taken as a whole.

(d)                                 Selection of Underwriters.  If a requested registration pursuant to this Section 2.2 involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Holders of a majority of the Registrable Securities which the Company has been requested to register; provided, however, that such selection of investment bankers, underwriters and managers shall be subject to the reasonable approval by the Company.

(e)                                  Priority in Demand Registrations; Right to Abandon or Withdraw.  If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities) to be included in such registration as contemplated by the Holders and the Company would be likely to exceed the largest number of Equity Securities that can be sold without having an adverse effect on the success of such offering, including any impact on the selling price or the number of Equity Securities that can be sold (the “Maximum Offering Size”), then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and other Holders of Registrable Securities who have requested that their Registrable Securities be included up to the Maximum Offering Size (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Party and the other Holders of Registrable Securities so requested to be included in such registration by each) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size.  Notwithstanding the foregoing, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 2.2 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 2.2 cannot be sold in the manner requested, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; it being understood that in the event the Demand Party exercises its right set forth in this sentence, the Company shall remain liable for any Registration Expenses pursuant to Section 2.6 and that the abandonment or withdrawal of the registration statement shall nevertheless constitute a registration for purposes of Section 2.3(b)(i) unless the Demand Party elects to pay (or reimburse the Company for) such Registration Expenses, in which case such registration statement shall not constitute a registration for purposes of Section 2.3(b)(i).

(f)                                    Minimum Offering Size.  Any underwritten sale pursuant to a Shelf Registration pursuant to this Section 2.2 must be for a number of Registrable Securities which, based on the good faith determination of the Holders, will result in gross proceeds of at least $25 million in the case of any Marketed Underwritten Offering or $10 million in the case of any other underwritten offering.

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(g)                                 Method of Disposition.  Subject to Section 2.7, each Holder of Registrable Securities may, pursuant to the registration statement covering such Registrable Securities, from time to time, sell, transfer or otherwise dispose of any or all of such Holder’s shares of Registrable Securities on any stock exchange, market or trading facility on which the Registrable Securities are traded or in private transactions.  Each Holder of Registrable Securities may use any method, or combination of methods, of disposing of such Registrable Securities or interests therein by any method, or combination of methods, permitted pursuant to applicable law, including, without limitation, short sales entered into after the effective date of the registration statement covering such Registrable Securities and through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise.  For the avoidance of doubt, to the extent permitted by applicable law, each Holder may, in connection with the sale of Registrable Securities or interests in Registrable Securities, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn, to the extent so permitted, engage in short sales of the Common Stock in the course of hedging the positions they assume, and each Holder may also sell shares of Common Stock short and deliver these securities to close out such Holder’s short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  Each Holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registrable Securities offered by the applicable registration statement, which Registrable Securities, to the extent they may be included on such registration statement and the required information has been timely provided to the Company in accordance herewith and is appropriately reflected therein, such broker-dealer or other financial institution may resell pursuant to the applicable registration statement.  Each Holder may, to the extent permitted by applicable law, enter into derivative transactions with third parties, or sell securities not covered by an applicable registration statement to third parties in privately negotiated transactions.  To the extent they may be included on such registration statement and the required information has been timely provided to the Company in accordance herewith and is appropriately reflected therein, in connection with those derivatives, such third parties may sell securities covered by the applicable registration statement, including in short sale transactions.  If the foregoing applies, the third party may use securities pledged by the Holder or borrowed from the Holder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Holders in settlement of those derivatives to close out any related open borrowings of securities.  In each of the foregoing cases, the third party in the transactions described in this Section 2.2(g) will be an underwriter subject to the provisions of Section 2.2(d), and the Holders seeking to include such transactions  in the applicable registration statement and the Company will comply with the same procedures as are applicable to a Shelf Take-Down in preparing the necessary amendment or supplement to such registration statement.  In addition, for avoidance of doubt, the Holders of Hedging Common Stock will be subject to the provisions of Section 2.11

SECTION 2.3.        Exceptions to the Company’s Obligations.

(a)                                  Notwithstanding anything in Section 2.1 to the contrary:

(i)                                     if, at any time after giving a Piggyback Offering Notice, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection

6

with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

(ii)                                  if a registration pursuant to Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities requested to be included in such registration) to be included in such registration as contemplated by the Company and the Holders would be likely to exceed the Maximum Offering Size, then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter can be sold without exceeding the Maximum Offering Size, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and all other Persons entitled to registration rights, on the basis of the relative amount of Registrable Securities then held by each such Person (provided that any such amount thereby allocated to any such Person that exceeds such Person’s request shall be reallocated among the remaining requesting Persons in a like manner to the extent practicable).

(b)                                 Notwithstanding anything in Section 2.2 to the contrary:

(i)            in no event shall the Company be required to effect more than (x) six (6) registrations pursuant to Section 2.2(a) or (y) four (4) Marketed Underwritten Offerings;

(ii)           in no event shall the Company be obligated to prepare and file (x) any such registration statement or (y) any prospectus supplement thereto relating to a Marketed Underwritten Offering, in each case with respect to Registrable Securities with a market value (based on then current trading prices) of less than $25 million, provided that this Section 2.2(b)(ii) shall not apply to any request to file a Shelf Registration Statement pursuant to Section 2.2(a) that includes the registration of all Conversion Shares;

(iii)      the Company shall not be obligated to (x) file a registration statement under Section 2.2(a) within a period of 90 days after the effective date of any other registration statement, (1) for which the Holders exercised their rights pursuant Section 2.1 to include Registrable Securities, provided that the Company and the underwriters did not substantially limit the number of Registrable Securities that such Holder was permitted to include in such registration statement or (2) which the Company filed or effected pursuant to Section 2.2(a) or (y) effect more than one Marketed Underwritten Offering pursuant to Section 2.2 in any 180-day period;

(iv)          if the Company receives a request for registration pursuant to Section 2.2, at a time when (A) the Company has commenced, or has a bona fide intention to commence, a public securities offering transaction, (B) registration of the Registrable Securities would, in the good faith judgment of the executive officers of the Company (after consultation with counsel), impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or similar material transaction, or (C) non-public material information not otherwise then required by Law to be publicly disclosed regarding the Company exists, the immediate disclosure of which would in the good faith judgment of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company be disadvantageous in any material

7

respect to the Company (clauses (A), (B) and (C), a “Material Pending Event”), then the Company may postpone the filing (but not the preparation) of a registration statement requested pursuant to Section 2.2 for a period not to exceed 60 consecutive calendar days (or, if longer, the period of the applicable market standoff agreement pursuant to Section 2.11) from the date of a Demand Notice upon providing the Demand Party with written notice of such postponement (which notice need not include a statement of the reason for such postponement); provided that the Company shall at all times in good faith use reasonable best efforts to cause any registration statement required by Section 2.2 to be filed as soon as reasonably practicable thereafter; provided, further, that the Company shall postpone the filing of a registration statement pursuant to this Section 2.3(b)(iv) for no more than 90 days in the aggregate in any twelve-month period in respect of all requested registrations; provided, however, that in the event that the Company exercises its right to redeem the Notes pursuant to Section 3.04 of the Indenture or to require conversion of the Series A Preferred Stock pursuant to Section 5(c) of the Certificate of Designation of the Preferred Stock, then the Company may not postpone (or continue any postponement of) (including any deemed postponement pursuant to Section 2.11(a)) the filing of a registration statement at any time during the period commencing on the delivery of the notice of redemption or mandatory conversions as applicable, and ending 120 days thereafter unless and to the extent Section 2.11(b) is applicable; and provided, further, that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules.  Each Holder shall keep confidential any communications received by it from the Company regarding the postponement pursuant to this Section 2.3(b)(iv) (including the fact of the postponement), except as required by Law.  In the event that the Company gives the Holders the notice specified in this Section 2.3(b)(iv), the Demand Party shall have the right, within 15 days after receipt thereof, to withdraw its request under Section 2.2, in which case such request shall not be counted as a demand for purposes of Section 2.2 or for purposes of the limitations set forth in Section 2.3(b)(i);

(v)                                 if the Company receives a request for registration pursuant to Section 2.2, at a time when there is a Material Pending Event, then the Company may suspend sales under a shelf registration statement, or a registration statement pursuant to which Registrable Securities are not immediately sold after the effectiveness thereof, for a period not to exceed 60 days (or, if longer, the period of the applicable market standoff agreement pursuant to Section 2.11) in any 90-day period upon providing the Holders with written notice of such suspension (which notice shall include a statement of the reason for such suspension); provided, that the Company shall suspend the filing of a registration statement pursuant to this Section 2.3(b)(v) for no more than 90 days in the aggregate in any twelve-month period and three (3) times in any twelve-month period respect of all requested registrations; provided, however, that in the event that the Company exercises its right to redeem the Notes pursuant to Section 3.04 of the Indenture or to require conversion of the Series A Preferred Stock pursuant to Section 5(c) of the Certificate of Designation of the Preferred Stock, then the Company may not postpone (or continue any postponement of) (including any deemed postponement pursuant to Section 2.11(a)) the filing of a registration statement at any time during the period commencing on the delivery of the notice of redemption or mandatory conversions as applicable, and ending 120 days thereafter unless and to the extent Section 2.11(b) is applicable; and provided further that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules.  Upon receipt of a notice from the Company in accordance with the terms of this Section 2.3(b)(v), each Holder agrees not to sell or offer to sell any Registrable Securities pursuant to such shelf registration statement until the Company notifies such Holder that the shelf registration statement

8

may be used (which notice the Company shall promptly provide following the termination of the event or circumstance giving rise to such suspension).  Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of sales pursuant to this Section 2.3(b)(v) (including the fact of the suspension), except as required by Law; and

(vi)                              in no event shall the Company be obligated to prepare and file in connection with any Shelf Take-Down any post-effective amendment to a Shelf Registration or any prospectus supplement with respect to such Shelf Take-Down unless the Holders requesting such filing expect in good faith to sell Registrable Securities in connection therewith for an aggregate gross sales price of at least $10 million.

(c)                                  Notwithstanding anything in Section 2.1 or Section 2.2 to the contrary:

(i)                                     At such time as all of the Registrable Securities (or such securities that would be Registrable Securities but for the proviso immediately following clause (C) of the definition thereof) beneficially owned by a Holder (together with those of its Affiliates) constitute less than 5% of the outstanding Common Stock and can be sold without restriction under Rule 144 under the Securities Act, the Company shall not be required to effect any registrations, Shelf Take-Downs or Underwritten Shelf Take-Downs of any kind for such Holder pursuant to Section 2.1 or Section 2.2 (but the Company shall be required to maintain the effectiveness of any shelf registration statement that is in effect at such time as required by Section 2.4(b) for six additional months following such date); and

(ii)                                  if any registration involves an underwritten offering, all Holders requesting to participate in any registration in connection with an underwritten offering hereunder must sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) and completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreement letters (also customarily referred to as lock-up letters) and other documents customarily required under the terms of such underwriting arrangements; provided, however, that to the extent such Holder is obligated under the terms of the underwriting arrangements to (i) make representations and warranties other than generally as to his, her or its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by such Holder in writing specifically for inclusion in the Prospectus and (ii) agree to provide indemnification for any liability arising out of a breach of any such representations or warranties of such Holder that would exceed the total proceeds received by such Holder for the sale of such Registrable Securities pursuant to such underwriting agreement, then such Holder, to the extent he, she or it determined not to enter into such underwriting agreement, shall not be obligated to enter into a lock-up agreement contemplated by Section 2.11.

SECTION 2.4.        Registration Procedures.  If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, subject to the limitations set forth in Section 2.3, the Company will:

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(a)           promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use  reasonable best efforts to cause a registration statement with respect to a demand registration pursuant to Section 2.2 to be filed (in the case of a registration pursuant to Form S-3ASR), or become effective (in the case of any registration other than pursuant to Form S-3ASR) as promptly as practicable;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with Section 2.4(a) or this Section 2.4(b) to the extent that doing so will not materially interfere with the timing of the offering:  (i) the Company will furnish to counsel selected pursuant to Section 2.10 copies of all documents proposed to be filed, and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(c)           use  reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(c), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d)           promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(e)           notify each seller of any such Registrable Securities covered by such registration statement promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material

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fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)            otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)           (i) use  reasonable best efforts to list such Registrable Securities on the Exchange on which the Common Stock is then listed (if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such Exchange) to the extent required; and (ii) use  reasonable best efforts to provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h)           in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 2.8, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)            in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

(j)            promptly make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the “due diligence” of such seller or such underwriter with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;

(k)           promptly notify counsel (selected pursuant to Section 2.10) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed (other than in the case of a registration pursuant to Form S-3ASR), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any

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Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l)            use  reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m)          (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n)           cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may reasonably request;

(o)           in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities;

(p)           cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(q)           use  reasonable best efforts to make available certain of the executive officers of the Company (which in any event shall include the Company’s chief executive officer) for a five (5) Business Day period to participate and to cooperate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts, in each case in the United States, that may be reasonably be requested upon reasonable notice thereof by the Holders in connection with a firm commitment underwritten offering for the Registrable Securities with a minimum sales price of $25 million with respect to a registration statement effected pursuant to Section 2.2 (an underwritten offering contemplated by this Section 2.4(q), a “Marketed Underwritten Offering”); provided that to the extent such Marketed Underwritten Offering is for Registrable Securities having a minimum sales price of not less than $50 million, such five (5) Business Day period may be extended to eight (8) Business Days, solely in the case of such Marketed Underwritten Offering, upon reasonable request of the Holders of such Registrable Securities.

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SECTION 2.5.        Information Supplied.  It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any Holder as to which any registration is being effected that such Holder shall furnish the Company with such information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.  Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

SECTION 2.6.        Expenses.  Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Section 2.1 or Section 2.2; provided, however, that the Company shall not be obligated to pay the Registration Expenses in more than eight (8) Underwritten Offerings (which shall in no event include more than four (4) Marketed Underwritten Offerings).  To the extent the Holders engage in more than eight (8) Underwritten Offerings, the Holders shall pay all Registration Expenses with respect to such Underwritten Offerings and the Company will have no obligation to pay any such Registration Expenses.  Each Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any registration statement.

SECTION 2.7.        Restrictions on Disposition.  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), Section 2.4(k)(iii) or Section 2.4(k)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(e) or written notice from the Company that the registration statement is again effective and no amendment or supplement is needed.  In the event that the Company shall give any such notice, the period referred to in Section 2.4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(e) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have receive the copies of the supplemented and amended Prospectus contemplated by Section 2.4(e).

SECTION 2.8.        Indemnification.

(a)           Indemnification by the Company.   In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2.1 or Section 2.2, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i)  any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment

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or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such Holder or underwriter but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Company will not be liable to any Seller Indemnified Parties pursuant to this Section 2.8(a) to the extent that any Claims for which such Seller Indemnified Party seeking indemnification relates to a sale of Registrable Securities in violation of Section 2.3(b)(v).

(b)           Indemnification by the Holders.  To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, indemnify and hold harmless the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii)  any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any

14

reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that in the absence of fraud by such Holder, the liability of each selling Holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement.

(c)           Notification of Claims.  Promptly after receipt by a Person entitled to indemnification pursuant to Section 2.8 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.8, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice.  In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction who shall, with respect to Seller Indemnified Parties, be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld.  No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder.  An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.

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(d)           Contribution.  (i) If the indemnification provided for in this Section 2.8 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 2.8(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.8(d)(i).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Non-Exclusive Remedy.  The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

SECTION 2.9.        Required Reports.For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will use  reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder pursuant to the immediately preceding sentence, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 2.10.      Selection of Counsel.  In connection with any registration of Registrable Securities pursuant to Section 2.1 and Section 2.2, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

SECTION 2.11.      Market Standoff Agreement.

(a)           Subject to the proviso in Section 2.3(c)(ii), in connection with any underwritten public offering, each Holder who holds Registrable Securities and who was offered or waived the opportunity to include Registrable Securities in such offering pursuant to Section 2.1 or

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Section 2.2 will agree upon the request of the managing underwriter with respect to such offering not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security of the Company during the 14-day period prior to, and for the 90 days after (plus any Booster Period), the effective date of the registration statement for such offering (or such lesser period as the managing underwriters may require or permit), except for such Equity Securities to be included in such offering; provided that all of the Company’s executive officers and all of the members of the Company’s Board (other than the Appointed Directors and Nominated Directors, as each term is defined in the Purchase Agreement) are restricted in the same manner and for the same duration; provided, further, that such agreement by a Holder hereunder in any offering pursuant to Section 2.1 in which such Holder did not participate shall be treated as a postponement and a suspension for purposes of Sections 2.3(b)(iv) and 2.3(b)(v), respectively, if at any time during the 12-month period ending on the date such restrictions commenced such Holder was already subject to any restrictions due to execution of an agreement in accordance with this Section 11(a) with respect to an offering pursuant to Section 2.1 in which such Holder did not participate; and provided, further, that the obligations set forth in this Section 2.11 shall not apply to any Holder who was substantially limited in the number of Registrable Securities that such Holder could sell in the offering pursuant to Section 2.2(e) or Section 2.3(a)(ii) and did not otherwise sell Registrable Securities in such offering.  This Section 2.11(a) will not apply to any Contingent Underwriting.

(b)           If the Company exercises its right to redeem the Notes pursuant to Section 3.04(a) of the Indenture (a “Section 3.04(a) Redemption”) at a time when no shares of Series A Preferred Stock are outstanding then, if the Company enters into a Contingent Underwriting, each Holder will agree upon the request of the managing underwriter with respect to such offering not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security of the Company requested by such underwriter (but in no event more than 5 Business Days prior delivery to the Holders of a notice of redemption for such Section 3.04(a) Redemption) and ending on the earlier of 90 days after (plus any Booster Period) the effective date of the registration statement for such offering (or such lesser period as the managing underwriter may require or permit); provided that no such request may only be made (i) if the aggregate principal amount of Notes to be called in a Section 3.04(a) Redemption is less than $5 million or (ii) to the extent that the limitations on a Holder’s ability to effect a public sale or distribution described above would commence no sooner than 120 days of the Company delivering a notice of conversion pursuant to Section 5(c) of the Certificate of Designation of the Preferred Stock, and may only  be requested if all of the Company’s executive officers and members of the Company’s Board (other than the Appointed Directors and Nominated Directors, as each term is defined in the Purchase Agreement) are restricted in the same manner and for the same duration; and, provided, further, that the Company may exercise its right pursuant to this Section 2.11(b) in connection with only one Contingent Underwriting.

SECTION 2.12.      No Inconsistent Agreements.  The Company represents and warrants that it is not a party to a Contract which conflicts with the exercise of the rights granted to the Holders of Registrable Securities in this ARTICLE II.

SECTION 2.13.      Termination of Registration Rights.  The rights and obligations of any Holder under this ARTICLE II shall terminate (other than Section 2.6, Section 2.8 and Section 2.13) at such time as such Holder ceases to hold any Registrable Securities

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ARTICLE III

MISCELLANEOUS

SECTION 3.1.        Expenses.  Except as otherwise provided herein (and except as provided in the Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 3.2.        Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  This Agreement may not be assigned without the prior written consent of the other parties, except that this Agreement (i) may be assigned by a Holder so long as the Person to whom it is being assigned agrees to be bound under this Agreement as a Holder hereunder and delivers a counterpart signature page to this Agreement to the Company and (ii) shall be assigned by the Company in the event of any merger, consolidation or other transaction upon consummation of which the issuer of the Common Stock is an entity other than the Company (such entity, the “Survivor”) to such Survivor, and the Company shall not enter into any such transaction unless and until the Survivor assumes all rights and obligations of the Company hereunder pursuant to a written agreement for the benefit of the Holders (it being understood that if the Survivor is the issuer of the Common Stock and such assumption of the rights and obligations of the Company hereunder occurs by operation of law, that such Survivor shall not be required to execute a written agreement for the benefit of the Holders).

SECTION 3.3.        No Third Party Beneficiaries.  Except as specifically provided in Section 2.8 (with respect to which the Indemnified Parties named therein shall be express, intended third party beneficiaries of such provision), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third party beneficiary hereto.

SECTION 3.4.        Entire Agreement.  This Agreement and the other agreements or documents referred to herein, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 3.5.        Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.6.        Amendment and Waiver.  No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against any Holder, unless it is approved in writing by Holders holding a majority of the Registrable Securities.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

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SECTION 3.7.        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on an Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 3.8.        Notices.  Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices to a Holder shall be delivered to the address of such Holder set forth on the signature page of such Holder hereto (or such other address as such Holder may designate by like notice to the Company hereunder).  All notices to the Company shall be delivered to:

Power-One, Inc.

740 Calle Plano

Camarillo, California

Attention:  Tina Mcknight, Esq.

Facsimile:  (805) 383-5898

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA  90071-3197

Attn:  Jennifer Bellah Maguire, Esq.

Facsimile:  (213) 229-6986

SECTION 3.9.        Interpretation.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated.  The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated

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thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date.  All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 3.10.      Governing Law; Jurisdiction; Waiver of Jury Trial.  (a) This Agreement shall be governed in all respects by the Laws of the State of New York. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the United States District Court for the Southern District of New York in New York, New York or any New York State court sitting in New York, New York, so long as one of such courts shall have subject matter jurisdiction over such Dispute.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.8 shall be deemed effective service of process on such party.

(b)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.11.      Specific Performance.  The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

SECTION 3.12.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

 [Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

POWER-ONE, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

SILVER LAKE SUMERU FUND, L.P.

By:	SILVER LAKE TECHNOLOGY
ASSOCIATES SUMERU, L.P., its
general partner

By:	SLTA SUMERU (GP), L.L.C., its
general partner

By:	SILVER LAKE GROUP, L.L.C.,
managing member

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.

By:	SILVER LAKE TECHNOLOGY
ASSOCIATES SUMERU, L.P., its general
partner

By:	SLTA SUMERU (GP), L.L.C., its
general partner

By:	SILVER LAKE GROUP, L.L.C.,
managing member

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

By executing this Registration Rights Agreement, the undersigned is agreeing to the rights and obligations of a “Holder” hereunder.

HOLDER

Name of Holder:

By:
Name:
Title:

Date:

Address:

EXHIBIT A

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

 “Booster Period” means such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York.

“Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock, Series A Preferred Stock and Junior Convertible Preferred Stock.

“Certificate of Designation” means the Certificate of Designation with respect to the Series A Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Contingent Underwriting” means a standby underwriting arrangement entered into by the Company in connection with and as to which the sole use of proceeds is to provide net proceeds potentially equal to at least $5 million in order to finance the Company’s redemption of Notes pursuant to Section 3.04(a) of the Indenture.

“control” or “controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Conversion Shares” means the Series A Preferred Stock Conversion Shares, the Junior Convertible Preferred Stock Conversion Shares and the Notes Conversion Shares.

“Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Notes, shares of Series A Preferred Stock, shares of Junior Convertible Preferred Stock, the Conversion Shares, Warrants and the Warrant Shares).

“Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the Securities Act, or any successor form thereto.

“Form S-3ASR” means an “automatic shelf” registration statement on Form S-3 filed by a Well-Known Seasoned Issuer.

“Form S-4” means a registration statement on Form S-4 under the Securities Act, or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 under the Securities Act, or any successor form thereto.

“Hedging Contract” means a derivative contract of a type described in the incoming letter referred to in Securities Exchange Commission no-action interpretive letter dated October 9, 2003 issued to Goldman, Sachs & Co. (the “Interpretive Letter”), entered into between a Holder and a financial intermediary (a “Hedging Contract Counterparty”) and referencing the Series A Preferred Stock, Junior Convertible Preferred Stock or the Common Stock.

“Holder” means any Investor Stockholder that beneficially owns any Registrable Securities and any of their respective assignees pursuant to the terms hereof.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Indenture” means the Indenture, dated as of [           ], 2009, between the Company and [Name of Trustee], as trustee, as amended and supplemented from time to time in accordance with its terms.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.

“Junior Convertible Preferred Stock” means the shares of junior convertible preferred stock, par value $.001 per share, of the Company designated Series B Junior Convertible Preferred Stock and Series C Junior Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization, (other than the Conversion Shares issuable upon conversion thereof as contemplated by the Junior Convertible Preferred Stock Certificate of Designation).

“Junior Convertible Preferred Stock Certificate of Designation” means the Certificates of Designation with respect to the Junior Convertible Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

A-2

“Nasdaq” means the NASDAQ Global Market, or any successor thereto.

“NASD” means the National Association of Securities Dealers, Inc.

“Notes” means the Convertible Senior Notes due 2019 of the Company issued pursuant to the Indenture and any securities issued upon conversion or in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Notes Conversion Shares issued upon conversion thereof as contemplated by the Indenture).

“Notes Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Notes as provided for in the Indenture.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Preferred Stock Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series A Preferred Stock as provided for in the Certificate of Designation.

“Prospectus” means the prospectus included in any registration statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Registrable Securities” means (i) the Notes, the Series A Preferred Stock, and the Junior Convertible Preferred Stock, (ii) the Conversion Shares held by any Holder or issuable upon the conversion of Series A Preferred Stock, Junior Convertible Preferred Stock or Notes held by the Holders, (iii) the Warrant Shares held by any Holder or issuable upon the exercise of Warrants held by the Holders, (iv) additional shares of Common Stock held by any Holder that were acquired pursuant to Section 5.7 of the Purchase Agreement or upon the conversion, exchange or exercise of any Equity Securities acquired pursuant to Section 5.7 of the Purchase Agreement, (v) the Common Stock being sold short (the “Hedging Common Stock”) to hedge the exposure of a Hedging Contract Counterparty (as defined in “Hedging Contract” above) to the Hedging Contract to which such Hedging Contract Counterparty is a party, as contemplated in the Interpretive Letter (as defined in “Hedging Contract” above) and (vi) any Common Stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Registrable Securities described in clauses (i), (ii), (iii) and (iv). As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public pursuant to Rule 144, or

A-3

(C) such securities shall have ceased to be outstanding,; provided that Securities will cease to be Registrable Securities at such time as  a Holder and its Affiliates beneficially own less than 10% of the outstanding Common Stock, neither such Holder nor any of its Affiliates is or has in the prior 6 months been an Affiliate of the Company (as reasonably determined in good faith by such Holder; provided that for this purpose a Holder or its Affiliate will conclusively be deemed an Affiliate of the Company if it is entitled to nominate or designate a member of the Company’s Board of Directors) and all of the Registrable Securities beneficially owned by such Holder (together with those of its Affiliates) can be sold without restriction under Rule 144 under the Securities Act.  For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock (including the Series A Preferred Stock, the Junior Convertible Preferred Stock, the Warrants and the Notes).

“Registration Expenses” means any and all reasonable, documented expenses incident to performance of or compliance with ARTICLE II, including (i) all SEC and securities exchange, FINRA or NASD registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Section 2720 of the bylaws of the NASD, and of its counsel), (ii) all reasonable, documented fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all printing, messenger and delivery expenses, (iv) all reasonable, documented fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable, documented fees and disbursements of counsel selected pursuant to Section 2.10 not to exceed $50,000 in connection with any registered offering, (vii) any fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, and (viii) the reasonable expenses incurred by the Company or any underwriters in connection with any “road show” undertaken pursuant to Section 2.1 or Section 2.4(q).

“Restricted Period” shall mean the period of time from the Closing Date on the Restricted Period Termination Date (as defined in the Purchase Agreement).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the shares of preferred stock, par value $.001 per share, of the Company designated Series A Convertible Preferred Stock,  and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar

A-4

reorganization, (other than the Junior Convertible Preferred Stock and Conversion Shares issued upon conversion thereof as contemplated by the Certificate of Designation).

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities Beneficially Owned by a Person.  For purposes of clarity, a conversion of the shares of Series A Preferred Stock, Junior Convertible Preferred Stock or Notes into Conversion Shares is not a Transfer.

“Underwritten Offering” means any Marketed Underwritten Offering, Underwritten Shelf Take-Down or other underwritten offering pursuant to Section 2.2.

“Warrants” means the warrants issued by the Company pursuant to the Purchase Agreement and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Warrant Shares upon exercise thereof).

“Warrant Shares” means the shares of Common Stock that may be issued upon the exercise of the Warrants.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 under the Securities Act.

A-5

Exhibit E

FORM OF SUPPLEMENTAL INDENTURE

POWER-ONE, INC.

as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of [    ], 2009

Supplementing the Indenture

Dated as of June 17, 2008

with respect to the

8% Senior Secured Convertible Notes Due 2013

THIS SUPPLEMENTAL INDENTURE dated as of [    ], 2009 (the “Supplemental Indenture”) among POWER-ONE, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”) under the Indenture dated as of June 17, 2008 (the “Indenture”) between the Company and the Trustee, pursuant to which the Company issued its 8% Senior Secured Convertible Notes due 2013 (the “Notes”).

WHEREAS, the Company issued Notes in an aggregate principal amount of $80,000,000 under the Indenture, of which $63,000,000 are outstanding.

WHEREAS, Section 12.01 of the Indenture provides that the Indenture or the Notes may be amended with the consent of Holders of at least a majority of the principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of the Notes).

WHEREAS, the Company has obtained the written consent to the proposed amendments to the Indenture from the Holders of at least a majority in aggregate outstanding principal amount of the Notes.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

Section 1.1.           Amendments to the Indenture.

(a)           The following sections of the Indenture are deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted.]”, and any and all references to such sections, whether direct or indirect, in any term, condition, limitation or other provision in the Indenture, are deleted, and such sections and references shall be of no further force or effect:

•	Section 3.07	Ownership of Subsidiaries.
•	Section 3.09	Redemption and Dividends
•	Section 3.12(a)	Total Debt.
•	Section 3.12(c)	Tangible Net Worth.
•	Article VI	Rights of Participation in Future Equity Issuances.

All corresponding provisions of the Notes are deleted in their entirety and such provisions shall be of no further force or effect.

(b)           Section 3.08 of the Indenture shall be amended and restated in its entirety to read as follows:

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“Section 3.08       RESTRICTED PAYMENTS.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or Cash Equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any unsecured Subordinated Indebtedness (or any extension, refinancing or renewal thereof), whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness if at the time such payment is due or otherwise made or, after giving effect to such payment, an Event of Default pursuant to Sections 7.01(a), (b), (c), (d) or (h) has occurred and is continuing.

(c)           Section 3.10 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 3.10       LIENS.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Lien upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries other than (i) Permitted Liens and (ii) Liens securing Indebtedness permitted under Section 3.11.”

(d)           Section 3.11 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 3.11       INDEBTEDNESS.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incurrence”; provided that accretion or amortization of original issue discount shall not constitute an incurrence), with respect to any Indebtedness unless, in each case, (x) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of such incurrence of Indebtedness, and (y) at the time of the incurrence of such Indebtedness the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries (taking into account such incurrence of additional Indebtedness) shall not exceed the Permitted Indebtedness Amount.

(e)           Section 3.12(b) of the Indenture shall be amended and restated in its entirety to read as follows:

“At the end of each fiscal quarter, cash and Cash Equivalents shall not be less than the lesser of (i) $20 million and (ii) 50% of the aggregate principal amount of the Outstanding Securities.”

(f)            The following is hereby added as a new Section 4.15 of the Indenture:

“Section 4.15       ASSET SALES.

(a)          (i)           If the Company or a Pledged Subsidiary sells a material portion of the property and assets (other than a sale that constitutes a Permitted Disposition) of the Company and its Subsidiaries, taken as a whole, and such sale does not constitute a Fundamental Change (an “Asset Sale”), then within 360 calendar days after the receipt of the consideration therefor, the

2

Company or a Subsidiary, at its option, may apply the net cash and Cash Equivalents received in respect of such Asset Sale (the “Net Proceeds”) (x) to make capital expenditures in the ordinary course of business of the Company and its Subsidiaries, (y) otherwise to acquire capital assets that are used or useful in the business of the Company or any of its Subsidiaries or (z) to make a Permitted Investment; provided that a binding commitment to make such expenditure or investment that is made not later than such 360th day shall be treated as such a permitted application of the Net Proceeds as of the date of such commitment so long as the Company or a Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 calendar days after the date such commitment is made and, in the event any such Net Proceeds are not actually so invested in accordance with this subsection (a)(i) by such 180th day, then such remaining Net Proceeds shall be applied in accordance with subsection (a)(ii) below.

(ii)          Any Net Proceeds that are not applied as provided in subsection (a)(i) above shall constitute “Excess Proceeds”.  When the aggregate amount of Excess Proceeds exceeds $1.0 million, the Company shall make an offer to all Holders of Securities (an “Asset Sale Repurchase Offer”) and, if required by the terms of any other Indebtedness that ranks equally with the Notes in right of payment (“Pari Passu Indebtedness”), to all holders of Pari Passu Indebtedness, to purchase the maximum principal amount of Securities and such other Pari Passu Indebtedness that can be purchased with the Excess Proceeds, pro rata in proportion to the respective outstanding principal amounts (together with premium, if any) of the Securities and such other Pari Passu Indebtedness.  The offer price in respect of Securities in any Asset Sale Repurchase Offer shall be 100% of the aggregate principal amount of such Securities plus accrued and unpaid interest to the date of purchase, subject to the right of the Holders of record on a Record Date to receive interest on the relevant Interest Payment Date in accordance with the procedures set forth in this Indenture and the Notes.

(b)          (i)           If the Company makes an Asset Sale Repurchase Offer pursuant to subsection (a) above, the Company shall provide to all Holders and the Trustee a notice (the “Asset Sale Notice”) with the following information (if applicable):

(A)          the occurrence of an Asset Sale;

(B)          that an Asset Sale Repurchase Offer is being made pursuant to this Section 4.15 and the maximum principal amount of the Securities that may be purchased by the Company pursuant to the Asset Sale Repurchase Offer;

(C)          the purchase price and the purchase date with respect to Securities purchased by the Company pursuant to the Asset Sale Repurchase Offer, which will be no earlier than 20 Business Days nor later than 35 calendar days from the date such notice is mailed (the “Asset Sale Payment Date”); provided that the Asset Sale Payment Date may be extended in accordance with applicable law;

(D)          the name and address of the Paying Agent and the Conversion Agent;

(E)          the then current Conversion Rate;

(F)          that the Holder shall have the right to withdraw any tendered Securities and the Holder’s election to require the Company to purchase such Securities; provided

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that the Paying Agent receives, not later than the close of business on the expiration date of the Asset Sale Repurchase Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased;

(G)          that unless the Company defaults in the payment of the purchase price therefor, all Securities accepted for payment pursuant to the Asset Sale Repurchase Offer will cease to accrue interest on the Asset Sale Payment Date;

(H)          if the Securities to be repurchased are certificated, that the Holders electing to have any Securities purchased pursuant to the Asset Sale Repurchase Offer will be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Payment Date;

(I)           if the Securities to be repurchased are represented by a Global Security, that the Holders electing to have any Securities purchased pursuant to the Asset Sale Repurchase Offer will be required to comply with the appropriate procedures of the Depositary; and

(J)           any other instructions, as determined by the Company, consistent with the provisions of this Section 4.15, that a Holder must follow.

(ii)          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Securities pursuant to a Asset Sale Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(iii)         On the Asset Sale Payment Date, the Company shall

(A)          accept for payment such principal amount of the Securities required to be purchased under the Asset Sale Repurchase Offer or portions thereof properly tendered pursuant to the Asset Sale Repurchase Offer,

(B)          at or prior to 11:00 a.m., New York City time, deposit with the Paying Agent an amount equal to the aggregate Asset Sale Payment in respect of all Securities accepted for payment in the Asset Sale Repurchase Offer, and

(C)          deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officer’s Certificate to the Trustee consistent with Section 4.14.

(iv)         If the aggregate principal amount of Securities surrendered by the Holders in respect of an Asset Sale Repurchase Offer exceeds the amount of Net Proceeds or the pro rata portion thereof available for the Asset Sale Repurchase Offer, as the case may be, the Trustee shall select the Securities to be purchased on a pro rata basis for all tendered Securities.

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(c)           Any Net Proceeds remaining after application as set forth in Section 4.15(a) may be used by the Company or any of its Subsidiaries for general corporate purposes subject to the terms of this Indenture.”

(g)           Section 7.01(i) of the Indenture shall be amended and restated in its entirety to read as follows:

“the suspension from trading or failure of the Common Stock to be listed on The Nasdaq Global Market or on an Eligible Market for a period of five consecutive days or for more than an aggregate of 15 days in any 365-day period; provided, however, that an Event of Default shall not occur as a result of a suspension from trading or the failure to be listed on The Nasdaq Global Market as a result of (x) a failure to comply with Nasdaq Marketplace Rule 4310(c)(4) (requiring a minimum bid price of $1 per share) or (y) a failure to file any required information, documents or reports with the Commission.”

(h)           The first sentence of Section 10.03(a) of the Indenture shall be amended and restated in its entirety to read as follows:

“The Company shall file with the Trustee any information, documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act as and when filed with the Commission and, in any event, within nine (9) months after the same are required under Section 13 or 15(d) of the Exchange Act to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).”

(i)            The following sentence shall be added to the end of Section 13.01(b) of the Indenture:

“Holders of a majority principal amount or more of the Outstanding Securities shall have the power to direct the Collateral Agent to amend, modify or supplement the Pledge Agreement in any manner expressly directed by such Holders and to direct the Collateral Agent to release Pledged Collateral from the lien of the Pledge Agreement, and the Collateral Agent shall execute any such amendment, modification or supplement (as long as such amendment, modification or supplement does not adversely affect the rights of the Collateral Agent acting in such capacity) or appropriate instruments of release; provided that that Collateral Agent shall not release all or substantially all of the Pledged Collateral without the consent of Holders of all of the Outstanding Securities.”

Section 1.2.           Definitions Amendment.

(a)           Any definitions used exclusively in the deleted provisions of the Indenture set forth in Section 1.1(a) above, and all references to such deleted provisions, are hereby deleted in their entirety from the Indenture and shall be of no further force or effect.

(b)           The following definitions shall either be amended in Section 1.01 of the Indenture as provided herein or added to Section 1.01 of the Indenture, as applicable.

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“Domestic Subsidiary” means any direct or indirect Subsidiary of the Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“Equity Interests” shall mean with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of Company that is not a Domestic Subsidiary.

“Fundamental Change” shall be amended by inserting the following proviso at the end of clause (d) of said definition after the word “exchange”:

“; provided, however, that a Fundamental Change shall not include suspension from trading or the failure of the Common Stock to be listed for trading on any United States national or regional exchange following delisting from The Nasdaq Global Market as a result of (x) a failure to comply with Nasdaq Marketplace Rule 4310(c)(4) (requiring a minimum bid price of $1 per share) or (y) a failure to file any required information, documents or reports with the Commission.

“Guarantee Obligation” means as to any Person, any obligation, contingent or otherwise of such Person guaranteeing any Indebtedness of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of the guaranteeing Person (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor so as to enable such primary obligor to pay such Indebtedness, (iii) to purchase property, securities or services for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (iv) otherwise to protect the owner of any such Indebtedness against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (x) any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (y) indemnification obligations of the Company or any of its Subsidiaries entered into in the ordinary course of business or (z) obligations of the Company or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Company or such Subsidiary sells goods or inventory to other Persons under agreements obligating the Company or such Subsidiary to repurchase such goods or inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events.  The amount of any Guarantee Obligation of any guaranteeing Person at any time shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made at such time and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation at such time, unless such Indebtedness and such maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of

6

such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith at such time; provided, however, that for purposes of this definition the liability of the guaranteeing Person with respect to any obligation as to which a third Person or Persons are jointly or jointly and severally liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof shall be only as to its pro rata portion of such obligation.

“Indebtedness” shall be amended and restated to read in its entirety as follows:

“Indebtedness” means  of any Person at any date, without duplication, all indebtedness of such Person for borrowed money or evidenced by a note, bond or debenture (other than current trade liabilities and indemnification obligations incurred in the ordinary course of business), as reflected on a balance sheet of such Person prepared in accordance with GAAP, and all Guarantee Obligations of such Person.

“Investment” shall mean with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Equity Interest issued by, (ii) a beneficial interest in any Equity Interest issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or substantially all of the assets of a business or product line conducted by another Person or all or substantially all of the assets constituting the business or product line of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, (d) any guarantee obligation incurred by such Person in respect of any obligation of another and (e) any purchase, or entry into, of any derivative instrument or other contract by such Person providing for the economic or risk equivalent of all or any part of any investment in another Person of the type referred to in clause (a), (b), (c) or (d) above.

“Permitted Disposition” shall mean (a) dispositions in the ordinary course of business of inventory, (b) dispositions of obsolete or worn out property (including obsolete or valueless intellectual property), whether now owned or hereafter acquired, in the ordinary course of business, and dispositions of property (including intellectual property) that are reasonably determined by the Board of Directors of the disposing Company or Pledged Subsidiary  (or, in the case of any disposition or series of related dispositions in an amount not in excess of $100,000, reasonably determined by the disposing Company or Pledged Subsidiary) in good faith to be of no practical use to the business of the Company and its Subsidiaries, which dispositions do not, in the aggregate, materially adversely affect the value of the Collateral taken as a whole, in an aggregate amount not in excess of $2,000,000 over the term of this Indenture, (c) dispositions of cash or Cash Equivalents not otherwise prohibited under the Pledge Agreement, (d) dispositions to any Subsidiary not otherwise prohibited herein, (e) dispositions of property to the extent such transaction constitutes a Permitted Investment, and (f) dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment.

“Permitted Indebtedness Amount” shall mean, as of any date, the greater of (i) $150 million and (ii) an amount equal to 3.0 times LTM EBITDA for the immediately preceding 4

7

consecutive completed fiscal quarters for which financial statements of the Company prepared in accordance with GAAP are available.

“Permitted Investment” shall mean (i) Investments by the Company that are not through or in any Subsidiary or other Person and that are (x) reasonably determined by the Company to be strategic in nature and to have a valid business purpose or (y) in the ordinary course of business, (ii) Investments in cash and Cash Equivalents, (iii) Investments in any Pledged Subsidiary (including, for the avoidance of doubt, any newly formed Domestic or Foreign Subsidiary (first tier or otherwise) that has become a Domestic or Foreign Subsidiary Pledgor hereunder), (iv) Investments in any Subsidiary of a Pledged Subsidiary that are in existence as of the Issue Date, (v) Investments in the ordinary course of business in any newly formed wholly-owned Foreign Subsidiary of a newly formed first tier Domestic or Foreign Subsidiary that has become a Domestic or Foreign Subsidiary Pledgor hereunder where the Company has in good faith reasonably determined that the creation of the newly formed wholly-owned Foreign Subsidiary and the Investment each have a valid business purpose and do not materially impair the value of the Collateral taken as a whole, (vi) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, and (vii) Investments by the Company or a Pledged Subsidiary in equipment, fixed assets, real property or improvements, or replacements or substitutions therefor or additions thereto (excluding normal replacements and maintenance which are properly charged to current operations as operating expenses in accordance with GAAP), that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of the Company or such Pledged Subsidiary or have a useful life of more than one year, (viii) lease, utility and other similar deposits in the ordinary course of business, (ix) hedging or other derivative obligations otherwise permitted to be incurred under the Section 3.09 and incurred in the ordinary course of business for a valid business purpose, (x) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems commercially reasonable under the circumstances, (xi) Investments that are advances paid to third-party contract manufacturers in the ordinary course of business to purchase specialized equipment required to produce specialized products for the Company or its Subsidiaries, (xii) Investments made by the Company or a Subsidiary for consideration consisting only of Common Stock of the Company, (xiii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments, (xiv) any other Investment where the Company has in good faith reasonably determined that the Investment has a valid business purpose and does not materially impair the value of the Collateral taken as a whole if, upon the consummation of the Investment, the resulting Investment has been pledged for the benefit of the Trustee, the Collateral Agent and the Holders on a basis consistent with the Pledge Agreement and (xv) any other Investments not specified above that do not in the aggregate, since the Issue Date, exceed $1,000,000 (for purposes of calculating which, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment).

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ARTICLE TWO

Section 2.1            Effective Date of This Supplemental Indenture.

This Supplemental Indenture shall be effective as of the date first written above.

Section 2.2            Indenture Ratified.

Except as hereby otherwise expressly provided, the Indenture, as modified by this Supplemental Indenture, is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 2.3            Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.4            Trustee Not Responsible.

The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2.5            Definitions and Terms.

Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.6            Supplemental Indenture is an Indenture.

This Supplemental Indenture is an amendment to and implementation of the Indenture, and the Indenture and this Supplemental Indenture shall be read together from and after the effectiveness of this Supplemental Indenture.

Section 2.7            Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

POWER-ONE, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Exhibit F

FORM OF AMENDED AND RESTATED RIGHTS AGREEMENT

[See Exhibit 4.1]

Exhibit G

SERIES B JUNIOR PREFERRED TERM SHEET

Ranking:  Senior to Company’s Common Stock and each other class of preferred stock that by its terms ranks junior to the Series B Preferred Stock; pari passu with the series of preferred stock of the Company that is designated as “Junior Participating Preferred Stock” and any other class of preferred stock that by its terms ranks pari passu with the Series B Preferred Stock; and junior to all classes of capital stock that by their terms rank senior to the Series B Preferred Stock.

Liquidation Preference:  Greater of (a) $1,000 and (b) an amount that would be received on an as-converted to common stock basis.

Dividends:  Full participating dividends with Common Stock consistent with Section 2(b) of the Series A Preferred Stock Certificate of Designations (excluding all provisions thereof relating to “Regular Dividends”).

Voting Rights:  None, other than a separate class vote on matters set forth in Section 4(c)(i), (ii) and (iii) of the Series A Preferred  Stock Certificate of Designations (substituting the “Series B Preferred Stock” for each reference to “Series A Preferred Stock”).

Optional Conversion Rights:  Convertible at option of holder at any time into shares of Common Stock, subject to conversion limitations consistent with Section 5(b) of the Certificate of Designations of the Series A Preferred Stock (the “Conversion Limitations”).  Initial conversion price will equal the conversion price of the Series A Preferred Stock/Notes (as applicable) that were converted into the Series B Preferred Stock on the date of conversion into Series B Preferred Stock.

Automatic Conversion:  If the Conversion Limitation would not prevent the conversion of one or more shares of Series B Preferred Stock into Common Stock, then, subject to expiration of any applicable waiting periods under the HSR Act, the maximum number of shares of Series B Preferred Stock held by a holder and its Affiliates that can convert into Common Stock without violating the Conversion Limitation will convert into Common Stock (allocated pro rata among such holder and its affiliates), provided that such automatic conversion will only apply if the number of shares of Series B Preferred Stock that would be converted is equal to or greater than the lesser of (x) 1,000 shares and (y) all shares held by such holder and its Affiliates.

Anti-Dilution Adjustments:  Consistent with those contained in Sections 5(f), (g) and (h) of the Certificate of Designations of the Series A Preferred Stock.

Optional and Mandatory Redemption and Repurchase Rights:  None.

Exhibit H

SERIES C JUNIOR PREFERRED TERM SHEET

Ranking:  Senior to Company’s Common Stock and each other class of preferred stock that by its terms ranks junior to the Series C Preferred Stock; pari passu with the series of preferred stock of the Company that is designated as “Junior Participating Preferred Stock” and any other class of preferred stock that by its terms ranks pari passu with the Series C Preferred Stock; and junior to all classes of capital stock that by their terms rank senior to the Series C Preferred Stock.

Liquidation Preference:  Greater of (a) $1,000 and (b) an amount that would be received on an as-converted to common stock basis.

Dividends:  Full participating dividends with Common Stock consistent with Section 2(b) of the Series A Preferred Stock Certificate of Designations (excluding all provisions thereof relating to “Regular Dividends”).

Voting Rights:  None, other than a separate class vote on matters set forth in Section 4(c)(i), (ii) and (iii) of the Series A Preferred  Stock Certificate of Designations (substituting the “Series C Preferred Stock” for each reference to “Series A Preferred Stock”).

Optional Conversion Rights:  Convertible at option of holder at any time into shares of Common Stock, subject to conversion limitations consistent with Section 5(b) of the Certificate of Designations of the Series A Preferred Stock (the “Conversion Limitations”).  Initial conversion price will equal the conversion price of the Series A Preferred Stock/Notes (as applicable) that were converted into the Series C Preferred Stock on the date of conversion into Series C Preferred Stock.

Automatic Conversion:  If the Conversion Limitation would not prevent the conversion of one or more shares of Series C Preferred Stock into Common Stock, then, subject to expiration of any applicable waiting periods under the HSR Act, the maximum number of shares of Series C Preferred Stock held by a holder and its Affiliates that can convert into Common Stock without violating the Conversion Limitation will convert into Common Stock (allocated pro rata among such holder and its affiliates), provided that such automatic conversion will only apply if the number of shares of Series C Preferred Stock that would be converted is equal to or greater than the lesser of (x) 1,000 shares and (y) all shares held by such holder and its Affiliates.

Anti-Dilution Adjustments:  Consistent with those contained in Sections 5(f), (g) and (h) of the Certificate of Designations of the Series A Preferred Stock.

Optional and Mandatory Redemption and Repurchase Rights:  None.

Exhibit I

FORM OF PLEDGE AGREEMENT AMENDMENT

FIRST AMENDMENT TO

PLEDGE AND SECURITY AGREEMENT

made by

POWER-ONE, INC.

and

EACH OTHER PLEDGOR HEREUNDER

in favor of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Agent

Dated as of [    ], 2009

THIS FIRST AMENDMENT TO THE PLEDGE AND SECURITY AGREEMENT dated as of [    ], 2009 (the “Amendment”) among POWER-ONE, INC., a Delaware corporation (the “Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of the Company (each, a “Subsidiary Pledgor,” and collectively with the Company, the “Pledgors”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (in such capacity, together with successors and assigns, the “Collateral Agent”).

WHEREAS, the Company and the Collateral Agent are parties to an Indenture dated as of June 17, 2008 (as amended or supplemented, the “Indenture”), which evidences and governs the issuance of debt securities (the “Securities”) by the Company in the aggregate principal amount of $80,000,000, of which $63,000,000 are currently outstanding.

WHEREAS, the Company and the Collateral Agent heretofore executed and delivered a Pledge and Security Agreement dated as of June 17, 2008 (the “Pledge Agreement”) between the Company and the Collateral Agent, pursuant to which the Pledgors granted security interests in favor of the Collateral Agent, for the benefit of the Holders, in the Pledged Collateral.

WHEREAS, Section 13.01(b) of the Indenture provides that the Holders of at least a majority principal amount of the outstanding Securities may direct the Collateral Agent to amend, modify or supplement the Pledge Agreement and/or to release Pledged Collateral from the lien of the Pledge Agreement.

WHEREAS, the Company has obtained the written consent to this Amendment from the Holders of at least a majority in aggregate outstanding principal amount of the Securities, and such Holders have directed the Collateral Agent to enter into this Amendment for their benefit.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed as follows:

ARTICLE ONE

Section 1.1.           Amendments to the Pledge Agreement.

(a)           Subsections (i) and (iii) of Section 6(a) of the Pledge Agreement are each deleted in their entirety and such subsections shall be replaced with the phrase “[Intentionally omitted];”, and any and all references to such subsections, whether direct or indirect, in any term, condition, limitation or other provision in the Pledge Agreement, are deleted, and such section and references shall be of no further force or effect.

(b)           Subsection (ii) of Section 6(a) of the Pledge Agreement is deleted in its entirety and shall be replaced with the following:

“create or suffer to exist any Lien (other than, for the avoidance of doubt, Permitted Liens) upon or with respect to any of the Pledged Collateral, except for

1

the security interest under this Agreement, any other Indenture Document or in respect of any Pari Passu Indebtedness that ranks equally and ratably with the security interest under this Agreement in an aggregate principal amount exceeding, when aggregated with the aggregate principal amount of outstanding Notes, $80.0 million (the “Cap”); provided, however, that, for a single period not to exceed six consecutive months, the Cap may be increased to $120 million by notice from the Company to Collateral Agent.”

(c)           Section 6(k) of the Pledge Agreement is deleted in its entirety and shall be replaced with the following:

“not take any action that could, or fail to take any action which failure could, reasonably be expected to result in any one or more of the representations and warranties set forth in Section 5 of this Agreement being incorrect or inaccurate in any material respect when made;”

(d)           Section 6(n) of the Pledge Agreement is deleted in its entirety and such section shall be replaced with the phrase “[Intentionally omitted];”, and any and all references to such section, whether direct or indirect, in any term, condition, limitation or other provision in the Pledge Agreement, are deleted, and such sections and references shall be of no further force or effect.

(e)           Sections 6(y) of the Pledge Agreement is deleted in its entirety and such section shall be replaced with the phrase “[Intentionally omitted]; and”, and any and all references to such sections, whether direct or indirect, in any term, condition, limitation or other provision in the Pledge Agreement, are deleted, and such sections and references shall be of no further force or effect.

(f)            The following is hereby added as a new Section 30 to the Pledge Agreement:

“SECTION 30.     Releases.  If any of the Pledged Collateral is sold, transferred or otherwise disposed of by any Pledgor in a transaction that is not prohibited by the Indenture, then the Lien thereon and security interest therein (but not in any of the proceeds thereof) arising under Section 2 hereof automatically shall be released without further action by the Collateral Agent, any Holder or any other Person, and the Collateral Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable to effect or evidence such  release of the Liens and security interests created hereby on or in such Pledged Collateral.”

(g)           The following is hereby added as a new Section 31 to the Pledge Agreement:

2

“SECTION 31.     Lien Sharing.  The Collateral Agent hereby agrees that, to the extent that the Company or any of its Subsidiaries incurs any Indebtedness that is secured equally and ratably by Liens on the Collateral, it shall (i) enter into with the holders of such Indebtedness (or any agent or trustee on behalf of such holders) an intercreditor agreement on customary terms providing for, among other things, such Indebtedness to be secured equally and ratably with the Liens of the Collateral Agent on the Collateral and voting rights with respect to Collateral matters to be determined on a ratable basis based on the aggregate amount of obligations owing under the Indenture Documents and to the holders of such Indebtedness (or any agent or trustee on behalf of such holders) and (ii) agree to such amendments to this Agreement as are required to provide for the sharing of the Collateral.”

ARTICLE TWO

Section 2.1            Effective Date of This Amendment.

This Amendment shall be effective as of the date first written above.

Section 2.2            Pledge Agreement Ratified.

Except as hereby otherwise expressly provided, the Pledge Agreement, as modified by this Amendment, is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 2.3            Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.4            Collateral Agent Not Responsible.

The recitals contained herein shall be taken as the statements of the Company and the Collateral Agent assumes no responsibility for their correctness.  The Collateral Agent makes no representation as to the validity or sufficiency of this Amendment.

Section 2.5            Definitions and Terms.

Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

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Section 2.6            Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

PLEDGORS:

POWER-ONE, INC., a Delaware corporation

By:
Name:	Richard J. Thompson
Title:	Chief Executive Officer

P-O DELAWARE, INC., a Delaware corporation

By:
Name:
Title:

PAI CAPITAL LLC, a Delaware limited liability company

By:
Name:
Title:

HC POWER, INC., a California corporation

By:
Name:
Title:

P-O NEVADA CORP., a Nevada corporation

By:
Name:
Title:

SECURED PARTY:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:	Teresa Petta
Title:	Vice President

ACKNOWLEDGED BY:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY (CAYMAN) LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK (LUXEMBOURG) S.A. — ITALIAN BRANCH

By:
Name:
Title:

Exhibit J

FORM OF CONSENT AND PURCHASE AGREEMENT

CONSENT AND PURCHASE AGREEMENT

THIS CONSENT AND PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April [    ], 2009, by and among Power-One, Inc., a Delaware corporation (the “Company”) and [                    ] (the “Holder”).

RECITALS

A.            The Company has previously issued 8% Senior Secured Convertible Notes due 2013 in an aggregate principal amount of $80,000,000 (the “Notes”) pursuant to the Indenture (the “Indenture”), dated as of June 17, 2008, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

B.            The Holder is, as of the date hereof, the beneficial owners of $[         ] aggregate principal amount of the Notes, which constitutes [     ]% of the aggregate outstanding Notes as of the date hereof.

C.            In consideration of the transactions described herein, the Holder desires to consent to the amendments to certain provisions of the Indenture as described herein, in the manner set forth in the Supplemental Indenture between the Company and the Trustee, in the form attached as Exhibit A hereto (the “Supplemental Indenture”), to the First Amendment to The Pledge and Security Agreement entered into pursuant to the Indenture, in the form attached as Exhibit B hereto (the “Pledge Amendment”) and to agree to have the Repurchase Notes (as defined herein) purchased by the Company.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1.             Certain Definitions.

Unless otherwise expressly provided herein, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Holder Notes” means all of the Notes owned, beneficially or of record, by the Holder as of the date hereof.

“Repurchase Notes” means those Notes owned, beneficially or of record, by the Holder that are set forth on Schedule 1 attached hereto and which are being sold by the Holder to the Company pursuant to the terms hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Transfer” means, with respect to any security (including, without limitation, the Securities), the sale, transfer, tender, exchange, pledge, hypothecation, or the gift, placement in trust, or other disposition of such security or any right, title or interest therein (including, but not limited to, any right or power to vote to which the Holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.             Consent.

(a)           Pursuant to Section 12.01 of the Indenture, the Holder hereby irrevocably consents to the amendments and supplements as set forth in the Supplemental Indenture.

(b)           To the extent that Section 12.01 or any other provision of the Indenture gives the Holder the right to waive and/or revoke the consent set forth in Section 2(a) hereof or the amendments and supplements contemplated under the Supplemental Indenture, the Holder hereby irrevocably waives any such right of waiver and/or revocation.

(c)           Pursuant to Section 13.01 of the Indenture, the Holder hereby irrevocably consents to the amendments set forth in the Pledge Amendment.

(d)           To the extent that Section 13.01 or any other provision of the Indenture gives the Holder the right to waive and/or revoke the consent set forth in Section 2(c) hereof or the amendments contemplated under the Pledge Amendment, the Holder hereby irrevocably waives any such right of waiver and/or revocation.

(e)           The Holder hereby agrees, upon reasonable request by the Company, to direct and instruct any and all other record owners, agents, representatives, custodians, trustees and other representatives holding any of the Holder Notes to agree and consent to, execute and deliver and perform any other actions reasonably necessary to promptly effect, consummate, confirm or evidence the transactions set forth herein and consents provided hereunder to give effect to the amendments and supplements provided under the Supplemental Indenture and the Pledge Amendment, including, but not limited to, the signature annex hereto.

3.             Closing.

(a)           Purchase of Holder Notes.  The Company hereby agrees to purchase the Repurchase Notes at the Closing (as defined below) for a payment of $[            ] as calculated through [                ], 2009, with a per diem amount of $[           ] per day for each day thereafter prior to Closing and the Holder agrees to deliver an executed assignment of the Repurchase Notes in the form of that attached as Exhibit C (the “Assignment”).  The amount owed the Holder shall be sent by wire transfer of immediately available funds to the account of the Holder set forth under the Holder’s name on the signature page hereto.  The closing for such purchase and sale (the “Closing”) shall occur no later than the 8th day of May, 2009; provided that if the transactions disclosed to the Holder pursuant to that certain Confidentiality Agreement dated as

2

of           are not consummated on or before such date, this Agreement shall terminate and the parties shall have no further obligation to each other.

(b)           Further Deliveries.  The Holder hereby agrees that it shall (a) promptly deliver the original Repurchase Notes (if they are certificated), together with a duly executed Assignment or any other duly executed instrument of transfer or assignment as Company may reasonably request, and, if in registered form, shall be issued in the name of the Holder or the name of its nominee or nominees, and (b) promptly upon the prior written request of the Company execute and deliver, or cause to be executed and delivered, any and all documents, assignments and other agreements and take or cause to be taken such additional action as the Company may reasonably deem necessary or desirable to effect, consummate, confirm or evidence the transactions described herein.  The Holder agrees that the Repurchase Notes will be transferred to the Company free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances.

4.             Transfer and Other Restrictions.

(a)           At all times during the period commencing with the execution and delivery of this Agreement through Closing, the Holder agrees that it shall not Transfer any of the Holder Notes, or enter into an agreement, commitment or other arrangement with respect thereto unless (i) the Holder gives prior written notice to the Company of the name of the proposed transferee and (ii) the transferee agrees in writing to be subject to and bound by the terms of this Agreement and a copy of such written agreement is provided to the Company within two Business Days after such Transfer is consummated.

(b)           Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, the Holder agrees that it will not commit any act or enter into any agreement, commitment or other arrangement that could restrict or affect the Holder’s legal power, or authority to perform or otherwise prevent or disable the Holder from performing, any of its obligations under this Agreement.

5.             Representations and Warranties of the Holder.

(a)           The Holder hereby represents and warrants to the Company, as of the date hereof and as of the Closing, as follows: (i) the Holder is the beneficial owner of the Holder Notes indicated on Schedule 1 of this Agreement adjacent to the Holder’s name free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, in each case, that would impair or adversely affect the Holder’s ability to perform its obligations under this Agreement, other than those encumbrances which are in favor of the Company or that exist pursuant to securities laws; (ii) the Holder has full power and authority to make, enter into and carry out the terms of this Agreement; and (iii) this Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms.

(b)           The execution and delivery of this Agreement and the performance by the Holder of the Holder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment,

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injunction, order, decree, law, regulation or arrangement to which the Holder is a party or by which the Holder (or any of the Holder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Holder’s ability to perform its obligations under this Agreement or render inaccurate any of the representations made by the Holder herein.

(c)           The Holder represents and warrants to the Company that it is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (ii) a qualified institutional buyer as defined in Regulation 144A promulgated under the Securities Act.  The Holder is experienced in evaluating investments in companies such as the Company.

(d)           The Holder has been afforded access to information about the Company and the financial condition, results of operations, business, property and management which it has deemed sufficient to enable it to evaluate its investment in the Holder Notes.  The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company; and the Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its sale of the Repurchase Notes held by the Holder.

(e)           The Holder represents and warrants to the Company that it is a resident of that jurisdiction specified below its address for notices set forth below the signature of the Holder where it appears on the signature page of this Agreement.

(f)            The Holder represents and warrants to the Company that it is not, and for the three months immediately preceding the date hereof, has not been an officer, director or a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Exchange Act) of more than 10% of the Company’s Common Stock.

(g)           The Holder represents and warrants to the Company that it is not a registered broker-dealer under Section 15 of the Exchange Act.

(h)           The Holder represents and warrants to the Company that it has independently evaluated the merits of its decision to sell the Repurchase Notes held by the Holder pursuant to this Agreement, and the Holder confirms that it has not relied on the advice of the Company or any of its representatives in making such decision.

6.             Representations, Warranties and Covenants of the Company.

(a)           The Company hereby represents and warrants to the Holder, as of the date hereof and as of the Closing, as follows: (i) the Company has full corporate power and authority to make, enter into and carry out the terms of this Agreement; and (ii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

(b)           The execution and delivery of this Agreement and the performance by the Company of its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Company is a party or by

4

which the Company (or any of the Company’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Company’s ability to perform its obligations under this Agreement or render inaccurate any of the representations made by the Company herein.

7.             Termination.  This Agreement shall terminate if the Closing has not occurred on or prior to April    , 2009.  No party hereto shall be relieved from any liability for breach of this Agreement by reason of any termination of this Agreement.

8.             Miscellaneous Provisions.

(a)           Amendments, Modifications and Waivers.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by the Company and the Holder.

(b)           Entire Agreement.  This Agreement constitutes the entire agreement among the parties to this Agreement with respect to the matters discussed herein and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d)           Consent to Jurisdiction; Venue.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts of the Borough of Manhattan, State of New York, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state and federal courts of the Borough of Manhattan, State of New York.

(e)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f)            Assignment and Successors.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other party.  Any attempted assignment of this Agreement in violation of the foregoing shall be void and of no effect.

(g)           No Third Party Rights.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto), any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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(h)           Cooperation.  The Company and the Holder agree to cooperate with the other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement, including, without limitation, to enable the Company to enter into a Supplemental Indenture, in form and substance reasonably satisfactory to the Company and the Trustee that gives effect to the amendments of the Indenture contemplated in the Supplemental Indenture.

(i)            Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j)            Specific Performance; Injunctive Relief.  The parties hereto acknowledge that the parties will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the parties could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which the non-breaching party may be entitled, at law or in equity, it shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(k)           Notices.  All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or overnight courier service (cost prepaid); or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at their respective addresses or facsimile numbers shown below their signatures on the last page hereof (or to such other address or facsimile as a party may designate by notice to the other parties).

(l)            Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.  The exchange of copies of this Agreement and of signatures pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the

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parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(m)          Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(n)           Legal Representation.  This Agreement was negotiated by each party hereto with the benefit of such party’s legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(o)           Indemnity and Contribution.  The Company agrees to indemnify and hold harmless the Holder and its directors, officers, employees, members, representatives and agents and each person, if any, who controls the Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Person”), from and against any and all losses, claims, damages, penalties, fees and liabilities (collectively, “Losses”), as incurred, including, without limitation, the reasonable legal fees and other reasonable expenses of one counsel (in addition to any local counsel) incurred (irrespective of whether any such Indemnified Person is a party to the action for which indemnification hereunder is sought) in connection with any suit, action or proceeding or any claim, as incurred, as a result of, or arising out of or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the this Agreement, or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement; provided that the Company shall not be required to indemnify any of the Indemnified Persons to the extent Losses arise or result from a misrepresentation or breach of any representation or warranty made by Holder or such Indemnified Person contained in this Agreement, or a breach of any covenant, agreement or obligation by Holder or such Indemnified Person contained in this Agreement.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Person, such Indemnified Person shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel (in addition to any local counsel) reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that failure to so notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability hereunder except to the extent the Indemnifying Person is prejudiced as a result thereof.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, the Indemnifying Person proposes to have the same counsel represent it and the Indemnified Person, and representation of both parties by the same counsel would, in the opinion

7

of counsel, be inappropriate due to actual or potential differing interests between them.  In no event shall the Indemnifying Person be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  It is understood that the Indemnifying Person shall reimburse all such reasonable fees and expenses actually incurred upon delivery to the Indemnifying Person of reasonable documentation therefor setting forth such expenses in reasonable detail unless a bona fide dispute exists with respect to such expenses.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Losses by reason of such settlement or judgment.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

Payments made by any Indemnifying Person under this Section 8(o) shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recovered by the Indemnified Person from any third party with respect thereto.

Notwithstanding anything to the contrary set forth herein, no Indemnified Person shall be entitled to be indemnified pursuant to this Section 8(o) for any Loss to the extent such Loss arises as a result of the Holder’s or Indemnified Person’s gross negligence or willful misconduct; provided, however, that the Indemnifying Person shall pay the expenses incurred by any such Indemnified Person hereunder, as such expenses are incurred, in connection with any proceeding in advance of the final disposition, so long as the Indemnifying Person receives an undertaking by such Indemnified Person to repay the full amount advanced if there is a final determination that such Indemnified Person failed the standards set forth above or that such Indemnified Person is not entitled to indemnification as provided herein for other reasons; and provided, further, that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Indemnified Person was either grossly negligent or engaged in willful misconduct.

The remedies provided for in this Section 8(o) are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8(o) is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any Losses, each Indemnifying Person, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses, including reasonable legal or other expenses incurred, as incurred, in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the transactions set forth in this Agreement; or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of

8

the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the breach that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative fault of the parties shall be determined by reference to, among other things, any equitable considerations appropriate in the circumstances.  The Company and the Holder agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph.  For purposes of this paragraph, each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Holder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity agreements and contribution provisions contained in this Section 8(o) and the representations and warranties of the Company, and the Holder set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Holder or any person controlling the Holder or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (ii) acceptance of and payment for any of the Repurchase Notes.

[Signature page follows.]

9

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

POWER-ONE, INC.

By:
Name:	Richard J. Thompson
Title:	Chief Executive Officer
Address:	[ ]
[ ]

HOLDER:

[ ]

By:
Name:	[ ]
Title:	[ ]
Address:	[ ]
[ ]
Wire:	[ ]

SIGNATURE PAGE TO CONSENT AND PURCHASE AGREEMENT

SIGNATURE ANNEX TO CONSENT FORM

POWER-ONE, INC.  — April [    ], 2009

A DTC Participant must execute this Consent Form exactly as its name appears on DTC’s position listing as of April [     ], 2009.

1.	The DTC participant signing this Signature Annex is:

Participant Account Number:

Company Name:

Contact Person:

Mailing Address:

Tax Identification Number

Telephone:

E-mail Address:

2.	The Securities with respect to which this Signature Annex relates and with respect to which you consent to the Proposed Amendments are:

CUSIP(s)	Principal Amount(s)
[ ]

3.

Provide the Unique Reference Identifier for this consent as a seven-digit number that starts with your 4-digit participant account number and ends with a sequential number that you choose. For example, if your participant account number is 902, then you might use 0902001 for your first consent and 0902002 for your second consent.

€	€	€	€	€	€

If two or more Signature Annexes have the same Unique Reference Identifier, they may all be considered defective.

4.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Consent to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title:	Date:

SCHEDULE 1

REPURCHASE NOTES

Holder	Aggregate Notes Owned “Holder Notes”	Aggregate Notes Sold “Repurchase Notes”

[ ]	$[ ]	$[ ]

EXHIBIT A

SUPPLEMENTAL INDENTURE

[See attached.]

EXHIBIT B

PLEDGE AMENDMENT

EXHIBIT C

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.
Your Signature:
Date: _____________

(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*                 The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exhibit K

FORM OF TRANSACTION FEE AGREEMENT

This TRANSACTION FEE AGREEMENT (this “Agreement”) is dated as of [April     ], 2009 and is between [Puma], Inc., a Delaware corporation (together with its successors, the “Company”), and Silver Lake Management Company Sumeru, L.L.C., a Delaware limited liability corporation (“SLS”).

BACKGROUND

1.             The Company has entered into a Securities Purchase Agreement, dated as of [April     ], 2009, as it may be amended, supplemented or modified (the “SPA”), by and among the Company, Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. (collectively, the “Purchasers”).

2.             In accordance with the terms and conditions set forth in the SPA, the Company is issuing and selling to the Purchasers, and the Purchasers are purchasing from the Company, the Securities (as defined in the SPA) (the “Transaction”).

3.             As an inducement to the Purchasers to enter into the SPA, the Company agreed to enter into this Agreement and pay the fees and provide the expense reimbursement provided in this Agreement.

4.             Capitalized terms used in this Agreement have the meanings ascribed to them in the SPA.

In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1.           Transaction Fee.  The Company shall pay SLS at the closing of the Transaction (the “Closing” and the date of such Closing, the “Closing Date”) a non-refundable and irrevocable transaction fee of $1,000,000 by wire transfer of immediately available federal funds to such account or accounts as specified by SLS to the Company prior to such payment.

SECTION 2.           Reimbursements.  In addition to the fees payable pursuant to this Agreement, the Indemnification provided under Section 3 hereof and any expense reimbursement provided to any Preferred Directors or Nominated Directors in accordance with the Company’s customary policies (none of which shall be subject to this Section 2), the Company will pay, or cause to be paid, directly, or reimburse SLS and each of its affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable and documented out-of-pocket costs and expenses incurred by SLS and its affiliates from time to time in connection with the ownership or subsequent sale or transfer by SLS or its affiliates of securities of the Company or its successor, including, without limitation, (a) fees and disbursements of any professionals and organizations, including accountants, outside legal counsel or consultants, retained by SLS or any of its affiliates, (b) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by SLS or any of its affiliates, and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with SLS or its affiliates’ ordinary operations.  In no event will Out-of-Pocket Expenses (x) include any Transaction Expenses (as defined in the SPA) or Registration Expenses (as defined in the Registration Rights Agreement) or (y) exceed $50,000 in respect of any calendar year (or the prorated portion of any partial calendar year this Agreement is in effect) excluding, in the case of clause (y), any Out-of-Pocket Expenses incurred in connection with any acquisition, disposition, restructuring, debt or equity financing or other extraordinary transaction of the Company as to the extent such Out-of-Pocket Expenses are approved by the Company (such approval not to be unreasonably withheld).  All payments or reimbursements for Out-of-Pocket Expenses will be made within thirty (30) days of receipt of the reasonably detailed request for payment or reimbursement in accordance with this Agreement, to the account or accounts indicated to the Company by the relevant payee.

SECTION 3.           Indemnification.

(a)           The Company shall defend, indemnify, exonerate and hold free and harmless SLS, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), managers, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, damages, penalties, judgments, expenses, amounts paid in settlement and costs (collectively “Liabilities”) directly or indirectly arising out of, based upon or resulting from any actual or threatened actions, causes of action, suits, claims by third parties and investigations by governmental authorities (collectively “Claims”) arising out of, resulting from, or relating to the Transaction, any of the transactions contemplated by this Agreement, and the other Transaction Agreements, or such Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries, whether or not resulting in any Liability and whether or not such Claim is initiated by the Company, provided that the Company shall not be liable under the foregoing indemnification provision with respect to any Liability of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party or from its breach of any material provision of any of the agreements entered into in connection with the Transaction.  The Company will reimburse any Indemnified Party for all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, whether or not such Indemnified Party is a party thereto.  The Company agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such Claim, and does not contain an admission of guilt or liability on the part of the Indemnified Party.

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(b)           The rights of an Indemnified Party to indemnification hereunder will be cumulative and in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.  The indemnification provided in this Agreement will inure to the benefit of the heirs, successors, assignees and administrators of each of the Indemnified Parties.

(c)           If the indemnification provided for in this Section 3 is unavailable in respect of any Liabilities, then, in lieu of indemnifying an Indemnified Party, the Company agrees to contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Company or any parent company or subsidiary thereof (or any of them), on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Liabilities, as well as any other equitable considerations.

SECTION 4.           Term.   This Agreement will become effective as of the Closing Date.  In the event that the SPA is terminated pursuant to Section 9 thereof, this Agreement shall be void ab initio.

SECTION 5.           Freedom to Pursue Opportunities.  In recognition of the fact that SLS and its affiliates, currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with SLS (including possible service of directors, officers and employees of SLS as directors, officers and employees of the Company), the Company renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this Section 5 to the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware (or any successor provision).  To the fullest extent permitted by applicable law, the Company acknowledges and agrees that SLS and its affiliates (including, without limitation, each Investor Securityholder, Appointed Director and Nominated Director (other than any Independent Directors)) currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which SLS or its affiliates may serve as an advisor, a director or in some other capacity, in recognition that SLS and its affiliates have myriad duties to various investors and partners, in anticipation that the Company, on the one hand, and SLS (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company from the consummation of the Transaction, the Company acknowledges and agrees that:

(a)           SLS and its affiliates (including one or more associated investments funds or portfolio companies and each Investor Securityholder and each Appointed Director and Nominated Director (other than any Independent Directors)) shall have the right:  (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the

3

Company and its subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that SLS or any such person believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5; and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(b)           SLS and its affiliates (including its associated investments funds and portfolio companies) and the Appointed Directors and Nominated Directors (other than any Independent Directors)  shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in this Section 5, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require SLS or any of its affiliates (including its associated investments funds and portfolio companies) and the Appointed Directors and Nominated Directors (other than any Independent Directors) to act in a manner inconsistent with the provisions of this Section 5.

(c)           Neither SLS nor any of its affiliates (including its associated investments funds and portfolio companies) and the Appointed Directors and Nominated Directors (other than any Independent Directors) shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5 or of any such person’s participation therein.

SECTION 6.           Miscellaneous.

(a)           No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)           Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and, if to SLS, to:

Silver Lake Management Company Sumeru, L.L.C.

2775 Sand Hill Road, Suite 100

Menlo Park, California  94025

Attention: Karen King

Facsimile: (650) 234—2502

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with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 95014

Attention: Richard Capelouto

Facsimile: (650) 251-5002

if to the Company, to:

Power-One, Inc.

740 Calle Plano

Camarillo, California 93012

Attention:  [General Counsel]

Facsimile:  [(805) 383-5898]

with a copy (which copy shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

Attention:  Jennifer Bellah Maguire

Facsimile:  (213) 229-6986

Any party may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(c)           This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d)           This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

(e)           Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of

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action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above.  Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction.  Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6(b) hereof is reasonably calculated to give actual notice.

(f)            Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of SLS, provided that it may be so assigned by the Company without such consent in connection with a Company Change in Control Event; provided that such assignment will not relieve the Company of any of its obligations hereunder; and provided, further, that SLS may assign or delegate its duties or interests hereunder to any successor or assignee entity performing substantially the same functions vis-à-vis the Purchasers (or their Permitted Transferees) as SLS performs on the date hereof and which is an Affiliate of SLS at the sole discretion of SLS. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that (i) the Indemnified Parties are intended to be third-party beneficiaries under Section 3 hereof and (ii) the Affiliates of SLS and its associated investment funds and portfolio companies and each Appointed Director and Nominated Director (other than any Independent Director) are intended to be third-party beneficiaries under Section 5.

(g)           This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h)           Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction Fee Agreement as of the date first written above.

SILVER LAKE MANAGEMENT COMPANY SUMERU, L.L.C.

By:
Name:
Title:

POWER-ONE, INC.

By:
	Name:	Richard J. Thompson
	Title:	President and Chief Executive Officer

[Signature Page to Transaction Fee Agreement]

Exhibit L

FORM OF LEGAL OPINION

Exhibit M

FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

BETWEEN

POWER-ONE, INC.

AND

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	5.3	Settlement	10
	5.4	Subrogation	10
6.	Miscellaneous Provisions		10
	6.1	Amendments; Waivers	10
	6.2	Interpretation; Governing Law	10
	6.3	Headings	10
	6.4	Consent to Jurisdiction	11
	6.5	Counterparts	11
	6.6	Successors and Assigns	11
	6.7	Expenses; Legal Fees	11
	6.8	Representation by Counsel; Interpretation	11
	6.9	Specific Performance	11
	6.10	Time is of the Essence	11
	6.11	Notices	11

ii

POWER-ONE, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of                               ,         , by and between Power-One, Inc., a Delaware corporation (the “Company”), and the individual whose name appears below the word “Indemnitee” on the signature page of this Agreement (the “Indemnitee”).  In consideration of the services of the Indemnitee to the Company, and to induce the Indemnitee to provide services as a director and/or officer of the Company or any of its subsidiaries, the Company and the Indemnitee agree as follows:

RECITALS

A.                                    The Indemnitee has agreed to serve, or as applicable, to continue to provide service, as a director and/or officer of the Company or any of its subsidiaries, and in such capacity will render valuable services to the Company.

B.                                    The Company has concluded that insurance and statutory indemnity provisions may provide inadequate protection to individuals requested to serve as its directors and officers.

C.                                    To induce and encourage the Indemnitee to serve as a director and/or officer of the Company or any of its subsidiaries, the Company’s Board of Directors has decided that this Agreement is not only reasonable and prudent, but necessary, to promote and ensure the best interests of the Company and its stockholders.

AGREEMENT

1.                                      Definitions

As used in this Agreement:

“Agent” means a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise that the Indemnitee served in any of such capacities at the request of the Company.

“Change in Control Event” has the same meaning as a “Change in Control Event” as defined in the Company’s 2004 Stock Incentive Plan (as it may be amended from time to time).

“Expenses” includes, but is not limited to, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations judicial or administrative proceedings or appeals and amounts paid in settlement by or on behalf of the Indemnitee, and any expenses of establishing a right to indemnification pursuant to this Agreement, to the extent actually and reasonably incurred by the Indemnitee in connection with any Proceeding.  “Expenses” does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

“Indemnified Costs” means all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal, or settlement of any Proceeding.

“Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee, consultant, fiduciary or agent and which service is covered by the indemnity described in this Agreement) from whom the Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

“Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-Related Entities and the Company pursuant to applicable law, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company, or any parent or subsidiary of the Company, or the Indemnitee-Related Entities, as applicable.

A “Potential Change in Control Event” will be deemed to have occurred if:

a.                                       the Company enters into an agreement or arrangement that would constitute a Change in Control Event if consummated;

b.                                      any person (including the Company) publicly announces an intention to take or to consider taking actions that would constitute a Change in Control Event if consummated; or

c.                                       the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control Event has occurred.

“Proceeding” means any threatened, pending or completed action, suit or proceeding (including appeals thereof), whether brought by or in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, in which the Indemnitee is or will be a party, witness or other participant in, because the Indemnitee is or was an Agent, whether or not the Indemnitee is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

2.                                      Indemnification

2.1                               Indemnification in Third-Party Actions.  The Company will indemnify the Indemnitee if the Indemnitee becomes a party to, is threatened to be made a party to, is a witness or other participant in, or is otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), because the Indemnitee is or was an Agent, against all Indemnified Costs, to the fullest extent permitted by applicable law.

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2.2                               Indemnification in Proceedings By or In the Name of the Company.  The Company will indemnify the Indemnitee if the Indemnitee is a party to, is threatened to be made a party to, is a witness or other participant in, or is otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor because the Indemnitee was or is an Agent of the Company against all Indemnified Costs in connection with the defense or settlement of the Proceeding, to the fullest extent permitted by applicable law.

2.3                               Contribution/Jointly Indemnifiable Claims

a.                                       In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of the Indemnitee’s Indemnified Costs, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 2.7 or 5.3 hereof.

b.                                      Given that certain Jointly Indemnifiable Claims may arise due to the service of the Indemnitee as an Agent of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities.  Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder.  In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  The Company and the Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 2.3(b) entitled to enforce this Section 2.3(b) as though each such Indemnitee-related entity were a party to this Agreement.

2.4                               Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount

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of, the Indemnified Costs, the Company will nevertheless indemnify the Indemnitee for the portion of the Indemnified Costs to which the Indemnitee is entitled.

2.5                               Indemnification Hereunder Not Exclusive.  The indemnification provided by this Agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, applicable law, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity on behalf of the Company.

2.6                               Indemnification of Indemnified Costs of Successful Party.  Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter in the Proceeding, on the merits or otherwise, including, but not limited to, the dismissal of a Proceeding without prejudice (unless such dismissal is based upon a settlement that would not be covered under this Agreement), the Indemnitee will be indemnified against all Indemnified Costs incurred in connection therewith to the fullest extent permitted by applicable law.

2.7                               Indemnified Costs Advanced.  The Indemnified Costs incurred by the Indemnitee in any Proceeding will be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law.  The advances to be made will be paid, or caused to be paid, by the Company to the Indemnitee within 30 days following delivery of the written request by Indemnitee to the Company, accompanied by substantiating documentation.

2.8                               Limitations on Indemnification.  Notwithstanding anything to the contrary in this Agreement, the Company is not required to make payments to:

a.                                       indemnify or advance Indemnified Costs with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law;

b.                                      subject to Section 2.3(b) hereof, indemnify the Indemnitee for any Indemnified Costs for which payment is actually made to the Indemnitee under an insurance policy, except for any excess beyond the amount of payment under the policy;

c.                                       indemnify the Indemnitee for any Indemnified Costs sustained in any Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local law;

d.                                      indemnify the Indemnitee for any Indemnified Costs resulting from Indemnitee’s conduct that is finally adjudged by a court of competent jurisdiction

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to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

e.                                       indemnify the Indemnitee if a court of competent jurisdiction finally determines that such payment is unlawful.

3.                                      Presumptions

3.1                               Presumption Regarding Standard of Conduct.  The Indemnitee will be conclusively presumed to have met the relevant standards of conduct as defined by applicable law for indemnification pursuant to this Agreement unless a determination that the Indemnitee has not met the relevant standards is made by (a) the Board of Directors of the Company by a majority vote of a quorum consisting of directors who are not parties to the Proceeding, (b) the stockholders of the Company by majority vote, or (c) in a written opinion by independent legal counsel, selection of whom has been made by the Company’s Board of Directors and approved by the Indemnitee.

3.2                               Determination of Right to Indemnification.

3.2.1                     Burden.  If a claim under this Agreement is not paid, or caused to be paid, by the Company within 30 days of receipt of written notice, the right to indemnification as provided by this Agreement will be enforceable by the Indemnitee in any court of competent jurisdiction, and all reasonable costs and expenses incurred by the Indemnitee in connection with such enforcement will be paid promptly by the Company in advance of the final disposition by such court at the written request of the Indemnitee to the fullest extent permitted by applicable law; provided that Indemnitee will reimburse the Company for all such costs and expenses paid by the Company or any of its subsidiaries if and only to the extent that a court of competent jurisdiction finally decides (and all appeals have been exhausted or the time to file any such appeal has lapsed) that the Indemnitee is not entitled to be indemnified by the Company for such costs and expenses under the provisions of applicable law, the Company’s Bylaws, Certificate of Incorporation, this Agreement, or otherwise.  The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate will be on the Company.  Neither the failure of the directors, stockholders, or independent legal counsel to have made a determination prior to the commencement of the action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors, stockholders or independent legal counsel that the Indemnitee has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

3.2.2                     Standard.  The Indemnitee’s Expenses incurred in connection with any Proceeding concerning the Indemnitee’s right to indemnification or advances in whole or in part pursuant to this Agreement will be indemnified by the Company regardless of the outcome of the Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the Proceeding was not made in good faith or was frivolous.

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4.                                      Other Agreements

4.1                               Change in Control Event.  If there is a Change in Control Event or a Potential Change in Control Event of the Company (other than a Change in Control Event or Potential Change in Control Event that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to the Change in Control Event or Potential Change in Control Event), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to be indemnified for Indemnified Costs, the Company will seek legal advice only from independent counsel selected by the Indemnitee, and reasonably satisfactory to the Company, and who has not otherwise performed other services for the Company or the Indemnitee within the last three years (“Special Independent Counsel”).  The Special Independent Counsel, among other things, will render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company will pay, or cause to be paid, the reasonable fees and expenses of the Special Independent Counsel.

4.2                               Maintenance of Liability Insurance.

4.2.1                     Affirmative Covenant of the Company.  While the Indemnitee continues to serve as a director or officer of the Company or any of its subsidiaries, and thereafter while the Indemnitee is subject to any possible Proceeding, the Company will maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from reputable insurers.  The Company has no obligation, however, to obtain or maintain D&O Insurance if it determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.  The Company will notify promptly the Indemnitee upon termination of all D&O Insurance.  If the Company has D&O Insurance at the time it receives a notice that a Proceeding has commenced, the Company will give prompt notice of such commencement to the insurers as required by the respective policies.  The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

4.2.2                     Indemnitee Named as Insured.  In all D&O Insurance policies, the Indemnitee will be named as an insured in a manner that provides the Indemnitee the same rights and benefits accorded to the most favorably insured of the Company’s directors and officers.

4.3                               Agreement to Serve.  Indemnitee will serve or continue to serve as an Agent of the Company or any of its subsidiaries for so long as the Indemnitee is duly elected or appointed or until the Indemnitee voluntarily resigns.  Indemnitee will give written notice to the Company at least thirty (30) days prior to voluntarily resigning.

4.4                               Effect of this Agreement on Employment Agreement.  Any present or future employment agreement between the Indemnitee and the Company is not modified by the terms of this Agreement.  Nothing contained in this Agreement creates in the Indemnitee any right of continued employment.

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4.5                               Nature of Rights; Separability.  The rights afforded to the Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Certificate of Incorporation, Bylaws, any applicable subsidiary’s charter documents, or agreements, including D&O Insurance policies.  Each provision of this Agreement, to the extent practicable, is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement is held to be invalid or unenforceable for any reason, the invalidity or unenforceability will not affect the validity or enforceability of the other provisions.  To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

4.6                               Savings Clause.  If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify the Indemnitee as to Indemnified Costs with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated, or by any applicable law.

4.7                               Repayment of Indemnified Costs.  The Indemnitee will reimburse the Company for all Indemnified Costs paid by the Company or any of its subsidiaries in defending any Proceeding against the Indemnitee if and only to the extent that a court of competent jurisdiction finally decides (and all appeals have been exhausted or the time to file any such appeal has lapsed) that the Indemnitee is not entitled to be indemnified by the Company for such Indemnified Costs under the provisions of applicable law, the Company’s Bylaws, Certificate of Incorporation, this Agreement, or otherwise.  The Indemnitee will repay such amounts advanced only if, and to the extent that, it is ultimately determined that Indemnitee is not entitled to be indemnified for such Indemnified Costs by the Company pursuant to this Agreement.

4.8                               Repayment.  The Indemnitee will promptly repay to the Company any amounts paid to the Indemnitee pursuant to other rights of indemnification or under any insurance policy, to the extent those payments are duplicative of payments under this Agreement.

4.9                               Mutual Acknowledgment.  Both the Company and the Indemnitee acknowledge that in certain cases Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee.

5.                                      Indemnification Procedure

5.1                               Notice.  Promptly after receipt of notice that a Proceeding has commenced, the Indemnitee will, if a claim is to be made under this Agreement, notify the Company of that fact.  The failure to notify the Company will not relieve it from any liability that it may have to the Indemnitee except to the extent of the Company’s material damage resulting from such failure.

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5.2                               Company Participation.  The Company will be entitled to participate in any Proceeding at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense of any Proceeding for which indemnification is sought hereunder, with counsel reasonably satisfactory to the Indemnitee.  After the Company notifies the Indemnitee of the Company’s election to assume the defense of a Proceeding, during the Company’s good faith defense the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation or as otherwise provided below.  The Indemnitee will have the right to employ the Indemnitee’s counsel in any Proceeding, but the fees and expenses of the counsel incurred after the Company assumes the defense of the Proceeding will be at the expense of the Indemnitee, unless (a) the employment of counsel by the Indemnitee has been authorized by the Company, (b) the Indemnitee has reasonably concluded that there is be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (c) the Company has not in fact employed counsel to assume the defense of a Proceeding.  In each of the foregoing cases the fees and expenses of the Indemnitee’s counsel will be at the expense of the Company.  The Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or any of its subsidiaries or as to which the Indemnitee has made the conclusion that there may be a conflict of interest between the Company and the Indemnitee.

5.3                               Settlement.  The Company will not settle or compromise any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee, constitute an admission or acknowledgement of wrongdoing, negligence or liability in such Proceeding or any future Proceeding regarding the same or a related subject matter without the Indemnitee’s consent.  The Indemnitee will not settle or compromise any Proceeding without the Company’s consent.  Neither the Company nor the Indemnitee will unreasonably withhold their consent or approval under this Agreement.

5.4                               Subrogation.  If the Company pays, or causes to be paid, Indemnified Costs, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against third parties.  The Indemnitee will do all things reasonably necessary to secure such rights, including the execution of documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.                                      Miscellaneous Provisions

6.1                               Amendments; Waivers.  Amendments, waivers, consents and approvals under this Agreement must be in writing and designated as such.  No failure or delay in exercising any right will be deemed a waiver of such right.

6.2                               Interpretation; Governing Law.  This Agreement is to be construed as a whole and in accordance with its fair meaning.  This Agreement is to be interpreted in accordance with the laws of the State of Delaware relating to indemnification of Agents.

6.3                               Headings.  Headings of Sections and subsections are for convenience only and are not a part of this Agreement.

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6.4                               Consent to Jurisdiction.  The Company and the Indemnitee irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement will be brought only in the state courts of the State of Delaware.

6.5                               Counterparts.  This Agreement may be signed in one or more counterparts and by facsimile, and when so signed and delivered will have the same effect as if all signatures appeared on the same document.

6.6                               Successors and Assigns.  This Agreement is binding upon and inures to the benefit of each party and such party’s respective heirs, personal representatives, successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

6.7                               Expenses; Legal Fees.  Each party will pay its own expenses in the negotiation, preparation and performance of this Agreement.  Subject to Section 3.2.2, the prevailing party in any action relating to this Agreement will be entitled to reasonable legal fees, costs and expenses incurred in such action.

6.8                               Representation by Counsel; Interpretation.  Each party acknowledges that it has been given an opportunity to be represented by counsel in connection with this Agreement.  Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

6.9                               Specific Performance.  The Company acknowledges that in view of the uniqueness of the matters contemplated by this Agreement, the Indemnitee would not have an adequate remedy at law for money damages if this Agreement is not being performed in accordance with its terms.  The Company therefore agrees that the Indemnitee will be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the Indemnitee may be entitled.

6.10                        Time is of the Essence.  Time is of the essence in the performance of each provision of this Agreement.

6.11                        Notices.  Any notice to be given hereunder must be in writing and will be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (in either case with duplicate original sent by United States mail) or, if sent by United States mail, three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or to another address designated in writing by a party):

If to the Company: Power-One, Inc. 740 Calle Plano Camarillo, California 93012-8583 Attention: President	If to the Indemnitee: At the Indemnitee’s most recent address on the books and records of the Company or at such other address as Indemnitee indicates to the Company

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The parties have signed this Agreement as of the date first written above.

INDEMNITEE:

POWER-ONE, INC.:

By:
Title:

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